Exhibit 1

Annual Financial Report
(Japanese GAAP)

This report is an English translation of “Yukashoken-Hokokusho” as of and for the year ended March 31, 2007, pursuant to the Japanese Securities and Exchange Law, Regulation 24-1, filed in Japan on June 25, 2007 through Electronic Disclosure for Investors’ Network (EDINET), pursuant to the Japanese Securities and Exchange Law, Regulation 27-30-2.

Annual Financial Report

Document for filing:	Annual Financial Report

Pursuant to:	Japanese Securities and Exchange Law, Regulation 24-1

Administrative division for filing to:	Director of Kanto Local Finance Bureaus

Filing date:	June 25, 2007

Period of Annual Financial Report for:	April 1, 2006 ~ March 31, 2007

Company name:	NIS GROUP CO., LTD.
Note: NIS Group Co., Ltd. changed its company name from Nissin Co., Ltd. on October 1, 2006, in accordance with a resolution of the 47th Annual Shareholders’ Meeting held on June 24, 2006.

Representative:	Shinsuke Amiya
President, Representative Director of the Board and Co-CEO

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime
(The address above is the registered head office; the actual principal executive office is the Tokyo Head Office stated below)

Telephone:	+ 81-89-943-2400

Contact:	Akihiro Nojiri
Senior Executive Director of the Board, Executive Officer and Head of Strategy & Operations Control

Location of Tokyo Head Office:	6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3-3348-2424

Contact:	Akihiro Nojiri
Senior Executive Director of the Board, Executive Officer and Head of Strategy & Operations Control

Locations where the filing is available to the public:	Tokyo Head Office, NIS Group Co., Ltd.
(6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo)

Eastern Japan Investigation Department, NIS Group Co., Ltd.
(1-8, Hon-cho 4-chome, Kawaguchi City, Saitama)

Chiba Branch Office, NIS Group Co., Ltd.
(14-13, Fujimi 1-chome, Chuo-ku, Chiba City, Chiba)

Yokohama Branch Office, NIS Group Co., Ltd.
(5-32, Kinko-cho, Kanagawa-ku, Yokohama City, Kanagawa)

Nagoya Sales Department, NIS Group Co., Ltd.
(20-25, Nishiki 1-chome, Naka-ku, Nagoya City, Aichi)

Osaka Sales Department, NIS Group Co., Ltd.
(2-27, Shiromi 1-chome, Chuo-ku, Osaka City, Osaka)

Kobe Branch Office, NIS Group Co., Ltd.
(2-20, Gokodori 4-chome, Chuo-ku, Kobe City, Hyogo)

Tokyo Stock Exchange, Inc.
(2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Annual Financial Report
FIRST SECTION:      CORPORATE INFORMATION

Note:	All amounts are rounded down to the nearest million yen, and all percentages are rounded to the nearest one-tenth of one percent in this annual financial report.
ITEM 1.      OVERVIEW OF THE CORPORATION
1.      KEY FINANCIAL DATA AND TRENDS

	Year Ended / As of March 31,
	2003	2004	2005	2006	2007
	(In millions except percentages, shares, per share data and number of employees)
Consolidated Financial Data:
Operating revenues	¥45,601	¥45,693	¥45,867	¥60,991	¥88,152
Ordinary income	10,714	11,112	8,592	12,785	9,323
Net income	5,209	6,186	6,525	9,033	8
Net assets	44,905	53,832	65,793	79,824	86,747
Total assets	203,714	207,955	226,287	350,861	403,880
Net assets per share (in yen)	708.98	425.90	127.11	58.35	29.01
Net income per share (in yen):
Basic	79.63	49.04	12.67	6.91	0.00
Diluted	—	45.21	11.53	6.50	0.00
Net worth ratio (%)	22.0	25.9	29.1	22.8	20.5
Return on equity (%)	11.8	12.5	10.9	12.4	0.0
Price earnings ratio (times)	12.2	17.3	23.7	37.3	23,451.1
Net cash (used in) provided by operating activities	(14,347)	5,053	16,202	(89,882)	(67,357)
Net cash used in investing activities	(1,462)	(2,184)	(15,825)	(17,144)	(8,547)
Net cash provided by (used in) financing activities	22,306	(6,237)	4,765	102,574	79,728
Cash and cash equivalents at end of year	23,612	20,243	25,376	21,105	27,625
Number of employees (persons)	832	851	818	998	1,166
Average number of temporary employees (persons)	82	94	85	100	90

Non-consolidated Financial Data:
Operating revenues	41,381	40,795	32,370	34,152	36,622
Ordinary income	10,304	10,596	7,989	8,109	4,947
Net income	4,945	5,483	6,279	6,944	64
Common stock	6,610	7,218	7,779	11,848	16,289
Issued shares (thousand shares)	66,312	134,726	544,668	1,406,470	2,917,887
Net assets	44,883	53,150	64,861	74,752	78,820
Total assets	201,680	201,733	206,782	300,715	327,891
Net assets per share (in yen)	708.95	420.58	125.32	54.65	27.66
Dividend per share (in yen):
Full-year dividend	15.00	8.50	3.875	2.10	0.16
Of which half-year dividend	6.50	3.75	1.375	1.00	0.16
Net income per share (in yen):
Basic	75.85	43.49	12.21	5.32	0.02
Diluted	—	40.19	11.20	5.02	0.02
Net worth ratio (%)	22.3	26.4	31.4	24.9	24.0
Return on equity (%)	11.2	11.2	10.6	9.9	0.1
Price earnings ratio (times)	12.8	19.5	24.6	48.5	3,038.5
Dividend pay-out ratio (%)	19.4	19.4	31.7	39.5	694.5
Number of employees (persons)	813	785	680	720	801
Average number of temporary employees (persons)	81	86	74	90	77

Notes:	1.	Consumption taxes are excluded from operating revenues.
	2.	Diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the corresponding fiscal year.
	3.	On May 20, 2003, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	4.	On May 20, 2004, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	5.	On November 19, 2004, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	6.	On May 20, 2005, NIS Group Co., Ltd. completed a 1.2-for-1 stock split.
	7.	On November 18, 2005, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	8.	On April 1, 2006, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	9.	The full-year dividends per share for the year ended March 31, 2003 includes the ¥1 commemorative dividend in connection with the listing of NIS Group Co., Ltd. shares on the New York Stock Exchange.

Annual Financial Report

10.	The half-year dividends per share for the year ended March 31, 2005, which amounted to ¥2.75, include the ¥0.5 commemorative dividend in connection with the listing of a subsidiary’s shares on a stock exchange. In addition, the amount of half-year dividends per share presented above is adjusted retroactively to reflect the 2-for-1 stock split completed on November 19, 2004.
11.	The half-year dividends per share for the year ended March 31, 2006 amounted to ¥2.00. In addition, the amount of half-year dividends per share presented above is adjusted retroactively to reflect the 2-for-1 stock split completed on November 18, 2005.
12.	Accounting Standard Board Statement (“ASB Statement”) No.5 “Accounting Standards for Presentation on Net Assets in Balance Sheets” and Accounting Standard Board Guidance (“ASB Guidance”) No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in Balance Sheets,” issued by the Accounting Standard Board of Japan (“ASBJ”) were adopted beginning with the year ended March 31, 2007.
13.	ASB Statement No. 2 “Accounting Standard Concerning Net Income Per Share” and ASB Guidance No. 4 “Guidance for Accounting Standard Concerning Net Income Per Share,” issued by the ASBJ on September 25, 2002, were adopted beginning with the year ended March 31, 2003.
In addition, per share data is adjusted retroactively as follows, reflecting stock splits in accordance with the abovementioned standard and guidance:

		Year Ended / As of March 31,
	2003	2004	2005	2006	2007
			(In yen)

Consolidated:
Net assets per share	¥18.46	¥22.18	¥26.48	¥29.18	¥29.01
Net income per share:
Basic	2.07	2.55	2.64	3.46	0.00
Diluted	—	2.36	2.40	3.25	0.00

Non-consolidated:
Net assets per share	18.46	21.91	26.11	27.33	27.66
Dividend per share:
Full-year dividend	0.39	0.44	0.81	1.05	0.16
Of which half-year dividend	0.17	0.20	0.29	0.50	0.16
Net income per share:
Basic	1.98	2.27	2.54	2.66	0.02
Diluted	—	2.09	2.33	2.51	0.02

Annual Financial Report
2.	CORPORATE HISTORY

May 1960	Nissin Shoji Co., Ltd. (common stock: ¥1.85 million) established in Matsuyama City, specializing in discounting commercial bills.
April 1967	Merged with Nissin Real Estate Co., Ltd. (common stock: ¥8 million).
July 1967	Began offering secured loans.
July 1972	Began offering consumer loans.
September 1981	Began offering SME loans.
February 1984	Registered as a moneyending company following the enactment of the Moneylending Business Law.
April 1990	Merged with National Shinpan Co., Ltd. (common stock: ¥10 million).
November 1990	Changed company name to Nissin Co., Ltd., and relocated the head office to the current location.
April 1994	Obtained approval from Japan Securities Dealers Association to register shares on the OTC market.
August 1994	Established the Tokyo Office to strengthen financing activities in the Kanto region.
September 1996	Listed on the Second Section of the Osaka Securities Exchange.
October 1996	Upgraded the Tokyo Office to Tokyo Branch.
April 1998	Upgraded the Tokyo Branch to Tokyo Head Office.
December 1998	Listed on the Second Section of the Tokyo Stock Exchange.
September 1999	Listed on the First Section of the Tokyo Stock Exchange and Osaka Securities Exchange.
January 2001	Established Strategic Business Development Department to enhance alliance businesses.
July 2001	Established Nissin Servicer Co., Ltd., currently a consolidated subsidiary.
August 2002	Listed on the New York Stock Exchange.
November 2003	Established NIS Lease Co., Ltd., currently a consolidated subsidiary.
February 2004	Established Real Estate Finance Department to enhance property company loans.
June 2004	Sold unguaranteed consumer loans receivable to Orient Credit Co., Ltd.
June 2004	Commenced the real estate business through NIS Property Co., Ltd., currently a consolidated subsidiary.
July 2004	Established Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. (now named Nissin Leasing (China) Co., Ltd.), currently a consolidated subsidiary.
September 2004	Nissin Servicer Co., Ltd. was listed on the Mothers market of the Tokyo Stock Exchange.
December 2004	Acquired shares of Yamagen Securities Co., Ltd. (now named NIS Securities Co., Ltd.), currently a consolidated subsidiary.
December 2005	Acquired shares of Aprek Co., Ltd., currently a consolidated subsidiary, through a cash tender offer.
October 2006	Changed company name to NIS Group Co., Ltd.
December 2006	Acquired shares of Araigumi Co., Ltd., currently an affiliate accounted for under the equity method, through a subscription to a third-party allotment of new shares.

Notes:	1. In April 2007,	NIS Group Co., Ltd. established Investment Banking Department to enhance investment banking businesses.
2. In May 2007, NIS Group Co., Ltd. established NI Strategic Partners Co., Ltd., currently a consolidated subsidiary.

Annual Financial Report
3.	DESCRIPTION OF BUSINESS

             The NIS Group corporate group, comprised of NIS Group Co., Ltd., (the “Company”) and its 54 subsidiaries, and 10 affiliates
             (collectively the “Group”), provides integrated financial services as its core business. Information about the members of the
Group is given below:

Business Segment	Business Category	Company Name	Business Description	Company Description

Integrated Financial Services		Aprek Co., Ltd.	Provider of unsecured and secured loans	Consolidated subsidiary
	SME loans		Provider of unsecured loans, secured loans, and real estate finance

Consumer loans
		NIS Group Co., Ltd.		–

	Credit guarantees		Credit guarantees in connection with unsecured and secured loans to business owners and consumers

		NIS Lease Co., Ltd.	Accounts receivable guarantees and credit guarantees in connection with real estate rentals	Consolidated subsidiary

	Leasing		Provider of leases, installment loans, and rentals in Japan

		Nissin Leasing (China) Co., Ltd.	Provider of leases, installment loans, and rentals in the People’s Republic of China	Consolidated subsidiary

	Securities	NIS Securities Co., Ltd.	Investment banking	Consolidated subsidiary

Servicing Business	Servicing business (Loan servicing)	Nissin Servicer Co., Ltd.	Acquisition, collection and collection services of specific money claims	Consolidated subsidiary

		J One Investment Co., Ltd. 19 other consolidated subsidiaries	Acquisition and joint acquisition of specific money claims, etc.	Consolidated subsidiary

		7 affiliates accounted for under the equity method		Affiliate accounted for under the equity method

Real Estate Business	Real estate business	NIS Property Co., Ltd. 15 other consolidated subsidiaries	Real estate transactions, real estate development and asset management	Consolidated subsidiary

		1 affiliate accounted for under the equity method		Affiliate accounted for under the equity method

Other Businesses	Other businesses	13 consolidated subsidiaries		Consolidated subsidiary

		Araigumi Co., Ltd. 1 other affiliate accounted for under the equity method	General contracting, business owner support services and other businesses	Affiliate accounted for under the equity method

Notes:	1.	The equity method is no longer applied to Shinsei Business Finance Co., Ltd. and Chuo Mitsui Finance Service Co., Ltd., former affiliates accounted for under the equity method, since the Group’s equity interest became less than 20% on April 14, 2006 and February 22, 2007, respectively.
	2.	The equity method is no longer applied to Webcashing.com Co., Ltd., a former affiliate accounted for under the equity method, following the sale of all the shares held by the Group on September 5, 2006.
	3.	Araigumi Co., Ltd. became an affiliate accounted for under the equity method after the Company subscribed to a third-party allotment of new shares on December 26, 2006.
	4.	According to Practical Issues Task Force (“PITF”) No. 20 “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, the Group changed its accounting policy regarding the scope of consolidation in order to apply the effective control method more strictly to its investment associations. As a result of adoption of PITF No.20, 20 investment associations were newly consolidated into the Group for the year ended March 31, 2007.
	5.	Nissin Servicer Co., Ltd. is listed on the Mothers Market of the Tokyo Stock Exchange. Aprek Co., Ltd. is listed on the JASDAQ Securities Exchange. Araigumi Co., Ltd. is listed on the First Section of the Tokyo Stock Exchange and the Osaka Securities Exchange. In addition, these three companies are required to file their annual financial reports (Yukashoken-Hokokusho) with the Ministry of Finance.
	6.	In the above table, Nissin Servicer Co., Ltd. and Nissin Leasing (China) Co., Ltd. are specified subsidiaries.
	7.	“Real Estate Business,” which was previously included in “Other Businesses,” is disclosed as a separate segment for financial reporting purposes beginning with the year ended March 31, 2007, due to an increase in its significance.

Annual Financial Report
    Our business flow chart is shown below:
Customers Integrated Financial Services Servicing Business Nissin Servicer Co., Ltd. a consolidated subsidiary Acquisition, collection and collection services of specific Servicing Business money claims Aprek Co., Ltd. Provider of unsecured and secured loans, and real estate finance J One Investments Co., Ltd. a consolidated subsidiary a consolidated subsidiary Servicing business for SMEs Provider of guarantees for loans to consumers and SMEs 19 other consolidated subsidiaries Acquisition and joint acquisition of specific Collection services money claims, etc. NIS Group Co., Ltd. Investments in Tokumei-Kumiai SME loans Consumer loans Credit guarantees 7 affiliates accounted for under the equity method Acquisition and joint acquisition of specific money claims, etc. Accounts receivable guarantee and credit guarantees in Real Estate Business connection with real estate rentals NIS Lease Co., Ltd. NIS Property Co., Ltd. a consolidated subsidiary a consolidated subsidiary Provider of leases, installment loans, and rentals in Japan Leasing and credit guarantee services Real estate transactions, 15 other consolidate subsidiaries real estate development An affiliate accounted for under the equity method and asset management Nissin Leasing (China) Co., Ltd. Real estate business a consolidated subsidiary Provider of leases, installment loans, and rentals in China Other Businesses Leasing Services Araigumi Co., Ltd. NIS Securities Co., Ltd. an affiliate accounted for under the equity method a consolidated subsidiary General contracting, Investment banking 13 consolidated subsidiaries SME support services and Securities Services Another affiliate accounted for under the equity method other businesses Other businesses

Annual Financial Report
4.	OVERVIEW OF SUBSIDIARIES AND AFFILIATES

		Capital
		(In millions of yen		Voting
Company Name	Location	unless otherwise stated)	Main Business	Interest Owned (%)	Relationship

(Consolidated Subsidiaries)

Nissin Servicer Co., Ltd. (Notes 2, 3 and 4)	Shinjuku-ku, Tokyo	1,731	Servicing Business	73.8	2 shared directors Lending of funds Management consulting services Office leases

NIS Securities Co., Ltd.	Shinjuku-ku, Tokyo	1,620	Integrated Financial Services	99.5	3 shared directors Outsourcing of investment consulting Outsourcing of investment securities management Office leases

Nissin Leasing (China) Co., Ltd. (Note 2)	Shanghai, People’s Republic of China	US$ 60,000 (In thousands)	Integrated Financial Services	100.0	4 shared directors

Aprek Co., Ltd. (Note 3)	Kitakyushu City, Fukuoka	482	Integrated Financial Services	69.3	4 shared directors Lending of funds Guarantees of borrowings from financial institutions Management consulting services

NIS Lease Co., Ltd.	Shinjuku-ku, Tokyo	475	Integrated Financial Services	100.0	5 shared directors Lending of funds Customer referral services Outsourcing of investment consulting Office leases

NIS Property Co., Ltd.	Shinjuku-ku, Tokyo	60	Real Estate Business	100.0	4 shared directors Lending of funds Guarantees of borrowings from financial institutions Customer referral services Outsourcing of guarantees to purchase real estate Office leases

48 other companies

(Affiliates Accounted for under the Equity Method)

Araigumi Co., Ltd. (Note 3)	Nishinomiya City, Hyogo	2,192	Other Businesses	37.5	2 shared directors

Nippon Real Estate Rating Services Co., Ltd.	Shinjuku-ku, Tokyo	80	Other Businesses	25.0	1 shared director Outsourcing of business operations

8 other companies

Notes:	1.	“Main Business” refers to the “Business Segment.”
	2.	The subsidiary is a “Specified subsidiary.”
	3.	The subsidiary is a company required to file its annual financial report (Yukashoken-Hokokusho) with the Ministry of Finance.
	4.	The subsidiary’s operating revenue, net of inter-company sales, contributes to more than 10% of the consolidated operating revenues; however, the presentation of significant financial results information is omitted since the subsidiary is a company required to file its annual financial report (Yukashoken-Hokokusho) with the Ministry of Finance.
	5.	According to PITF No. 20 “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, the Group changed its accounting policy regarding the scope of consolidation in order to apply the effective control method more strictly to its investment associations. As a result of adoption of PITF No. 20, 20 investment associations were newly consolidated into the Group for the year ended March 31, 2007.

Annual Financial Report
5.      EMPLOYEES
(1)	Employees of the Group

	March 31, 2007
	Integrated		Real Estate
	Financial Services	Servicing Business	Business	Other Businesses	Total
			(Persons)
Number of Employees	1,042	85	16	23	1,166
	(82)	(7)	(—)	(1)	(90)

Notes:	1.	The number of employees represents the number of full-time employees, including employees of third parties seconded to the Group, net of employees seconded to third parties by the Group.
	2.	Each number presented in parentheses is the average number of temporary employees for the one-year period, which is not included in the relevant number of full-time employees.
	3.	Temporary employees include part-timers and persons with short-term contracts, and exclude temporary employees dispatched from personnel agencies.
	4.	The number of employees increased by 168 persons, or 16.8%, compared with the end of the previous fiscal year, mainly due to recruitment of new and mid-career employees in accordance with business expansion plans.
(2)	Employees of the Company

March 31, 2007
Number of Employees	Average Age	Average Years of Service	Average Annual Salary
(Persons)	(Years)	(Years)	(In thousands)

801 (77)	30.7	5.2	¥5,253

Notes:	1.	The number of employees represents the number of full-time employees, including employees of third parties seconded to the Company, net of employees seconded to third parties by the Company.
	2.	The amount presented in “Average Annual Salary” includes bonuses and additional wages.
	3.	Each number presented in parentheses is the average number of temporary employees for the one-year period, which is not included in the relevant number of full-time employees.
	4.	Temporary employees include part-timers and persons with short-term contracts, and exclude temporary employees dispatched from personnel agencies.
	5.	The number of employees increased by 81 persons, or 11.3%, compared with the end of the previous fiscal year, mainly due to recruitment of new and mid-career employees in accordance with business expansion plans.
(3)	Labor Unions

None of the Group’s employees are members of any labor union. We consider the relations between management and labor to be excellent.

Annual Financial Report
ITEM 2.      OVERVIEW OF BUSINESS
1.  SUMMARY OF OPERATING RESULTS
(1)	Business Performance

For the year ended March 31, 2007, the Japanese economy continued a steady recovery, backed by favorable corporate profitability, despite a slowdown in private consumption growth. However, in the moneylending industry, the business environment has been significantly changing. The Amendment of the Moneylending Business Law was enacted in an extraordinary Diet session in December 2006. Accordingly, the lowering of the maximum lending rate stipulated by the Contribution Law and the restriction on the total amount of advances per customer are scheduled to become effective in approximately three years.

In this business environment, the Company and its consolidated subsidiaries attempted to further expand business operations and promote efficiency in order to restructure for sustainable growth. In the loan business, the Company reduced interest rates of its financial products and implemented changes in its loan portfolio by shifting its target customers and focusing on secured loans. In addition, the Group prioritized allocation of consolidated managerial resources to growth businesses, such as the servicing business and the real estate business, and also sought to establish a business platform and system to expand its financial business in the People’s Republic of China, centering on the leasing business.

As a result of these efforts, total operating revenues for the year ended March 31, 2007 were ¥88,152 million, an increase of ¥27,160 million, or 44.5%, compared with the previous fiscal year. This is attributable to an increase in interest income and fees received due to an increase in loans receivable centering on real estate finance in the loan business, an increase in revenue from purchased loans and sales of real estate in the servicing business, an increase in revenue from leases and installment loans due to expansion of the leasing business, and an increase in revenue from sales of real estate in the real estate business.

Operating income for the year ended March 31, 2007 was ¥10,435 million, a decrease of ¥2,349 million, or 18.4%, compared with the previous fiscal year. This is attributable to an increase in operating expenses such as costs of purchased loans collected and costs of sales of real estate due to an increase in operating revenues, and an increase in selling, general and administrative expenses due to an increase in loan loss-related costs in the loan business, including ¥3,424 million of additional provision for excess interest repayments and additional provision for loan losses provided for loan principal charged off by excess interest repayments, taking into account the recent status on occurrence of excess interest repayments. Consequently, ordinary income for the year ended March 31, 2007 was ¥9,323 million, a decrease of ¥3,462 million, or 27.1%, compared with the previous fiscal year.

Net income for the year ended March 31, 2007 was ¥8 million, a decrease of ¥9,024 million, or 99.9%, compared with the previous fiscal year, primarily due to the Group recording an adjustment to estimated excess interest repayment-related costs of ¥7,077 million as special losses.

Annual Financial Report
Operating Results by Business Segment are described below:
1)	Integrated Financial Services
(a)	Loans

The Company and Aprek Co., Ltd., a consolidated subsidiary listed on the JASDAQ Securities Exchange (Code: 8489), engage primarily in secured (real estate finance) and unsecured lending to small and medium-sized enterprises (“SMEs”) in Japan.

From October 1, 2006, the Company reduced its interest rates on all newly originated financial products. Also, the Group attempted to restructure its loan portfolio by shifting its target customers and promoting secured loans, as well as promoting efficiency through a review of credit screening standard and its branch network, in order to accumulate high-quality loans receivable.

As a result of these efforts, the amount of loans originated for the year ended March 31, 2007 was ¥300,667 million, an increase of ¥93,721 million, or 45.3%, compared with the previous fiscal year, and the total outstanding balance of notes and loans receivable as of March 31, 2007 was ¥257,125 million (including off-balance-sheet loans receivable of ¥43,612 million, which resulted from measurers such as securitization, for comparison purposes only), an increase of ¥32,884 million, or 14.7%, compared with the end of the previous fiscal year.

(b)	Leasing

In the leasing business, NIS Lease Co., Ltd., a consolidated subsidiary, promoted financial services such as leases and installment loans mainly to meet the capital needs of mid-sized SMEs to expand their businesses. Also, Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, promoted financial services in the People’s Republic of China, centering on direct finance leases for Chinese companies.

As a results of these efforts, total assets held for leases and installment loans, net of unearned revenue from installment loans, as of March 31, 2007 were ¥13,778 million, an increase of ¥5,142 million, or 59.5%, compared with the end of the previous fiscal year.

(c)	Credit Guarantee

In the credit guarantee business, the Group guarantees secured and unsecured business owner loans receivable and unsecured consumer loans receivable of other companies. The Group utilizes its credit expertise developed through experience in the loan business and the customer base of its alliance companies as well as their brand value. The Group has promoted alliances with regional financial. institutions to expand its customer base of mid-sized SMEs, and focused efforts on expansion of the credit guarantee business.

As a result of these efforts, the balance of guaranteed borrowings and accounts receivable after the deduction of reserve for guarantee losses as of March 31, 2007 was ¥17,398 million, an increase of ¥5,177 million, or 42.4%, compared with the balance as of the end of the previous fiscal year.

(d)	Securities

In the securities business, NIS Securities Co., Ltd., a consolidated subsidiary, promotes the investment banking business, including advising on initial public offerings as well as providing proposals and offers for funding techniques to listed venture companies and SMEs.

As a result of these efforts, operating revenues from integrated financial services for the year ended March 31, 2007 were ¥46,144 million, an increase of ¥6,017 million, or 15.0%, while operating income from integrated financial services was ¥749 million, a decrease of ¥6,419 million, or 89.5%, compared with the previous fiscal year, due to an increase in selling, general and administrative expenses caused by an increase of loan loss-related costs.

Annual Financial Report
2)	Servicing Business

Nissin Servicer Co., Ltd., a consolidated subsidiary listed on the Mothers market of the Tokyo Stock Exchange (Code: 8426), promoted the acquisition of specific money claims through a proactive approach to financial institutions, efficient collection activities which take into consideration the customers’ revitalization efforts and profitability, and enhancement of real estate-related revitalization businesses.

As a result of these efforts, the total balance of purchased loans receivable and real estate for sale in servicing business as of March 31, 2007 was ¥51,004 million, an increase of ¥20,839 million, or 69.1%, compared with the previous fiscal year. Operating revenues from servicing business for the year ended March 31, 2007 were ¥31,754 million, an increase of ¥14,109 million, or 80.0%, and operating income from servicing business was ¥6,185 million, an increase of ¥1,190 million, or 23.8%, compared with the previous fiscal year, respectively.

3)	Real Estate Business

The Group, primarily through NIS Property Co., Ltd., a consolidated subsidiary, acquires real estate through the expansion of its network of property information and engages in enhanced asset management and sales promotion in order to improve the value of real estate holdings and investment efficiency.

As a result of these efforts, the total balance of real estate for sale and real estate under construction for sale in the real estate business as of March 31, 2007 was ¥26,598 million, an increase of ¥17,491 million, or 192.1%, compared with the end of the previous fiscal year. Operating revenues from the real estate business for the year ended March 31, 2007 were ¥10,008 million, an increase of ¥7,031 million, or 236.3%, compared with the previous fiscal year, and operating income from the real estate business were ¥3,081 million, an increase of ¥2,891 million, compared to operating income of ¥189 million for the previous fiscal year.

4)	Other Businesses

Operating revenues from other businesses for the year ended March 31, 2007 were ¥245 million, an increase of ¥1 million, or 0.7%, and operating losses from other businesses was ¥404 million, an increase of ¥343 million, or 560.7%, compared with the previous fiscal year, respectively.
As stated in “Segment Information — 1. Business Segment Information,” the Group changed its classification of business segments and, accordingly, the information above is based on the financial results under the current business segments after the change.

Annual Financial Report
(2)	Cash Flows

As of March 31, 2007, cash and cash equivalents (“Cash”) were ¥27,625 million, an increase of ¥6,519 million, compared with the end of the previous fiscal year. Overviews of cash flows are as follows:

(Cash Flows from Operating Activities)
Net Cash used in operating activities for the year ended March 31, 2007 was ¥67,357 million, compared to ¥89,882 million used for the previous fiscal year. Cash used during the year ended March 31, 2007 mainly comprised ¥51,226 million used in net origination of notes and loans receivable, compared to ¥80,891 million used for the previous fiscal year, ¥6,707 million used in net acquisition of purchased loans receivable, compared to ¥10,187 million used for the previous fiscal year, ¥8,667 million used in acquisition of real estate for sale and real estate under construction for sale in the real estate business, and ¥11,845 million used in acquisition of real estate for sale in servicing business, while income before income taxes and minority interest was ¥2,754 million, compared to ¥16,311 million for the previous fiscal year.
(Cash Flows from Investing Activities)
Net Cash used in investing activities for the year ended March 31, 2007 was ¥8,547 million, compared to ¥17,144 million used for the previous fiscal year. Cash used during the year ended March 31, 2007 mainly comprised ¥2,490 million used in net acquisition of investment securities, compared to ¥10,712 million used for the previous fiscal year, ¥1,997 million used in purchases of tangible fixed assets, compared to ¥183 million used for the previous fiscal year, and ¥2,730 million used in purchases of subsidiaries and affiliates.
(Cash Flows from Financing Activities)
Net Cash provided by financing activities for the year ended March 31, 2007 was ¥79,728 million, compared to ¥102,574 million provided for the previous fiscal year. Cash provided during the year ended March 31, 2007 mainly comprised ¥39,985 million provided by net proceeds from interest-bearing debt, compared to ¥99,243 million provided for the previous fiscal year, ¥33,402 million provided by proceeds from securitization of loans receivable and ¥7,910 million provided by proceeds from issuance of new shares.

Annual Financial Report
2.	OPERATING RESULTS

(1)	Operating Results of the Group

1)	Operating Revenues by Business Segment

	Year Ended March 31,
	2006		2007
		Percentage		Percentage
	Amount	of Total	Amount	of Total
		(In millions except percentages)
Integrated Financial Services
Interest income from notes and loans receivable:
Secured loans	¥2,875	4.7%	¥ 7,156	8.1%
SME loans	16,772	27.5	16,379	18.6
Discount notes	85	0.1	209	0.2
Consumer loans	9,113	15.0	7,260	8.3

Total	28,846	47.3	31,005	35.2

Fees received	2,785	4.6	4,068	4.6
Guarantee fees received	1,385	2.3	1,880	2.1
Revenue from leases and installment loans	4,450	7.3	5,897	6.7
Other	2,658	4.3	3,292	3.7

Total	11,281	18.5	15,139	17.1

Sub-total	40,127	65.8	46,144	52.3

Servicing Business
Revenue from purchased loans	11,921	19.6	18,856	21.4
Revenue from sales of real estate	4,209	6.9	10,678	12.1
Other	1,513	2.5	2,219	2.5

Sub-total	17,644	29.0	31,754	36.0

Real Estate Business
Revenue from sales of real estate	2,832	4.6	8,691	9.9
Other	143	0.2	1,316	1.5

Sub-total	2,976	4.8	10,008	11.4

Other Businesses
Other	243	0.4	245	0.3

Total	¥60,991	100.0%	¥88,152	100.0%

Notes:1.	Business segments presented above are identical to the business segments presented in “Business Segment Information.” In addition, “Real Estate Business,” which was previously included in “Other Businesses,” is disclosed as a separate segment for financial reporting purposes beginning with the year ended March 31, 2007, due to an increase in its significance.
2.	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
2.	Operating Assets by Business Segment

	March 31,
	2006		2007
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(In millions except percentages)
Integrated Financial Services
Notes and loans receivable:
Secured loans	¥91,311	33.4%	¥102,623	33.4%
SME loans	87,589	32.0	75,671	24.7
Discount notes	2,298	0.9	1,772	0.6
Consumer loans	43,040	15.7	33,444	10.9

Total	224,240	82.0	213,512	69.6

Assets held for finance leases, of which ownership is non-transferable:
Machinery	306	0.1	292	0.1
Equipment	2,213	0.8	2,685	0.8
Software	358	0.2	477	0.2
Other	53	0.0	41	0.0

Total	2,931	1.1	3,497	1.1

Assets held for operating leases	1,429	0.5	2,094	0.7
Installment loans	4,274	1.6	8,186	2.7
Other	1,482	0.5	1,884	0.6

Sub-total	234,359	85.7	229,175	74.7

Servicing Business
Purchased loans receivable	24,038	8.8	31,565	10.3
Real estate for sale	6,126	2.2	19,439	6.3

Sub-total	30,165	11.0	51,004	16.6

Real Estate Business
Real estate for sale and real estate under construction for sale	9,107	3.3	26,598	8.7

Sub-total	9,107	3.3	26,598	8.7

Total	¥273,631	100.0%	¥306,779	100.0%

Notes:	1.	Installment loans presented above are the amount after deduction of unearned revenue from installment loans.
	2.	In addition to those presented above, the amount of borrowings and accounts receivable that the Group guarantees in connection with the credit guarantee business in the integrated financial services segment is as follows:

	March 31,
	2006	2007
	Amount	Amount
	(In millions)
Guaranteed borrowings and accounts receivable	¥12,220	¥17,398

Notes:		Note: Guaranteed borrowings and accounts receivable presented above are the amount after deduction of reserve for guarantee losses.

	3.	Regarding business segments, “Real Estate Business” is disclosed as a separate segment for financial reporting purposes beginning with the year ended March 31, 2007, due to an increase in its significance.
As a result of this change, the balance of “Real estate for sale and real estate under construction for sale” in “Real Estate Business” for the year ended March 31, 2006 is additionally disclosed.

Annual Financial Report
(2)	Operating Results of the Company

A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

1)	Loans Outstanding by Category

	March 31, 2006
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Balance	of Total	Interest Rate
	(In millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (except housing loans)	36,158	47.9%	¥42,502	19.8%	23.52%
Secured loans (except housing loans)	165	0.2	1,810	0.8	10.22
Housing loans	—	—	—	—	—

Sub-total	36,323	48.1	44,313	20.6	22.97

SMEs:
Unsecured loans	38,581	51.1	78,872	36.6	23.15
Secured loans	513	0.7	91,871	42.7	6.38
Discount notes	97	0.1	166	0.1	11.42

Sub-total	39,191	51.9	170,910	79.4	14.12

Total	75,514	100.0%	¥215,223	100.0%	15.94%

	March 31, 2007
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Balance	of Total	Interest Rate
	(In millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (except housing loans)	28,385	45.9%	¥33,307	14.0%	22.03%
Secured loans (except housing loans)	151	0.3	1,528	0.6	9.98
Housing loans	—	—	—	—	—

Sub-total	28,536	46.2	34,836	14.6	21.50

SMEs:
Unsecured loans	32,521	52.6	64,195	26.9	21.98
Secured loans	643	1.0	139,405	58.4	7.31
Discount notes	104	0.2	165	0.1	9.68

Sub-total	33,268	53.8	203,766	85.4	11.94

Total	61,804	100.0%	¥238,602	100.0%	13.33%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
2)	Loans Outstanding by Type of Pledged Assets

	March 31,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Investment securities	53	0.1%	¥4,764	2.2%	33	0.1%	¥6,613	2.7%
Of which equity stock	39	0.0	4,440	2.1	19	0.0	6,347	2.6
Receivables	36	0.0	304	0.1	50	0.1	940	0.4
Of which bank deposits	—	—	—	—	—	—	—	—
Inventories	31	0.0	171	0.1	8	0.0	238	0.1
Real estate	555	0.8	88,379	41.1	702	1.1	133,129	55.8
Foundations	—	—	—	—	—	—	—	—
Other	3	0.0	61	0.0	1	0.0	12	0.0

Sub-total	678	0.9	93,681	43.5	794	1.3	140,934	59.0

Guaranteed	48,153	63.8	93,098	43.3	38,257	61.9	71,987	30.2
Unsecured	26,586	35.2	28,276	13.1	22,649	36.6	25,514	10.7
Discount notes	97	0.1	166	0.1	104	0.2	165	0.1

Total	75,514	100.0%	¥215,223	100.0%	61,804	100.0%	¥238,602	100.0%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Annual Financial Report
3)	Loans Outstanding by Loan Term

	March 31,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Revolving loans	26,586	35.2%	¥28,276	13.1%	22,649	36.7%	¥25,514	10.7%
1 year or less	986	1.3	69,739	32.4	1,206	2.0	118,309	49.6
Over 1 year to 5 years	45,872	60.8	108,294	50.3	36,194	58.5	86,505	36.2
Over 5 years to 10 years	2,050	2.7	8,626	4.1	1,741	2.8	6,868	2.9
Over 10 years to 15 years	18	0.0	255	0.1	14	0.0	1,405	0.6
Over 15 years to 20 years	2	0.0	30	0.0	—	—	—	—
Over 20 years to 25 years	—	—	—	—	—	—	—	—
Over 25 years	—	—	—	—	—	—	—	—

Total	75,514	100.0%	¥215,223	100.0%	61,804	100.0%	¥238,602	100.0%

Average loan term per account	49 months				48 months

Notes:	1.	The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years, because the contract is renewed every three years automatically.
	2.	Each amount represents the sum of loans receivable and notes receivable.
	3.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
4)	Loans Outstanding by Type of Industry

	March 31,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Manufacturing	2,014	2.7%	¥5,156	2.4%	1,742	2.8%	¥4,758	2.0%
Construction	4,441	5.9	15,588	7.2	3,686	6.0	9,882	4.1
Public utility	—	—	—	—	—	—	—	—
Transportation / Communication	920	1.2	1,995	0.9	761	1.2	2,667	1.1
Wholesale / Retail / Restaurants	22,165	29.3	42,475	19.7	18,634	30.1	37,335	15.7
Finance / Insurance	285	0.4	5,489	2.6	243	0.4	5,238	2.2
Real estate	790	1.0	67,565	31.4	888	1.4	97,792	41.0
Services	7,606	10.1	30,145	14.0	6,593	10.7	43,968	18.4
Individuals	36,323	48.1	44,313	20.6	28,536	46.2	34,836	14.6
Other	970	1.3	2,493	1.2	721	1.2	2,123	0.9

Total	75,514	100.0%	¥215,223	100.0%	61,804	100.0%	¥238,602	100.0%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
5)	Funding Status

	March 31,
	2006		2007
		Average Borrowing		Average Borrowing
	Amount	Interest Rate	Amount	Interest Rate
	(In millions except accounts and percentages)
Borrowings from financial institutions	¥131,521	1.74%	¥143,124	1.57%
Other	80,491	1.04	95,257	1.11
Of which bonds and commercial paper	58,822	1.01	68,300	1.14

Total	212,013	1.53	238,382	1.40

The Company’s capital	86,395	—	102,408	—
Of which common stock	11,848	—	16,289	—

Notes:	1.	The Company’s capital represents the amount of total assets plus allowances and reserves, including statutory reserves, less the sum of total liabilities, and the planned amount of dividends and directors’ bonuses through appropriation of retained earnings.
	2.	The average borrowing interest rate is the weighted-average interest rate of borrowings during the year.

Annual Financial Report
B.	Overview of Operations

1)	Number of Branches

	March 31,
	2006	2007

Manned branches and loan offices	50	35

2)	Operating Revenues
(a)	Operating Revenue by Operating Activity

	Year Ended March 31,
	2006		2007
	Amount	Percentage of Total	Amount	Percentage of Total
	(In millions except percentages)
Interest income from notes and loans receivable:
Secured loans	¥2,832	8.3%	¥6,787	18.5%
SME loans	16,505	48.3	14,304	39.1
Discount notes	21	0.1	20	0.1
Consumer loans	9,113	26.7	7,260	19.8

Sub-total	28,472	83.4	28,372	77.5

Other financial income:
Interest income from deposits	0	0.0	2	0.0
Interest income from securities	—	—	16	0.0
Other	5	0.0	681	1.9

Sub-total	5	0.0	700	1.9

Other operating income:
Fees received	2,785	8.2	4,009	10.9
Recovery from loans previously charged off	894	2.6	842	2.3
Guarantee fees received	1,268	3.7	1,686	4.6
Other	724	2.1	1,012	2.8

Sub-total	5,674	16.6	7,550	20.6

Total	¥34,152	100.0%	¥36,622	100.0%

Note: Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
(b)	Interest Income from Notes and Loans Receivable by Region

	Year Ended March 31,
	2006		2007
Region	Amount	Percentage of Total	Amount	Percentage of Total
	(In millions except percentages)
Hokkaido	¥1,194	4.2%	¥907	3.2%
Tohoku	659	2.3	623	2.2
Kanto	14,493	50.9	16,448	58.0
Chubu	2,475	8.7	1,966	6.9
Kinki	4,445	15.6	4,256	15.0
Chugoku	1,822	6.4	1,322	4.7
Shikoku	699	2.5	612	2.1
Kyushu	2,682	9.4	2,235	7.9

Total	¥28,472	100.0%	¥28,372	100.0%

Notes:	1.	Consumption taxes are excluded from the amounts presented above.
	2.	“Regions” are categorized by location of branches and/or loan offices. The prefectures included in each region are as follows:
(The same definitions of regions also apply to those under 4)-(d)).
		Hokkaido:	Hokkaido
		Tohoku:	Iwate, Miyagi, Fukushima
		Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
		Chubu:	Niigata, Ishikawa, Nagano, Shizuoka, Aichi
		Kinki:	Kyoto, Osaka, Hyogo, Nara
		Chugoku:	Okayama, Hiroshima
		Shikoku:	Tokushima, Kagawa, Ehime, Kochi
		Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa
3)	Originated Loan Amounts by Product

	Year Ended March 31,
	2006		2007
Loan Product	Amount	Percentage of Total	Amount	Percentage of Total
	(In millions except percentages)
Secured loans	¥118,418	57.9%	¥223,809	80.3%
SME loans	68,207	33.3	42,343	15.2
Discount notes	638	0.3	753	0.3
Consumer loans	17,369	8.5	11,742	4.2

Total	¥204,633	100.0%	¥278,649	100.0%

Annual Financial Report
4)	Loans Outstanding
(a)	Loans Outstanding by Product

	March 31,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Secured loans	538	0.7%	¥90,042	41.8%	670	1.1%	¥139,277	58.4%
SME Loans	38,691	51.3	81,973	38.1	32,617	52.8	65,715	27.5
Discount notes	97	0.1	166	0.1	104	0.1	165	0.1
Consumer loans	36,188	47.9	43,040	20.0	28,413	46.0	33,444	14.0

Total	75,514	100.0%	¥215,223	100.0%	61,804	100.0%	¥238,602	100.0%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
(b)	Loans Outstanding by Loan Balance

	March 31,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Balance	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
¥500,000 or less	19,384	25.7%	¥5,663	2.6%	18,303	29.6%	¥4,970	2.1%
¥500,001 ~ ¥1,000,000	15,443	20.5	12,050	5.6	12,449	20.1	9,570	4.0
¥1,000,001 ~ ¥3,000,000	30,894	40.9	55,290	25.7	21,849	35.4	40,120	16.8
¥3,000,001 ~ ¥5,000,000	7,347	9.7	29,249	13.6	6,924	11.2	27,641	11.6
¥5,000,001 ~ ¥10,000,000	1,817	2.4	12,278	5.7	1,593	2.6	10,521	4.4
Over ¥10,000,000	629	0.8	100,689	46.8	686	1.1	145,779	61.1

Total	75,514	100.0%	¥215,223	100.0%	61,804	100.0%	¥238,602	100.0%

Average balance of loans outstanding per account (in thousands)	¥2,850				¥3,860

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
(c)	Loans Outstanding by Interest Rate

	March 31,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Less than 15%	670	0.9%	¥97,538	45.3%	2,223	3.6%	¥151,128	63.3%
From 15% to less than 20%	3,792	5.0	14,334	6.7	6,342	10.3	17,378	7.3
From 20% to less than 25%	45,707	60.5	80,472	37.4	33,759	54.6	52,079	21.8
From 25% to 29.2%	25,345	33.6	22,877	10.6	19,480	31.5	18,015	7.6

Total	75,514	100.0%	¥215,223	100.0%	61,804	100.0%	¥238,602	100.0%

Average contractual interest rate (%)	15.94%				13.33%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The average contractual interest rate is the weighted-average interest rate as of the end of the fiscal year and does not include fees, etc.
	3.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Annual Financial Report
(d)	Loans Outstanding by Region

	March 31,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Hokkaido	2,786	3.7%	¥4,530	2.1%	1,984	3.2%	¥3,530	1.5%
Tohoku	1,637	2.2	3,329	1.5	1,158	1.9	2,523	1.1
Kanto	41,387	54.8	150,999	70.2	35,640	57.7	177,593	74.4
Chubu	5,824	7.7	10,067	4.7	3,178	5.1	6,482	2.7
Kinki	8,002	10.6	22,945	10.7	6,662	10.8	26,108	10.9
Chugoku	4,221	5.6	6,962	3.2	2,719	4.4	4,473	1.9
Shikoku	5,526	7.3	6,179	2.9	6,455	10.4	8,054	3.4
Kyushu	6,131	8.1	10,207	4.7	4,008	6.5	9,835	4.1

Total	75,514	100.0%	¥215,223	100.0%	61,804	100.0%	¥238,602	100.0%

Notes:	1.	The definitions of regions are listed in 2) - (b).
	2.	Each amount represents the sum of loans receivable and notes receivable.
	3.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
5)	Loans Outstanding Per Office and Per Employee

	March 31,
	2006		2007
	Number of		Number of
	Accounts	Balance	Accounts	Balance
	(In millions except accounts)
Loans outstanding per office	1,510	¥4,304	1,766	¥6,817
Loans outstanding per employee	152	433	128	494

Notes:	1.	Loans outstanding per office are calculated based on the total number of branches and loan offices as of the end of the fiscal year. The total numbers of branches and loan offices as of March 31, 2006 and 2007 are 50 and 35, respectively.
	2.	Loans outstanding per employee are calculated based on the number of sales persons as of the end of the fiscal year. The numbers of sales persons as of March 31, 2006 and 2007 are 496 and 483, respectively.

Annual Financial Report
3.	CHALLENGES FOR THE GROUP

Following the amendments to the Moneylending Business Law and substantial changes in the management environment, the Group has broken away from a business model centered on financing for domestic SMEs, and is seeking to achieve further growth and profit performance by further devoting management efforts to four business segments, namely, investment banking business, servicing business, real estate business and China-related business, in order to transform the Group into a comprehensive non-bank financial services provider that can respond to the various needs of mid-sized SMEs. In addition, the Group will work on improving its financial position and control risk and return through strengthening integrated risk management.

In order to accomplish above, the Group is undertaking the following: (1) organizational reinforcement through internal controls and personnel placement as well as human resource development by upgrading and expanding the internal education program; (2) setting up a risk management system that cuts across the Group by establishing a Risk Management division (in April 2007) and improving the Group’s financial base and controlling risk and return by means of measurement of risk; (3) further strengthening the Group’s approach to compliance by (i) making added improvements to the internal control system based upon the provisions of the Sarbanes-Oxley Act (“SOX,”) (ii) clarifying the responsibilities and authorities of both the management and supervisory roles with those of operational execution functions through the executive officer system, (iii) appointment of outside directors, and (iv) reinforcing the Group’s management surveillance capability by establishing a compliance committee.
(1)	Organizational Reinforcement through Internal Controls and Personnel Placement; Human Resource Development

In order to respond to further specialization and diversifications of business operations going forward, the Group seeks to ensure the stability of its professional personnel.

With regard to the personnel system, the Group is seeking to increase its competitiveness by modifying its personnel system in order to better reflect contribution to consolidated profit in performance evaluations, along with enhancing and vitalizing organizational strength through appropriate personnel placement.

Furthermore, the Group will develop and implement employee training programs through cross-departmental project teams, in order to improve its services by improving individual skills of employees.

(2)	Setting Up a Risk Management System

The risks facing the Group are becoming more complicated and diverse, as the business operations of the Group diversify in areas such as investment banking business, servicing business, real estate business and China-related business. The Group believes that group risk management is one of the highest-priority corporate strategy issues and established its “Risk Management Division” in April 2007, aiming to control various risks arising from our operations through integrated risk management and to create a risk-control structure. Our “Enterprise Risk Management Department,” under the “Risk Management Division” will seek to determine portfolio risks of the Group in a comprehensive and quantitative manner. It will also seek to analyze the balance between risk and return and to make appropriate allocations of capital, as well as to improve profit-earning capacity and to secure the Group’s financial soundness.

(3)	Strengthening Approach to Compliance

The Group believes that enhancing compliance is one of the highest-priority corporate strategy issues. In order to enhance our compliance functions as a New York Stock Exchange listed company and to strengthen our brand identity, the Group is maintaining an internal control system based on SOX and, through the smooth operation of an “Executive Officer System” under Japanese law, effectuating management and supervision and the clarification of executive responsibility and authority. In addition, the Group is reinforcing its management surveillance capability thorough initiatives including the appointment of an outside director and the establishment of a “Compliance Committee,” consisting primarily of external experts.

Annual Financial Report
4.	BUSINESS RISK FACTORS

Certain risks that affect our business results, stock price and financial position are discussed below.

In addition, these materials contain forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations that are based on our current expectations, assumptions, estimates and projections as of the date of filing of this annual financial report (“Yukashoken-Hokokusho”) in Japan. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information.

Our business results and these forward-looking statements are subject to various risks and uncertainties. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results or other information expressed in or underlying these forward-looking statements will turn out to be correct.
(1)	Risks related to the Business Environment

1)	Weak economic conditions

Economic conditions affecting the Group continued a steady recovery, backed by favorable corporate profitability, despite a slowdown in private consumption growth. However, in the moneylending industry, the business environment has been significantly changing. The Amendment of the Moneylending Business Law and other laws related to the moneylending business were enacted in the extraordinary Diet session in December 2006. Accordingly, the lowering of the maximum lending rate stipulated by the Contribution Law and the restriction on the total amount of advances per customer are scheduled to become effective in approximately three years.

Although economic conditions have been recovering due to increasing corporate profits for major companies, if the economic situation in Japan worsens once again, we may be forced to further increase our provisions for loan losses or to limit our acquisition of new customers, thereby adversely affecting our financial condition and results of operations.

2)	Intensified competition for acquisition of customers

Competition for customer acquisition has intensified for both SME and consumer loans in our integrated financial services segment due to new entrants from other industries and financial industry reorganization across different business segments such as banking, credit and distribution companies.

As customer acquisition competition intensifies, loan margins may decrease, and if we cannot sufficiently acquire prime customers, or if we lose prime customers to our competitors, it could adversely affect our financial condition and results of operations.

3)	Misconduct by an employee or director or negative publicity for our industry

Any of our employees or directors could engage in misconduct, which includes conduct that exceeds authority, concealment of unauthorized or unsuccessful activities, and improper use or disclosure of confidential information or leakage of personal information. Any such misconduct could result in regulatory sanctions, legal liability, and serious reputational or financial harm to the Group. The precautions we take to prevent and detect such misconduct may not always deter or prevent it, even though we recognize compliance as one of the most significant challenges for management. Even if we succeed in managing the conduct of our own employees and directors, we may suffer reputationally or financially from the negative impact caused by misconduct by other lenders in the finance industry. This could lead to the introduction of additional regulations or laws favoring borrowers that might erode our profitability, and therefore could affect our financial position and results of operations.

Annual Financial Report
(2)	Risks related to Laws and Regulations

1)	Regulations under Japanese law

As we operate integrated financial services and servicing businesses, the main laws and regulations with which we must comply are as follows:
(a)	Regulations concerning the loan business

Regulations concerning interest rates
•	Law Concerning the Regulation on Acceptance of Capital Contributions, Money Deposits and Interest (the “Contribution Law”)

•	Law Concerning the Regulation of Interest Rate (the “Interest Rate Restriction Law”)
Regulations concerning loan operations
•	Law Concerning Regulations on Moneylending Business, etc. (the “Moneylending Business Law”)

•	Administrative Guidelines issued by the Financial Services Agency (the “FSA Guidelines”)
(b)	Law on Debt Servicing Business by Servicing Companies (the “Servicer Law”)

(c)	Installment Sales Law

(d)	Securities and Exchange Law

(e)	Other related regulations
•	Law Concerning the Protection of Personal Information (the “Personal Information Protection Law”)

•	Law on Customer Identification and Retention of Records on Transactions by Financial Institutions (the “Customer Identification Law”)

•	Civil Code
The overview of the laws or regulations mentioned above and the accompanying risks are as follows:
(a)	Regulations concerning the loan business

Regulations concerning interest rates

Regarding interest rates, the Contribution Law defines the maximum interest rate for loans as 29.20%, and all of our products are set below the maximum interest rate.

On the other hand, Article 1-1 of the Interest Rate Restriction Law provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousand; 18% per annum for loans of ¥100 thousand or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. Interest exceeding the maximum rates under the Interest Rate Restriction Law but below the maximum rate under the Contribution Law is often called “gray-zone” interest.

In addition, the Amendment of the Moneylending Business Law, which includes amendments of the overall Moneylending Business Law such as abolishment of so-called “gray-zone” interest by reducing the maximum legal interest rate, was enacted in the 165th Diet session on December 13, 2006 and promulgated on December 20, 2006.

The reduction of the maximum legal interest rate is scheduled to become effective within approximately three years, and the Company reduced interest rates on all newly originated financial products from October 1, 2006. However, if non-bank financial companies rapidly implement tightening of their credit screening prior to the effectiveness, resulting in a substantial shrinkage of credit, our financial position and result of operations could be adversely affected.

Annual Financial Report

Regulations concerning excess lending

The aforementioned Amendment of the Moneylending Business Law also contemplates tightening restraints on excess lending and provides restrictions on total advances, such as a prohibition on lending to individual customers if the aggregate loan balance would exceed one-third of the customer’s annual salary.

The restraints on excess lending are also scheduled to become effective within approximately three years of promulgation. The Group is seeking to restructure its loan portfolio by shifting its target customers and focusing on secured loans. However, if the restrictions on total advances become more tightened due to implementing or other regulations such as Cabinet Office orders, our financial position and result of operations could be adversely affected.

Regulations concerning loan operations

As a registered moneylender, the Company and some of its Group companies are subject to the Moneylending Business Law and various regulations, such as prohibition of excessive lending, display of lending terms and conditions, advertisement of lending terms and conditions, prohibition of exaggerated advertisements, requirements of issuance of written notice and issuance of receipts, preparation of accounts and records, restrictions on the acquisition of blank power of attorney, regulations on loan collection practices, return of loan contracts, indication of registration signs, and restrictions on loan assignments.

On January 1, 2004 (portions on September 1, 2003), amendments to the Moneylending Business Law and Contribution Law were enacted which strengthened the moneylender registration system, tightened regulation concerning marketing and loan collection practices, and increased penalties for unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the Contribution Law. In addition, strict requirements regarding the issuance of written notice by moneylenders will be applied to registered moneylenders due to the amendment on April 11, 2006 of the Enforcement Order of Article No.17 (Requirements of Issuance of Written Notice) and Article No.18 (Requirements of Issuance of Receipt) of the Moneylending Business Law. Moreover, increased penalties on unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the Contribution Law have been imposed by the amended Contribution Law promulgated on December 20, 2006.

Furthermore, on April 22, 2005, aiming at more thorough consumer protection, the Financial Services Agency revised its administrative guidelines to further strengthen the concept of “responsibility to explain” for moneylenders and strongly demanded the establishment of a system to answer for such responsibility to explain. In addition, on November 14, 2005, the guidelines were revised to clarify the duty to disclose customers’ transaction records and carry out thorough customer identification procedures, since the Supreme Court judged non-disclosure of transaction records a contravention of the principle of faith and trust.

Although the Group’s practices fully comply with the related regulations, changes in basic policies of the Financial Services Agency and any amendments to these laws and regulations, depending on the content, could materially affect our business and results of operations.

(b)	The Servicer Law

The Servicer Law applies to the Group’s servicing business operated by Nissin Servicer Co., Ltd. On October 25, 2001, Nissin Servicer Co., Ltd. was licensed by the Ministry of Justice pursuant to the Servicer Law to perform servicing business activities. The Servicer Law, in addition to setting forth the required authorization standards for the conduct of servicing business, also stipulates required compliance items with respect to the scope of these activities, the obligation to provide specified legal documentation and notification procedures upon repayment of specific money claims, and the obligation to return legal documents evidencing such debt. Although the Group’s practices fully comply with related laws and regulations, in the event that there is an easing of the licensing standards or establishment of new regulations, or if, despite our intention to expand into other business areas, approval to perform such operations is not granted, it could adversely affect our business strategies.

Furthermore, as we mainly purchase specific money claims from financial institutions by invited tender, the increase in the number of companies entering this market, together with the contraction in the market for the liquidation of bad debts due to the trend towards economic recovery, have led to increasingly severe competition.

In response to these factors, we have revised pricing standards through a classification of specific money claims into categories, and by improving the accuracy of due diligence, we have also maintained our competitiveness in the purchase of specific money claims. This, together with the development of new areas of business such as liquidation of assets, securitization, and corporate revitalization, has allowed us to respond to the current business environment. However, if we are unable to maintain competitiveness in the purchase of specific money claims, or if there are rapid increases in purchase prices or decreases in commission fees, our servicing business may face a decrease in profitability, which could significantly affect our business strategies and results of operations.

(c)	Installment Sales Law

The Installment Sales Law applies to the Group’s installment sales business operated by NIS Lease Co., Ltd. Upon application of the Installment Sales Law, the Group is required to comply with regulations, among other things, such as display of selling conditions, issuance of written documentation, restrictions with respect to cancellation of a contract, restrictions with respect to maximum amount of compensated damages accompanying cancellation of a contract, cancellation of a contract application, and prevention of purchases which exceed ability to pay. Although the Group’s practices fully comply with the Installment Sales Law, any amendments to related laws and regulations, depending on the content, could affect our financial position and results of operations.

(d)	Securities and Exchange Law

The Securities and Exchange Law, as well as regulations imposed by each securities exchange’s self-regulatory organization, apply to the Company’s securities business operated by NIS Securities Co., Ltd. Although the Group’s practices fully comply with these laws and related regulations, it is expected that the “Law for Amending the Securities and Exchange Law and Other Financial Laws” (Law No. 65 of 2006) will be implemented in September 2007. It is expected that this law, which is a cross-sector law for protecting investors, will regulate goods and services provided by the Group. Therefore, any amendments to this law or other related laws and regulations, depending on the content, could affect our financial position and results of operations.

Annual Financial Report

(e)	Other related regulations
•	The Personal Information Protection Law

On April 1, 2005, the Personal Information Protection Law as well as the guidelines concerning personal information by related ministries and agencies were publicly announced and fully implemented. Under the Personal Information Protection Law, an entrepreneur or corporation handling personal data is obliged to “specify and limit the purpose of usage for such data,” “acquire such data appropriately and notify the purpose of usage for such data,” “ensure data accuracy,” “provide for safe control of such data,” “supervise employees and third-party consignees,” “restrict the provision of such data to third-parties,” and “respond to a person who requests control over his or her personal information, including amendment, suspension of the use or deletion of his or her data.”

An entrepreneur or corporation handling personal data is also obliged to file certain reports, when considered necessary, with to the relevant minister. Failure to comply with certain duties stipulated by the Personal Information Protection Law, when considered necessary in order to protect personal rights and interests, empowers the competent minister to recommend or order required administrative sanctions and penalties for non-compliance or negligence in reporting.

In order to comply with the requirements of the Personal Information Protection Law and other related statutes, the Group has established a working committee, which examines countermeasures, develops a control system and continuously inspects the control system. However, events such as leakage of personal data for unforeseen reasons may occur, and this could affect our business activities and results of operations.

•	The Customer Identification Law

The Customer Identification Law was implemented on January 6, 2003. Under the Customer Identification Law, a financial institution must identify its customers and keep a record of transactions, and a management system of customer account information is required to be facilitated. The Group’s business practice complies with the requirements of the Customer Identification Law.

Any amendment to the law, or any implementation of new laws and regulations, which affects our business activities, could affect our financial position and results of operations.

•	Civil Code

On April 1, 2005, the Civil Code was revised and the language and terms of the Civil Code were modernized to make it easier for people to understand the Civil Code. Simultaneously, the revised Civil Code provides for rationalization of the contents of guaranty contracts, especially revolving guaranty contracts, in which guarantors normally assume excessive responsibility with respect to the loan.

The revised code includes new provisions for:
•	revolving guaranty to be voided if the maximum or limit amount is not stated;

•	guaranteed liability assumed by guarantors pursuant to a revolving guaranty contract only limits to the amount of the loan performed before the principal amount decision date;

•	guaranteed liability for the amount of the loan performed thereafter will not be assumed by a guarantor pursuant to a revolving guaranty contract upon subjection to compulsory execution, or petition to commence bankruptcy proceedings, or upon the death of a primary obligor and a guarantor; and

•	guaranty contracts, including revolving guaranty contracts, to be invalid unless executed in written documents.
In response to the revised Civil Code, the Group is taking necessary measures including verification of written contracts and operating procedures. However, any further amendments to the Civil Code in the future, which result in the need to reconstruct our operating management system, could affect our operating activities.

Annual Financial Report
2)	Regulations under U.S. Law

In August 2002, we listed our shares on the New York Stock Exchange. Therefore, we are required to comply with U.S. laws, including as described below.

The U.S. Investment Company Act of 1940 was enacted to protect the public interest and investors in investment trust transactions. In general, a company which is or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in investment securities may be deemed to be an investment company under the U.S. Investment Company Act of 1940.

If we are deemed to be an investment company under this Act, we would be prohibited from issuing our securities in the United States and may have to terminate our U.S. listing or other sponsorship promoting a U.S. trading market for our issued securities.

On July 30, 2002, Congress passed SOX. All issuers, including foreign issuers, of securities of which are registered under Securities Exchange Act of 1934 are subject to SOX, which emphasizes the responsibility of the issuer’s management and board of directors over financial reporting, and establishment and maintenance of effective internal controls, as well as improvement of disclosure. Furthermore, violation by any person or corporation of the Securities Exchange Act of 1934 may be subject to severe penalties. Pursuant to SOX 302, the chief executive officer and chief financial officer (the “Management”) are required to certify in each annual report that the report does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading and that the financial statements and other financial information included in the report fairly present in all material respects the financial condition, results of operations and cash flows of the Group as of and for the periods presented in the report, and the signing officers are responsible for establishing and maintaining necessary internal controls. Our Management is making such certifications.

In addition, the Group is subject to SOX 404 beginning with the fiscal year ended March 31, 2007 and as such we must fulfill the obligation to attach Management assessments of internal controls to each annual report. In the event the Management finds any problems with respect to internal controls over financial reporting, they must identify and evaluate the materiality of the issue, and if it is a material weakness, the issue must be disclosed in the annual report. Also, if the Management submits any false reports, they could personally face criminal charges.

We are in the midst of strengthening our corporate governance structure in order to comply with SOX while obtaining a wide range of advice from inside and outside experts regarding approaches to corporate governance and risk management, and examining them from different perspectives. We will continue to do our utmost to enhance our internal control structure in order to:
•	ensure the reliability of our financial statements;

•	ensure our management and corporate business activities comply with related regulations; and

•	improve the effectiveness and efficiency of our management and corporate business activities.

However, intentional or unintentional failure of the Management to comply with SOX, with respect to certifications regarding our financial reporting, could subject to the certifying Management to severe legal sanctions, therefore tarnishing our credibility and adversely affecting our stock price and business activities.

Moreover, any amendments to SOX that will increase regulations that we must comply with, could materially adversely affect our business operations.

Annual Financial Report
(3)	Business Risk

1)	Funding and Market Interest Rates

In our business operations, we need capital and liquidity for funding loans to customers, acquisition of purchased loans, purchase of real estate, general working capital, capital expenditures for reinforcement of our operating activities and acquisition of assets held for leases, dividend payments and repurchases of our stock. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from the capital markets such as through issuances of bonds.

Although contractual borrowing interest rates are subjected to fluctuation due to the market environment and other factors, the contractual lending interest rate in our loan business is restricted as stipulated by the Contribution Law. Therefore, in order to minimize our interest rate fluctuation risk, we are pursuing fixed interest rate financings with respect to borrowings from financial institutions and issuances of corporate bonds, as well as shortening loan periods or applying variable interest rates to loans to our customers.

Furthermore, the Group is diversifying its methods of fund-raising to stabilize its financial condition, as well as upgrading and expanding its commitment lines with financial institutions to secure liquidity.

The Group believes that it will not have difficulties in meeting its funding requirements. However, the Group may be affected by a number of other factors largely beyond our control, such as severe disruptions in the financial markets and changes in lenders’ stances toward us due to reorganizations of financial institutions and other reasons, as well as negative views about the prospects for the finance industry generally and downgrades of Japan’s sovereign debt ratings. Any impact from these factors that worsen our capital procurement environment significantly beyond our expectations could increase our interest expense and prevent us from obtaining sufficient funds from lenders or the capital markets, thereby adversely affecting our financial position and results of operations.

2)	Claims for Excess Interest Repayments

Regarding interest rates, the Contribution Law defines the maximum interest rate for loans as 29.20%, and all of our products are set below the maximum interest rate.

On the other hand, Article 1-1 of the Interest Rate Restriction Law provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousand; 18% per annum for loans of ¥100 thousand or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. Portions of our contractual loan interest rates exceed the prescribed rates under the Interest Rate Restriction Law. With respect to the interest in excess of the prescribed rate, a payment is deemed valid so long as certain prerequisites under the Moneylending Business Law are satisfied (often called “deemed valid payments”). However, the Supreme Court decisions on January 13, January 19 and January 24, 2006, held that the deemed valid payments shall not be applied when an acceleration clause is in effect, except under special circumstances. In accordance with these decisions, the voluntariness of the deemed valid payments has been virtually rejected.

Moreover, the Amendment of Moneylending Business Law, which includes amendments of the overall Moneylending Business Law such as abolishment of so-called “gray-zone” interest by reducing the maximum legal interest rate, was enacted in the 165th Diet Session on December 13, 2006 and promulgated on December 20, 2006.

Since then, customer demands for repayment of excess interest have been rapidly increasing in the moneylending industry. As a consequence, the Group has provided its reserve for losses on excess interest repayments.

Based on the “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37) issued on October 13, 2006 by the Japanese Institute of Certified Public Accountants (“JICPA”), we changed our method of estimation to cover all estimated future losses on excess interest repayments derived from current loans receivable.

In these business circumstances, if excess interest repayments to customers exceed our estimates, it could adversely affect our financial condition and results of operations

Annual Financial Report
3)	Reliability of our Information or Technological Systems and Networks

The Group increasingly relies on internal and external information and technological systems and networks to generate new business, provide services to customers, and manage our operations.

In particular, our business depends on:

•	the reliability and security of third-party databases from which we obtain credit information about our customers;

•	the reliability of Sanyo Financial Technology’s wire transfer service that we use to disburse loans to accounts designated by our customers;

•	the reliability of the financial institutions that hold our customers’ accounts from which we automatically transfer their payments to us; and
•	the ability of our automated fund transfer system to handle high volumes of phone calls and to provide customers a more convenient alternative with reliable privacy protection.
In addition, we outsource the following hardware and software in order to manage operating transactions and accounting data, confidential customer information, and other back-office operations:
•	our main computer housed in the data center of an affiliate of NEC Corporation (“NEC”), to which all data are backed up each business day;

•	dedicated lines that connect our main computer and outsourcing center to our application servers and e-mail servers, and

•	an NEC affiliate to provide maintenance and support work for our main computer.
Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, computer hackers, computer viruses and similar events or the loss of support services from third parties such as our main systems solution provider including NEC and its affiliates, telephone carriers, and Internet backbone providers. Any disruption, outages, or delays or other difficulties experienced by any of these technological and information systems and networks could affect our financial position and results of operations.

4)	Influence on Important Decisions by the Chairman and Representative Director of the Board and His Family

Kunihiko Sakioka, the Chairman and Representative Director of the Board of the Company, and his family members can exercise a controlling influence over important decisions involving significant corporate transactions such as the sale of companies of the Group, corporate restructuring, investment in businesses or assets, or changes in the terms of future financing, all of which could affect our business and affairs.

The interests of such shareholders in these and/or other matters may differ from those of our public shareholders.

5)	Risks in Our Operating Assets Portfolio

In order to move away from our previous business model centered on the loan business for domestic SMEs and to transform into a comprehensive non-bank financial services company responding to the diverse needs of mid-size SMEs, we are seeking to expand our operating assets. As of March 31, 2007, operating assets amounted to ¥306,779 million, of which 74.7% was attributable to the integrated financial services segment.

With respect to operating assets in the integrated financial services segment, 69.9% consist of loans receivable. We aim to accumulate prime assets with lower charge-off risk through acquisition of prime customers through promotion of our alliance strategy, which we refer to as the “Financial version of an OEM.” However, deterioration in the quality of our operating assets due to worsening of the financial condition of SMEs caused by rapid changes in the economic environment, consumers’ moral hazard regarding borrowings, and various other factors could adversely affect our financial position and results of operations.

Annual Financial Report

6)	Condition and Liquidity in Stock Markets

We are entering into capital tie-ups with various companies in order to increase our network of enterprises that can provide synergies with our integrated financial services. However, in the future, if the stock prices of investees decline significantly, or the financial condition of our investments worsens due to deterioration of the economic environment, we could suffer impairment losses on these securities, or our net worth ratio could decline due to fluctuations in unrealized profits in investment securities, which could adversely affect our financial position and results of operations.

7)	Ability to Establish and Maintain Successful Strategic Alliances and Joint Ventures

We are pursuing strategic alliances with various companies, in particular regional financial institutions with respect to our guarantee business, in order to maximize synergies with alliance companies and to take advantage of the customer bases and brands of alliance companies. However, if we fail to establish successful alliances, or for any reason fail to maintain alliances, it could adversely affect our business strategies and results of operations.

8)	Economic Trends and Liquidity in Real Estate Markets

With respect to the Group’s real estate businesses, we have been actively developing our businesses in the context of Japan’s brisk real estate market in recent years, mainly focusing on aggressive real estate acquisitions through the expansion of our information network, as well as investments in special purpose companies related to the real estate business (“Real Estate SPCs”). However, as the real estate business has a strong tendency to reflect economic trends, if land and lease values decline due to a downturn in the Japanese economy, or if sales activities of real estate held by Real Estate SPCs extend for a long term due to a shrinking of market, we may incur substantial amounts of impairment losses which could adversely affect our results of operations and business strategies.

In addition, in the event of changes to taxation affecting the real estate business, including property taxes, costs for the acquisition and sale of real estate may increase, which in turn could adversely affect our business.
5.	SIGNIFICANT CONTRACTS

None

6.	RESEARCH AND DEVELOPMENT

None

Annual Financial Report
7.	MANAGEMENT’S DISCUSSION AND ANALYSIS
(1)	Significant Accounting Policies and Estimates

The following describes our significant accounting policies that affect our significant judgments and estimates used in the preparation of our consolidated financial statements. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities. These estimates are based on, but not limited to, historical results, industry standards and current economic conditions, giving due consideration to materiality. Our estimates are based on information that is currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results may vary from those estimates, and those estimates could differ under different assumptions or conditions.

1)	Interest Income from Loans Receivable

Interest income from loans receivable is recognized on an accrual basis. Article 1-1 of the Interest Rate Restriction Law provides that a loan with an interest rate exceeding a prescribed rate is invalid with respect to the portion exceeding the maximum rate. On the other hand, Article 43 of the Moneylending Business Law provides that a payment by a borrower or guarantor of interest in excess of the prescribed rate is valid and non-refundable so long as the excess interest is paid voluntarily and provided that we have complied with the specified legal documentation and notification procedures (“deemed valid payments”), despite the provision of Article 1-1 of the Interest Rate Restriction Law. However, according to the Supreme Court decisions on January 13, January 19 and January 24, 2006, the deemed valid payments shall not be applied when an acceleration clause is in effect, except under special circumstances

In addition, in response to the abovementioned court decisions, the Amendment of Moneylending Business Law which includes amendments of the overall Moneylending Business Law such as abolishment of so-called “gray-zone” interest by reducing the maximum legal interest rate, was enacted in the 165th Diet session on December 13, 2006 and promulgated on December 20, 2006.

Accordingly, we maintain reserves for estimated losses from the abovementioned excess interest payments at a level that, in management’s judgment, is adequate to provide for estimated probable refund claims of excess interest previously paid by borrowers.

We recognize accrued interest income on loans receivable outstanding as of the balance sheet date at the lower of the restricted rate and the contractual interest rate. Contractual interest in excess of the restricted rate is recognized as interest income when collected.

Accrual of interest income is ceased when loan principal is charged off or is wholly or partially reserved.

2)	Loans Receivable and Allowance for Loan Losses

Allowance for loan losses is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

In evaluating the adequacy of the allowance, management considers various factors, including current economic conditions, such as unemployment rates, corporate insolvencies and personal bankruptcy cases, and historical loss experience. Allowance for loan losses is increased by provision for loan losses. Recoveries from loans previously charged-off are recognized as income.

Restructured loans include any loans for which interest, principal or term is restructured. Allowances for restructured loans are based on the collection history or legal classification of the borrowers.

Annual Financial Report
Our policy is generally to charge off loan balances and cease accrual of interest as follows:
(a)	Revolving Loans: Loan balances are charged off and interest accrual is terminated when a loan’s contractual interest payment becomes sixty-seven days delinquent or upon the occurrence of other events such as the bankruptcy of the borrower.

(b)	Unsecured Loan on Deeds: Loan balances are charged off when we believe the likelihood of any future collection is minimal. Events triggering charge-offs include bankruptcy of both the borrower and guarantor. Interest accrual is terminated at the earlier of the date when contractual interest payments are ninety-seven days delinquent or the date when all or a part of loan principal is deemed uncollectible.

(c)	Secured loans: Loan balances are charged off when we believe the likelihood of any future collection is minimal. We consider the availability and value of collateral in determining the level of charge-off. Interest accrual is terminated at the earlier of the date when contractual interest payments are ninety-seven days delinquent or the date when all or a part of loan principal is deemed uncollectible.
Other than above, in the case that loans are restructured, we charge off the amount of the recorded loan balance less the restructured loan balance.

3)	Purchased Loans Receivable and Revenue Recognition

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans. With respect to the costs of purchased loans collected, for those purchased loans for which the Group can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as cost and, for those purchased loans for which the Group cannot reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

Most of purchased loans are distressed loans purchased from third party originators such as banks, and all of purchased loans are reported at purchased cost.

Purchased loans for which the Group can reasonably estimate the expected timing and amount of cash flows due to installment repayment contracts with borrower, the Group uses those expected future cash flows, based on future yields, to recognize the principal portion of the collection as costs of purchased loans collected. As of March 31, 2007, approximately ¥1,292 million in book value of loans was accounted for under this method.

In addition, since the Group cannot reasonably estimate the expected timing and amount of cash flows from collections such as lump-sum repayment and legal enforcement, we recognize revenue from these collections of loans using the cost recovery method. Under this method, payments from a borrower are first applied to loan principal and the entire amount is recognized as revenue from purchased loans and costs of purchased loans collected. Once the purchased cost is fully recovered, subsequent receipts are recognized as revenue.

If the Group determines that the Group cannot recover a portion of the cost of the purchased loans, an allowance for the expected uncollectible portion is established. The loan is written off once we deem the entire loan uncollectible.

Annual Financial Report
(2)	Results of Operations

Total operating revenues for the year ended March 31, 2007 were ¥88,152 million, an increase of ¥27,160 million, or 44.5%, compared with the previous fiscal year. This is attributable to an increase in interest income and loan origination fees due to an increase in loans receivable centering on real estate finance in the loan business, an increase in revenue from purchased loans and sales of real estate in the servicing business, an increase in revenue from leases and installment loans due to expansion of the leasing business, and an increase in revenue from sales of real estate in the real estate business.

Operating income for the year ended March 31, 2007 was ¥10,435 million, a decrease of ¥2,349 million, or 18.4%, compared with the previous fiscal year. This is attributable to an increase in operating expenses such as costs of purchased loans collected and costs of sales of real estate due to an increase in operating revenues, and an increase in selling, general and administrative expenses due to an increase in loan loss-related costs in the loan business, including ¥3,424 million of additional provision for excess interest repayments and additional provision for loan losses provided for loan principal charged off by excess interest repayments, taking into account the recent status on occurrence of excess interest repayments. Consequently, ordinary income for the year ended March 31, 2007 was ¥9,323 million, a decrease of ¥3,462 million, or 27.1%, compared with the previous fiscal year.

Net income for the year ended March 31, 2007 was ¥8 million, a decrease of ¥9,024 million, or 99.9%, compared with the previous fiscal year, primarily due to the Group recording an adjustment to estimated excess interest repayment-related costs of ¥7,077 million as special losses.

1)	Operating Revenues

From October 1, 2006, the Company reduced its interest rates on all newly originated financial products. Also, the Group attempted to restructure its loan portfolio by shifting its target customers and promoting secured loans, as well as improving efficiency through a review of credit screening standard and its branch network, in order to accumulate high-quality loans receivable.

As a result, the total outstanding balance of notes and loans receivable as of March 31, 2007 was ¥257,125 million (including ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only), an increase of ¥32,884 million, or 14.7%, and interest income from notes and loans receivable for the year ended March 31, 2007 was ¥31,005 million, an increase of ¥2,159 million, or 7.5%, compared to the previous fiscal year, despite a decrease in the average contractual interest rate as of March 31, 2007.

Revenue from purchased loans in the servicing business for the year ended March 31, 2007 was ¥18,856 million, an increase of ¥6,934 million, or 58.2%, compared to the previous fiscal year, due principally to promotion of the acquisition of specific money claims through a proactive approach to financial institutions, efficient collection activities which took into consideration the customers’ revitalization and profitability, and enhancement of real estate-related revitalization businesses.

With respect to other operating revenues, loan origination fees received in the integrated financial services for the year ended March 31, 2007 were ¥4,068 million due to an increase of notes and loans receivable. Revenue from leases and installment loans for the year ended March 31, 2007 was ¥5,897 million due to promotion of financial services such as leases and installment loans mainly to meet the capital needs of mid-sized SMEs to expand their businesses as well as promotion of financial services in the People’s Republic of China, centering on direct finance leases for Chinese companies. Revenue from sales of real estate in the servicing business for the year ended March 31, 2007 was ¥10,678 million, and revenue from sales of real estate in the real estate business was ¥8,691 million.

As a result, operating revenues for the year ended March 31, 2007 were ¥88,152 million, an increase of ¥27,160 million, or 44.5%, from the previous fiscal year.

Annual Financial Report
2)	Operating Expenses

Financial costs for the year ended March 31, 2007 were ¥3,534 million, an increase of ¥1,109 million, or 45.8%, due to an increase in borrowing interest rates caused by the Bank of Japan lifting the quantitative easing policy and “zero interest rate” policy, as well as an increase of ¥47,331 million, or 19.2%, in the aggregate amount of interest-bearing debt to ¥294,014 million as of March 31, 2007, compared to the previous fiscal year.

Cost of purchased loans collected for the year ended March 31, 2007 was ¥12,867 million, an increase of ¥5,905 million, or 84.8%, due to an increase in revenue from purchased loans collected in the servicing business.

Among other operating expenses, costs of leases and installment loans for the year ended March 31, 2007 were ¥4,909 million, an increase of ¥1,187 million, or 31.9%, compared with the previous fiscal year, due to an expansion of leasing business in the integrated financial services. In addition, costs of real estate for sale in the servicing business and real estate business for the year ended March 31, 2007 amounted to ¥8,521 million and ¥5,468 million, respectively.

As a result, operating expenses for the year ended March 31, 2007 were ¥36,861 million, an increase of ¥17,605 million, or 91.4%, compared with the previous fiscal year.

3)	Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended March 31, 2007 were ¥40,855 million, an increase of ¥11,904 million, or 41.1%, compared with the previous fiscal year, due to factors such as an increase in loan loss-related costs in the loan business, including ¥3,424 million of additional provision for excess interest repayments and additional provision for loan losses provided for loan principal charged off by excess interest repayments, taking into account the recent status on occurrence of excess interest repayments.

4)	Operating Income

Operating income for the year ended March 31, 2007 was ¥10,435 million, a decrease of ¥2,349 million, or 18.4%, compared with the previous fiscal year, as a result of operating revenues of ¥88,152 million, operating expenses of ¥36,861 million, and selling, general and administrative expenses of ¥40,855 million for the year ended March 31, 2007.

5)	Other Income and Expenses

Other income for the year ended March 31, 2007 was ¥726 million, a decrease of ¥278 million, or 27.7%, compared with the previous fiscal year. This is attributable to income from investment funds of ¥669 million and interest and dividends received of ¥107 million, both of which were incurred in the previous fiscal year, despite the income from investment funds of ¥507 million and the interest and dividends received of ¥123 million for the year ended March 31, 2007.

Other expenses for the year ended March 31, 2007 were ¥1,838 million, an increase of ¥834 million, or 83.1%, compared with the previous fiscal year. This is attributable to securitization facility costs of ¥471 million for the year ended March 31, 2007 caused by securitization of loans receivable, in addition to other interest expenses on borrowings of ¥901 million for the year ended March 31, 2007, an increase of ¥490 million, or 119.1%, compared with the previous fiscal year.

6)	Ordinary Income

Ordinary income for the year ended March 31, 2007 was ¥9,323 million, a decrease of ¥3,462 million, or 27.1%, compared with the previous fiscal year, as a result of operating income of ¥10,435 million, other income of ¥726 million, and other expenses of ¥1,838 million for the year ended March 31, 2007.

Annual Financial Report
7)	Special Gains and Losses

Special gains for the year ended March 31, 2007 were ¥1,994 million, a decrease of ¥2,176 million, or 52.2%, compared to the previous fiscal year. This is attributable to gains on sales of investment securities of ¥4,170 million which was incurred in the previous fiscal year, despite gains on sales of investment securities of ¥1,246 million for the year ended March 31, 2007.

With regard to special losses, as a result of changes in the previous method for the estimation of reserve for losses on excess interest repayments based on “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Committee Report No. 37) issued by the JICPA on October 13, 2006, the Group recorded ¥7,077 million as an adjustment to estimated excess interest repayment-related costs, representing the difference between the amount estimated under the previous method and the amount newly estimated.

As a result, special losses for the year ended March 31, 2007 were ¥8,563 million, an increase of ¥7,918 million compared to the previous fiscal year.

8)	Net Income

As a result of the above, income before taxes and minority interests for the year ended March 31, 2007 was ¥2,754 million, a decrease of ¥13,557 million, or 83.1%, compared to the previous fiscal year. Income taxes for the year ended March 31, 2007 were ¥2,523 million, a decrease of ¥4,158 million, or 62.2%, compared to the previous fiscal year and, consequently, net income for the year ended March 31, 2007 fell to ¥8 million, a decrease of ¥9,024 million, or 99.9%, compared to the previous fiscal year.

(3)	Liquidity and Capital Resources

1)	Cash Flows

As of March 31, 2007, cash and cash equivalents (hereafter referred to as “Cash”) was ¥27,625 million, an increase of ¥6,519 million compared with the end of the previous fiscal year.

Net cash used in operating activities for the year ended March 31, 2007 was ¥67,357 million, compared to ¥89,882 million used for the previous fiscal year. Cash used during the year ended March 31, 2007 mainly comprised ¥51,226 million used in net origination of notes and loans receivable, compared to ¥80,891 million used for the previous fiscal year, ¥6,707 million used in net acquisition of purchased loans receivable, compared to ¥10,187 million used for the previous fiscal year, ¥8,667 million used in acquisition of real estate for sale and real estate under construction for sale in the real estate business, and ¥11,845 million used in acquisition of real estate for sale in the servicing business, while income before income taxes and minority interests was ¥2,754 million compared to ¥16,311 million for the previous fiscal year.

Net cash used in investing activities for the year ended March 31, 2007 was ¥8,547 million, compared to ¥17,144 million used for the previous fiscal year. Cash used during the year ended March 31, 2007 mainly comprised ¥2,490 million used in net acquisition of investment securities, compared to ¥10,712 million used for the previous fiscal year.

Net cash provided by financing activities for the year ended March 31, 2007 was ¥79,728 million, compared to ¥102,574 million provided for the previous fiscal year. Cash provided during the year ended March 31, 2007 mainly comprised ¥39,985 million provided by net proceeds from interest-bearing debt, compared to ¥99,243 million provided for the previous fiscal year, and ¥7,910 million provided by proceeds from the issuance of new shares.

Annual Financial Report
2)	Liquidity and Capital Requirements

In our business operations, our principal capital and liquidity needs are for funding loans to customers, purchase of loans, general working capital, capital expenditures for enhancement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock.
(a)	Loan Origination

We provide integrated financial services as our principle business, and our most critical capital requirement is for loan origination.

(b)	Purchase of Loans

We mainly purchase distressed loans from third party originators including financial institutions in our servicing business operations.

(c)	Working Capital

Our working capital needs are primarily for financial costs such as interest expenses, and operating expenses including salaries and employee benefits, commission fees and rental expenses.

(d)	Capital Expenditures

Our capital expenditures for the year ended March 31, 2007 were mainly used in the refurbishment of the Tokyo Head Office in order to further strengthen relationships among the Group and acquisition of assets held for leases by NIS Lease Co., Ltd.

For the year ending March 31, 2008, the Company has budgeted capital expenditures in the amount of ¥68 million for installment of equipment to improve operational efficiency of the Group and ¥175 million for relocation and renovation of branches and loan offices in order to enhance sales and marketing operations.

In addition, NIS Lease Co., Ltd. has budgeted capital expenditures in the amount of ¥4,005 million for the acquisition of assets held for leases.

(e)	Dividend Payments

The amount of dividend payments depends on various factors, including the Group’s future earnings and economic trends. However, we need sufficient liquidity to provide for the planned amount.

(f)	Acquisition of Treasury Stock

At the Annual Shareholders’ Meeting held on June 24, 2006, a resolution was approved concerning a partial amendment of the Company’s Articles of Incorporation in response to the implementation of the Corporate Law, which continues to permit the repurchase of stock by approval of the Board of Directors. We plan to repurchase our stock after carefully considering the trends in our results of operations, financial position and share price as well as the market trends.

Annual Financial Report
3)	Financial Position

As of March 31, 2007, total assets were ¥403,880 million, an increase of ¥53,018 million, or 15.1%, compared with the end of the previous fiscal year. This is mainly attributable to an increase of ¥17,491 million, or 192.1%, in the balance of real estate for sale and real estate under construction for sale in the real estate business to ¥26,598 million, compared with the end of the previous fiscal year, due to an expansion of the real estate business and change in scope of consolidation concerning investment associations, as well as an increase of ¥20,839 million, or 69.1%, in the total balance of purchased loans receivable and real estate for sale in the servicing business to ¥51,004 million, compared with the end of the previous fiscal year, due to an expansion of the servicing business. This was despite a decrease of ¥10,727 million, or 4.8%, in the balance of notes and loans receivable to ¥213,512 million, compared with the end of the previous fiscal year, due to the off-balance-sheet loans receivable of ¥43,612 million, which resulted from measures such as securitization.

Total liabilities were ¥317,132 million, an increase of ¥48,503 million, or 18.1%, compared with the end of the previous fiscal year. This increase is mainly attributable to an increase of ¥47,331 million, or 19.2%, in the total interest-bearing debt to ¥294,014 million, compared with the end of the previous fiscal year, due to an increase of operational assets.

Net assets were ¥86,747 million, an increase of ¥4,515 million, or 5.5%, compared with the end of the previous fiscal year. This is mainly attributable to an increase of ¥9,002 million, or 32.9%, in total amount of common stock and additional paid-in capital to ¥36,371 million, compared with the end of the previous fiscal year, due to factors such as a new share issuance through a third-party allotment to Sumitomo Mitsui Banking Corporation and conversions of convertible bonds. This was also due to low net income for the year ended March 31, 2007 of ¥8 million including as a result of loan-related costs (including excess interest repayment-related costs), as well as unrealized losses on investment securities of ¥302 million as of March 31, 2007, a decrease of ¥4,795 million, or 94.1%, compared to unrealized gains on investment securities as of the end of the previous fiscal year, due to a decline in the prices of shares held.

As a result, net worth ratio as of March 31, 2007 was 20.5%, a decrease of 2.3 points compared with the end of the previous fiscal year, due to an increase in the interest-bearing debt despite an increase in net assets.

4)	Capital Resources

We manage our capital resources and liquidity to provide adequate funds for current and future financial obligations. We procure funds for our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from capital markets such as through issuances of bonds. In addition, in order to improve our financial position, the Company procured ¥8,000 million through a third-party allotment of new shares to Sumitomo Mitsui Banking Corporation on June 12, 2006.

We believe that our existing funds as of March 31, 2007, and the amount of funds that we expect to be generate from our business operations, together with our existing access to borrowings and capital markets, will be sufficient for us to continue to operate our business at current levels through the year ending March 31, 2008.

Annual Financial Report
5)	Commitments
(a)	Long-term Borrowings

We require a significant amount of funds for the purpose of extending loans to our customers. All of our borrowings are denominated in yen. As of March 31, 2007, we had long-term borrowings including asset backed securities, as well as current portion of long-term borrowings, totaling ¥211,517 million.

Of our total long-term borrowings as of March 31, 2007, ¥142,820 million were from loans, principally from banks and other financial institutions. Our long-term loans will mature within five years from March 31, 2007 and accrue interest on a fixed rate basis or on a floating rate basis. The weighted-average interest rate of our long-term loans as of March 31, 2007 was 1.7%.

In addition, ¥41,740 million of our total long-term borrowings as of March 31, 2007 were from the issuance of long-term bonds. Our long-term bonds will mature within three years from March 31, 2007. The weighted-average interest rate of our long-term bonds as of March 31, 2007 was 1.6%.

(b)	Short-term Borrowings

Our short-term borrowings comprised bank loans and commercial paper. Interest rates on bank loans as of March 31, 2007 under fixed or floating contracts ranged from 1.1% to 2.5% with the weighted-average interest rates of these bank loans being 2.0%. Interest rates on commercial paper as of March 31, 2007 ranged from 1.3% to 2.2% with the weighted-average interest rates of this commercial paper being 1.9%.

(c)	Collateral for Borrowings

Information on the details of our assets pledged as collateral and corresponding borrowings secured by the collateral is stated in “ITEM 5. FINANCIAL STATEMENTS – 1. CONSOLIDATED FINANCIAL STATEMENTS – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – Consolidated Balance Sheets.”
6)	Contingencies
(a)	Loan Commitments

Information on the details of our loan commitments is stated in “ITEM 5. FINANCIAL STATEMENTS – 1. CONSOLIDATED FINANCIAL STATEMENTS – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – Consolidated Balance Sheets.”

(b)	Guarantees

As of March 31, 2007, we had outstanding guarantees in the total amount of ¥17,398 million. This includes guarantees for borrowings of business owners, lease receivable, accounts receivable in connection with the complementation of customers’ credibility in corporate transactions. Pursuant to each agreement, we receive a certain percentage of the outstanding guarantees as guarantee fees. Meanwhile, we are required to perform as a guarantor for the borrowings for which payments are delinquent for a certain period of time. In order to provide for estimated probable losses from these guarantee transactions, we maintain a reserve for estimated guarantee losses.

Annual Financial Report
ITEM 3. OVERVIEW OF PROPERTY AND EQUIPMENT
1.	OVERVIEW OF CAPITAL EXPENDITURES

The total amount of investment in property and equipment of the Group was ¥5,269 million during the year ended March 31, 2007. Main expenditures were for integrated financial services in connection with refurbishment of the Company’s Tokyo head office of ¥65 million and acquisition of assets held for leases of ¥2,929 million mainly by NIS Lease Co., Ltd., and for the real estate business in connection with acquisition of tangible fixed assets of ¥1,569 million by Seizanso C.C. Management Co., Ltd.

In addition, all capital expenditures were made with cash on hand.

Annual Financial Report
2.	MAJOR PROPERTY AND EQUIPMENT
(1)	The Company

		Book Value (In millions except square meters)
		Buildings						Number of
Name of Office	Description	and		Land				Employees
(Location)	(Business Segment)	Structures	Equipment	(m2)		Software	Total	(Persons)

Tokyo Head Office (Shinjuku-ku, Tokyo)	Offices (Integrated	¥122	¥184	¥—		¥1,550	¥1,856	232
Matsuyama Head Office (Matsuyama City, Ehime)	Financial Services)	352	67	355		14	789	39
				(815.07)
				[409.51	]

Eastern Japan Investigation Department (Kawaguchi City, Saitama)	Sales support office (Integrated Financial Services)	3	2	—		—	5	53

Hokkaido region
(Sapporo Branch Office and 1 other)		0	0	—		—	1	23
Tohoku region
(Sendai Branch Office)		1	1	—		—	2	12
Kanto region
(Ikebukuro Branch Office and 16 others)		13	7	—		—	20	239
Chubu region
(Nagoya Sales Department and 2 others)	Branches	4	1	—		—	6	39
Kinki region	(Integrated Financial
(Nanba Branch Office and 5 others)	Services)	15	6	—		—	22	89
Chugoku region
(Hiroshima Branch Office and 1 other)		2	0	—		—	3	16
Shikoku region
(Matsuyama Branch Office)		0	0	—		—	0	10
Kyushu region
(Kyushu Sales Department and 2 others)		3	2	—		—	6	49

Total	—	¥519	¥275	355		¥1,564	¥2,714	801
				(815.07)
				[409.51	]

Notes:	1.	Figures in brackets above represent office space leased to third-parties, which is included in the figures in parentheses.
	2.	The average number of temporary employees of the Company is 77 persons for the year ended March 31, 2007 and is excluded from the numbers presented above.
	3.	Consumption taxes are excluded from amounts presented above.
	4.	In addition, major leased assets are as follows:

			Lease Term	Annual Lease Payment	Balance of Lease Contracts
Business Segment	Description	Units	(Years)	(In millions)	(In millions)

Integrated Financial Services	Operating system	1	4 ~ 5	¥567	¥629
Integrated Financial Services	Vehicles	50	5	18	26

Total	—	—	—	¥585	¥655

Note: Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
(2)	Domestic Subsidiaries

			Book Value
			(In millions except square meters)
			Buildings						Number of
	Office	Description	and			Land			Employees
Name of Subsidiary	(Location)	(Business Segment)	Structures	Machinery	Equipment	(m2)	Other	Total	(Persons)

	Head Office	Office
Nissin Servicer Co., Ltd.	(Shinjuku-ku,	(Servicing Business)	¥23	¥—	¥7	¥—	¥8	¥39	85
	Tokyo)

	Head Office	Office and other				359
	(Kokura-kita-ku,	(Integrated	123	—	—	(1,918.77)	—	483	54
	Kita-Kyushu City)	Financial Services)				[468.28]

	Kyushu region	Branches
Aprek Co., Ltd.	(7 branches,	(Integrated	0	—	—	—	—	0	41
	including Fukuoka	Financial Services)
	Branch Office)

	Chugoku region	Branch
	(Hiroshima	(Integrated	—	—	—	—	—	—	7
	Branch Office)	Financial Services)

NIS Lease Co., Ltd.	Head Office	Office
	(Shinjuku-ku,	(Integrated	5	—	2	—	1	9	48
	Tokyo)	Financial Services)

		Assets held for leases
	—	(Integrated	1,020	330	3,266	—	546	5,165	—
		Financial Services)

	Head office	Office
NIS Securities Co., Ltd.	(Shinjuku-ku,	(Integrated Financial	18	—	11	—	37	67	32
	Tokyo)	Services)

Seizanso C.C. Management Co., Ltd.	Country Club	Golf courses				1,203
	(Hitachi-Ota City, Ibaraki)	(Real Estate Business)	350	—	13	(1,173, 102.40)	—	1,567	—

Notes:	1.	The figures in square brackets above represent office space leased to third-parties, which is included in the figures in parentheses.
	2.	The average numbers of temporary employees of Nissin Servicer Co., Ltd., and Aprek Co., Ltd. are 8 persons and 9 persons for the year ended March 31, 2007, respectively, and are excluded from the numbers presented above. In addition, NIS Lease Co., Ltd., NIS Securities Co., Ltd. and Seizanso C.C. Management Co., Ltd. do not have any temporary employees.
	3.	Consumption taxes are excluded from the amounts presented above.
	4.	“Other” consists of software and vehicles.
	5.	In addition, major leased assets are as follows:

Name of Subsidiary			Lease Term	Annual Lease Payment	Balance of Lease Contracts
(Business Segment)	Description	Units	(Years)	(In millions)	(In millions)

Nissin Servicer Co., Ltd. (Servicing Business)	Operating system	1	4 ~ 5	¥23	¥49

Aprek Co., Ltd. (Integrated Financial Services)	Multifunction machine	9	5	1	4

NIS Lease Co., Ltd. (Integrated Financial Services)	Operating system	1	4 ~ 5	22	88

NIS Securities Co., Ltd. (Integrated Financial Services)	Operating system	1	5 ~ 7	14	26

Total	—	—	—	¥60	¥168

Note:	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
(3)	Foreign Subsidiaries

Book Value
(In millions except square meters)

			Buildings						Number of
	Office	Description	and			Land			Employees
Name of Subsidiary	(Location)	(Business Segment)	Structures	Machinery	Equipment	(m2)	Other	Total	(Persons)

	Head Office	Office (Integrated
	(Shanghai, People’s	Financial	¥34	¥—	¥29	¥—	¥26	¥89	54
	Republic of China)	Services)

Nissin Leasing		Assets held for
(China) Co., Ltd.		leases
	—	(Integrated	—	52	—	—	—	52	—
Financial
Services)

Note: Consumption taxes are excluded from the amounts presented above.
3.	PLANS FOR ACQUISITIONS AND DISPOSALS OF PROPERTY AND EQUIPMENT
(1)	Acquisitions of Major Property and Equipment

1)	Assets for Internal Use

The following major property and equipment is expected to be acquired during the year ending March 31, 2008:

		Expenditure Plan (In millions)

	Description			Amount Estimated		Expected Date
Company Name	(Business Segment)	Total Amount	Amount Paid	to Pay	Date Started	of Completion

NIS Group Co., Ltd.	Installation of equipment at Tokyo Head Office (Integrated Financial Services)	¥68	¥—	¥68	April 2007	March 2008

	Relocation and renovation of
	branches and loan offices	175	—	175	May 2007	March 2008
	(Integrated Financial Services)

Notes:	1.	All future capital expenditures above are expected to be made with cash on hand.
	2.	The amounts of expenditures include the amounts of security deposits for leased offices.
	3.	The increase in property and equipment above will have no significant effect on the financial position or results of operations of the Company.
	4.	Consumption taxes are excluded from the amounts presented above.
2)	Assets Held for Leases

The following major property and equipment is expected to be acquired during the year ending March 31, 2008:

		Expenditure Plan
	Description	(In millions)
Company Name	(Business Segment)	Total Amount	Amount Paid	Amount Estimated to Pay

NIS Lease Co., Ltd.	Assets held for leases (Integrated Financial Services)	¥4,005	¥ —	¥4,005

Notes:	1.	All future capital expenditures above are expected to be made with cash on hand.
	2.	Consumption taxes are excluded from the amounts presented above.
(2)	Disposals of Major Property and Equipment

No major disposition of property and equipment are planned for the year ending March 31, 2008, except for disposals in the course of the Group’s routine renewal of its property and equipment.

Annual Financial Report
ITEM 4. OVERVIEW OF THE COMPANY
1.	INFORMATION ON CAPITAL STOCK
(1)	The Total Number of Shares

1)	Total Number of Authorized Shares

Type of Shares	Number of Shares (Shares)
Common stock	7,680,000,000

Total	7,680,000,000

2)	Total Number of Issued Shares

		June 25, 2007
	March 31, 2007	(Filing Date)
Type of Shares	(Shares)	(Shares)	Stock Exchange	Details

			Tokyo Stock Exchange
Common stock	2,917,887,012	2,917,887,012	(First Section)	—
			New York Stock Exchange

Total	2,917,887,012	2,917,887,012	—	—

Note:	The number of issued shares of common stock as of the filing date does not include the number of shares newly issued upon exercises of stock acquisition rights during the period from June 1, 2007 to the filing date of this annual financial report.

Annual Financial Report
(2)	Information on Stock Acquisition Rights and Convertible Bonds

Stock Acquisition Rights Issued under the Former Amended Commercial Code of Japan

(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2007	May 31, 2007

Number of stock acquisition rights:	23,326 units	22,100 units
Number of stock acquisition rights for share repurchases:	—	—
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	22,392,960 shares (Note 1)	21,216,000 shares (Note 1)
Amount to be paid in upon exercising stock acquisition rights:	¥53 per share (Note 2)	¥53 per share (Note 2)
Exercise period:	August 1, 2004 ~	August 1, 2004 ~
	July 31, 2007	July 31, 2007
Exercise price:	¥53 per share	¥53 per share
Amount to be credited to common stock:	¥27 per share	¥27 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the stock acquisition rights contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	—	—
Restriction on issuance in connection with organizational restructuring:	—	—

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment	×	1 Split or conslidation ratio

In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition rights, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

Annual Financial Report
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2007	May 31, 2007

Number of stock acquisition rights:	480 units	480 units
Number of stock acquisition rights for share repurchases:	—	—
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	460,800 shares (Note 1)	460,800 shares (Note 1)
Amount to be paid in upon exercising stock acquisition rights:	¥55 per share (Note 2)	¥55 per share (Note 2)
Exercise period:	February 1, 2005 ~	February 1, 2005 ~
	January 31, 2008	January 31, 2008
Exercise price:	¥55 per share	¥55 per share
Amount to be credited to common stock:	¥28 per share	¥28 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the stock acquisition right contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	—	—
Restriction on issuance in connection with organizational restructuring:	—	—

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment	×	1 Split or consolidation ratio

In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition rights, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

Annual Financial Report
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2007	May 31, 2007

Number of stock acquisition rights:	3,608 units	3,568 units
Number of stock acquisition rights for share repurchases:	—	—
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	3,463,680 shares (Note 1)	3,425,280 shares (Note 1)
Amount to be paid in upon exercising stock acquisition rights:	¥67 per share (Note 2)	¥67 per share (Note 2)
Exercise period:	May 1, 2005 ~	May 1, 2005 ~
	April 30, 2008	April 30, 2008
Exercise price:	¥67 per share	¥67 per share
Amount to be credited to common stock:	¥34 per share	¥34 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the stock acquisition right contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	—	—
Restriction on issuance in connection with organizational restructuring:	—	—

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment	×	1 Split or consolidation ratio

In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

Annual Financial Report
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2005)

	March 31, 2007	May 31, 2007

Number of stock acquisition rights:	20,640 units	20,440 units
Number of stock acquisition rights for share repurchases:	—	—
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	8,256,000 shares (Note 1)	8,176,000 shares (Note 1)
Amount to be paid in upon exercising stock acquisition rights:	¥58 per share (Note 2)	¥58 per share (Note 2)
Exercise period:	August 1, 2005 ~	August 1, 2005 ~
	July 31, 2008	July 31, 2008
Exercise price:	¥58 per share	¥58 per share
Amount to be credited to common stock:	¥29 per share	¥29 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. With respect to business counterparties approved by the Board of Directors, as bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	—	—
Restriction on issuance in connection with organizational restructuring:	—	—

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment	×	1 Split or consolidation ratio

In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

Annual Financial Report
(Approved at the Annual Shareholders’ Meeting on June 22, 2005)

	March 31, 2007	May 31, 2007

Number of stock acquisition rights:	3,950 units	3,950 units
Number of stock acquisition rights for share repurchases:	—	—
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	1,580,000 shares (Note 1)	1,580,000 shares (Note 1)
Amount to be paid in upon exercising stock acquisition rights:	¥131 per share (Note 2)	¥131 per share (Note 2)
Exercise period:	April 1, 2006 ~	April 1, 2006 ~
	March 31, 2009	March 31, 2009
Exercise price:	¥131 per share	¥131 per share
Amount to be credited to common stock:	¥66 per share	¥66 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. With respect to business counterparties approved by the Board of Directors, as bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	—	—
Restriction on issuance in connection with organizational restructuring:	—	—

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment	×	1 Split or consolidation ratio

In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

Annual Financial Report
(3)	Summary of Rights Plan

Not Applicable

(4)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase in Issued	Balance of Issued	Change in		Change in	Balance of
	Common Stock	Common Stock	Common	Balance of	Additional	Additional
Date	(Shares)	(Shares)	Stock	Common Stock	Paid-in Capital	Paid-in Capital
		(In millions except shares)
May 21, 2002	33,156,014	66,312,028	¥—	¥6,610	¥—	¥8,933
May 20, 2003	66,312,028	132,624,056	—	6,610	—	8,933
April 1, 2003 ~ March 31, 2004	2,102,136	134,726,192	607	7,218	713	9,647
May 20, 2004	134,726,192	269,452,384	—	7,218	—	9,647
April 1, 2004 ~ September 30, 2004	189,526	269,641,910	27	7,245	32	9,679
November 19, 2004	269,641,910	539,283,820	—	7,245	—	9,679
October 1, 2004 ~ March 31, 2005	5,384,611	544,668,431	533	7,779	523	10,203
May 20, 2005	108,933,686	653,602,117	—	7,779	—	10,203
April 1, 2005~ September 30, 2005	12,475,533	666,077,650	1,022	8,802	1,018	11,221
November 18, 2005	666,077,650	1,332,155,300	—	8,802	—	11,221
October 1, 2005 ~ March 31, 2006	74,315,344	1,406,470,644	3,046	11,848	3,032	14,253
April 1, 2006	1,406,470,644	2,812,941,288	—	11,848	—	14,253
June 12, 2006	86,021,600	2,898,962,888	4,043	15,891	3,956	18,210
April 1, 2006 ~ March 31, 2007	18,924,124	2,917,887,012	397	16,289	376	18,586

Notes:	1.	The increase in the number of issued common stock on May 21, 2002 was due to a 2-for-1 stock split.
	2.	The increase in the number of issued common stock on May 20, 2003 was due to a 2-for-1 stock split.
	3.	The increase in the number of issued common stock, the balance of issued common stock and additional paid-in capital for the year ended March 31, 2004 was due to the exercises of stock acquisition rights (warrants).
	4.	The increase in the number of issued common stock on May 20, 2004 was due to a 2-for-1 stock split.
	5.	The increase in the number of issued common stock, the balance of issued common stock and additional paid-in capital for the six months ended September 30, 2004 was due to the exercises of stock acquisition rights (warrants).
	6.	The increase in the number of issued common stock on November 19, 2004 was due to a 2-for-1 stock split.
	7.	The increase in the number of issued common stock, the balance of issued common stock and additional paid-in capital for the six months ended March 31, 2005 was due to the exercise of stock acquisition rights (warrants) (hereafter including the conversion of former convertible bonds, etc.).
	8.	The increase in the number of issued common stock on May 20, 2005 was due to a 1.2-for-1 stock split.
	9.	The increase in the number of issued common stock, the balance of issued common stock and additional paid-in capital for the six months ended September 30, 2005, was due to the exercise of stock acquisition rights (warrants).
	10.	The increase in the number of issued common stock on November 18, 2005 was due to a 2-for-1 stock split.
	11.	The increase in the number of issued common stock, the balance of issued common stock and additional paid-in capital for the six months ended March 31, 2006, was due to the exercise of stock acquisition rights (warrants).
	12.	The increase in the number of issued common stock on April 1, 2006 was due to a 2-for-1 stock split.
	13.	The increase in the number of issued common stock, the balance of issued common stock and additional paid-in capital on June 12, 2006 was due to a third-party allotment of new shares as follows:

Issue price of new share:	¥93
Amount to be credited to common stock:	¥47
Subscriber:	Sumitomo Mitsui Banking Corporation
14.	The increase in the number of issued common stock, the balance of issued common stock and additional paid-in capital for the year ended March 31, 2007 was due to the exercise of stock acquisition rights (warrants).

Annual Financial Report
(5)	Details of Shareholdings

The following table shows the details of shareholdings in units under the Japanese Unit Share System. Each unit equals 100 shares of common stock. In addition, the total number of shares below 1 unit under the Japanese Unit Share System is 236,212 shares.

	March 31, 2007
		Number of Shares
		Owned
Category	Number of Shareholders	(Units)	Percentage of Total

Governmental organizations	—	—	—%
Financial institutions	44	3,391,827	11.6
Securities companies	53	526,942	1.8
Other corporations	418	7,238,799	24.8
Foreign shareholders:
Other than individuals	149	2,866,055	9.8
Individuals	47	18,986	0.1
Individuals and other	73,826	15,133,899	51.9

Total	74,537	29,176,508	100.0%

Notes:	1.	With respect to 68,348,971 shares of treasury stock held by the Company, 683,489 units are included in “Individuals and other” and 71 shares are included in shares below 1 unit under the Japanese Unit Share System.
	2.	5,448 units nominally owned by Japan Securities Depositary Center, Inc. are included in “Other corporations.”
(6)	Principal Shareholders

		March 31, 2007
		Number of
		Shares Owned	Percentage of
Name	Address	(Thousand shares)	Total Issued Shares

Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	335,702	11.50%
Shuho, Ltd.	3-1, Nishi-shinjuku 7-chome, Shinjuku-ku, Tokyo	327,925	11.22
Kunihiko Sakioka	Setagaya-ku, Tokyo	89,626	3.07
Sumitomo Mitsui Banking Corporation	1-2, Yuraku-cho 1-chome, Chiyoda-ku, Tokyo	86,021	2.95
Hideo Sakioka	Matsuyama City, Ehime	78,696	2.70
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	78,145	2.68
Hero & Co. (Standing agent: Sumitomo Mitsui Banking Corporation)	90 Washington Street, New York, NY 10015, U.S.A. (3-2 Marunouchi 1-chome, Chiyoda-ku, Tokyo)	60,239	2.06
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	54,430	1.87
Midori Moriyama	Matsuyama City, Ehime	40,324	1.38
The Bank of New York, Treaty JASDEC Account (Standing agent: The Bank of Tokyo Mitsubishi UFJ, Ltd.)	Avenue des Arts, 35 Kunstlaan, 1040 Brussels, Belgium (7-1 Marunouchi 2-chome, Chiyoda-ku, Tokyo)	37,314	1.28

Total	—	1,187,797	40.71%

Notes:	1.	68,348 shares of treasury stock, comprising 2.34% of total number of issued shares as of March 31, 2007, are not accounted for in the above list of principal shareholders.
	2.	Of all the shares held above, the following are related to trust businesses:

The Master Trust Bank of Japan, Ltd.	78,145 thousand shares
Japan Trustee Services Bank, Ltd.	54,430 thousand shares

Annual Financial Report
(7)   Voting Rights of Capital Stock
1)      Issued Shares

Type	Number of Issued Shares (Shares)		Number of Voting Rights	Details

Non-voting capital stock		—	—	—
Capital stock with restricted voting rights (Treasury stock)		—	—	—
Capital stock with restricted voting rights (Others)		—	—	—
Capital stock with voting rights (Treasury stock)	(Treasury stock) Common stock:	68,348,900	—	—
Capital stock with voting rights (Others)	Common stock:	2,849,301,900	28,493,019	—
Capital stock below 1 unit under the Japanese Unit Share System	Common stock:	236,212	—	—
Total number of shares of capital stock issued		2,917,887,012	—	—
Total number of voting rights		—	28,493,019	—

Notes:	1.	544,800 shares (equivalent to 5,448 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others).”
	2.	71 shares of treasury stock are included in “Capital stock below 1 unit under the Japanese Unit Share System.”
2)     Treasury Stock

		Shares of Common Stock Owned As of March 31, 2007
		Under the Company’s			Percentage of Total
Owner	Address	Name	Under Other Names	Total Number of Shares	Issued Shares
(Treasury stock) NIS Group Co., Ltd.		(Shares except percentages)
	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	68,348,900	—	68,348,900	2.34%

Total	—	68,348,900	—	68,348,900	2.34%

Annual Financial Report
(8)   Information on Stock Acquisition Right Plans
(Stock Acquisition Rights in the Form of New Share Subscription Rights)
1)	Pursuant to Articles 280-20 and 280-21 of the former Amended Commercial Code of Japan (the “Code”), the 45th Annual Shareholders’ Meeting held on June 22, 2004 approved a special resolution on issuance of new share subscription rights to the Company’s, its subsidiaries’ or its equity-method affiliates’ directors, statutory auditors, corporate advisors, contract employees or regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employees with tenure of over one year, or the Company’s business counterparties’ directors, statutory auditors or certain employees which are approved by the Board of Directors.

The following is the content of the abovementioned stock acquisition right plan:

Resolution date:	June 22, 2004
Grant for:	The Group’s directors, statutory auditors, contract employees or regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employees with tenure of over one year, or directors, statutory auditors or certain employees of business counterparties of the Company which are approved by the Board of Directors; 1,278 persons (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 8,000,000 shares (Note 2)
Amount to be paid in upon exercise:	As presented in “(2) Information on Stock Acquisition Rights and Convertible Bonds”
Exercise period:	Same as above
Requirement for exercise:	Same as above
Transfer restriction item:	Same as above
Substitution item for cash payment:	—
Restriction on issuance in connection with organizational restructuring:	—

Notes:	1.	The number of grantees approved by the Board of Directors was 1,149 persons on July 6, 2004, 9 persons on January 11, 2005 and 120 persons on April 12, 2005.
	2.	The maximum number of stock acquisition rights is 80,000 units. The number of shares per one unit of stock acquisition rights is 100 shares of common stock. In addition, the number of shares per one unit of stock acquisition rights has been adjusted retroactively to reflect 2-for-1 stock splits completed on November 19, 2004, November 18, 2005 and April 1, 2006, and a 1.2-for-1 stock split completed on May 20, 2005.

Annual Financial Report
2)	Pursuant to Articles 280-20 and 280-21 of the Code, the 46th Annual Shareholders’ Meeting held on June 22, 2005 approved a special resolution on issuance of new share subscription rights to the Company’s, its subsidiaries’ or its equity-method affiliates’ directors, statutory auditors, corporate advisors, contract employees or regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or the Company’s business counterparties’ directors, statutory auditors or certain employees which are approved by the Board of Directors.

The following is the content of the abovementioned stock acquisition right plan:

Resolution date:	June 22, 2005
Granted to:	The Group’s directors, statutory auditors, corporate advisors, contract employees or regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or directors, statutory auditors or certain employees of business counterparties of the Company which are approved by the Board of Directors; 279 persons (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 5,000,000 share (Note 2)
Amount to be paid in upon exercise:	As presented in “(2) Information on Stock Acquisition Rights and Convertible Bonds”
Exercise period:	Same as above
Requirement for exercise:	Same as above
Transfer restriction item:	Same as above
Substitution item for cash payment:	—
Restriction on issuance in connection with organizational restructuring:	—

Notes:	1.	The number of grantees approved by the Board of Directors was 251 persons on July 6, 2005, and 28 persons on March 14, 2006.
	2.	The maximum number of stock acquisition rights is 50,000 units. The number of shares per one unit of stock acquisition rights is 100 shares of common stock. In addition, the number of shares per one unit of stock acquisition rights has been adjusted retroactively to reflect 2-for-1 stock splits completed on November 18, 2005 and April 1, 2006.

Annual Financial Report
3)	Pursuant to Articles 361 of the Corporate Law, the 47th Annual Shareholders’ Meeting held on June 24, 2006 approved a resolution on issuance of new share subscription rights to directors of the Company as a part of directors’ remuneration.

The following is the content of the abovementioned stock acquisition right plan:

Resolution date:	June 24, 2006
Granted to:	The Company’s directors (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to 50,000,000 shares per annum (Notes 2, 3 and 5)
Amount to be paid in upon stock acquisition right exercise:	(Note 4)
Exercise period:	The Board of Directors, by resolution of issuance of new share subscription right, shall define an exercise period within the range of five years from the first day of the month following the month of the approval date.
Requirement for exercise:	Grantee must be, in principle, a director of the Company at the time of the exercise of such new share subscription right. However, stock acquisition rights may be exercised upon the retirement of a director or under certain other reasonable circumstances approved by the Board of Directors.
Other requirement for the exercise of stock acquisition rights shall be defined by the Board of Directors’ resolution of offering terms and conditions of issuance of stock acquisition rights.
Transfer restriction item:	Upon approval by the Board of Directors.
Substitution item for cash payment:	—
Restriction on issuance in connection with organizational restructuring:	—

Notes:	1.	The details regarding the number of grantees are to be determined by approval by the Board of Directors.
	2.	The maximum number of stock acquisition rights per annum is 500,000 units. The number of shares per one unit of stock acquisition rights is 100 shares of common stock.
	3.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	4.	The exercise price would be the average daily closing price on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of the stock acquisition right, multiplied by a certain numeric value, which ranges from 1.1 to 2.0, determined by the Board of Directors’ resolution of offering terms and conditions of issuance of stock acquisition rights, with any fraction below ¥1 rounded upward to the nearest yen.
In addition, in the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment	×	1
Split or consolidation ratio
Moreover, in the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares
5.	In accordance with a resolution at the 48th Annual Shareholder’s Meeting held on June 23, 2007, the maximum “Number of shares of common stock issuable upon exercise” and the maximum number of new share subscription right units (Note 2) have been amended from 30,000,000 shares to 50,000,000 shares, and from 300,000 units to 500,000 units, respectively.

Annual Financial Report
2.   ACQUISITION OF TREASURY STOCK

Type of Shares:	Common stock acquired under Article 221-6 of the former Amended Commercial Code and Article 155-7 of the Corporate Law
(1)	Acquisition of Treasury Stock under Resolution of Annual Shareholders’ Meeting

None

(2)	Acquisition of Treasury Stock under Resolution of the Board of Directors’ Meeting

None

(3)	Acquisition of Treasury Stock Not under Resolution of Annual Shareholders’ or Board of Directors’ Meeting
Treasury stock (to be) acquired under Article 221-6 of the former Amended Commercial Code is as follows:

	Year ended March 31, 2007		Year ending March 31, 2008
	Number of Shares		Number of Shares
	(Shares)	Balance	(Shares)	Balance
(In millions except shares)
Treasury stock (to be) acquired	406	¥0	—	¥—

Treasury stock (to be) acquired under Article 155-7 of the Corporate Law is as follows:

	Year ended March 31, 2007		Year ending March 31, 2008
	Number of Shares		Number of Shares
	(Shares)	Balance	(Shares)	Balance
(In millions except shares)
Treasury stock (to be) acquired	3,771	¥0	180	¥0

Note:	The number of shares acquired during the year ending March 31, 2008 does not include the number of fractional shares purchased during the period from June 1, 2007 to the filing date of this annual financial report.
(4)    Distribution and Holding of Treasury Stock Acquired
Details of distribution and holding of treasury stock acquired are as follows:

	Year Ended March 31, 2007		Year Ending March 31, 2008
	Number of Shares		Number of Shares
	(Shares)	Balance	(Shares)	Balance
(In millions except shares)
Distribution of treasury stock (to be) acquired:
Allotment to subscriber	—	¥—	—	¥—
Retirement	—	—	—	—
Transfer due to merger, share exchange, or corporate split	—	—	—	—
Exercise of stock acquisition rights and others	11,757,280	496	879,360	46

Note:	The number of shares of treasury stock held by the Company as of March 31, 2007 and May 31, 2007 is 68,348,971 shares and 67,469,791 shares, respectively.

Annual Financial Report
3.	DIVIDEND POLICY

The Group has focused on returns to shareholders as a top-priority issue. As our dividend policy, we strive to maintain stable dividend payments at a target dividend payout ratio of 30% on a consolidated earning basis.

As its basic dividend policy, the Company intends to distribute its earnings twice a year, as a half-year dividend and a year-end dividend, and according to the provision of Article 459 of the Corporate Law, the Company has the right to approve distributions of earnings through a resolution of the Board of Directors.

Based on the abovementioned policy, we decided to make an annual dividend payment of ¥0.16 per share (consisting of a half-year dividend of ¥0.16 and no year-end dividend) for the year ended March 31, 2007.

With regards to the use of retained earnings, we intend to utilize this reserve to establish new business models and make strategic investments for further growth in order to contribute to improved corporate value.

Note: Details of distributions of earnings with dividend record dates in the year ended March 31, 2007 are as follows:

	Total dividend payments	Dividend per share
Resolution Date	(In millions)	(In yen)

Board of Directors’ meeting on November 6, 2006	¥455	¥0.16

4.      MARKET PRICE INFORMATION
(1)	The Yearly Highest and Lowest Share Prices of the Company’s Common Stock for the Last Five Years are as follows:

	Year Ended March 31,
	2003		2004		2005		2006		2007
			(In yen)
Highest	¥1,140		¥860		¥509		¥308		¥131
	[515	]	[464	]	[274	]	[135	]

Lowest	720		377		210		140		48
	[456	]	[410	]	[240	]	[106	]

Note:	These prices are those quoted on the First Section of the Tokyo Stock Exchange, and the prices in brackets are the ex-right prices following completion of stock splits.
(2)	The Monthly Highest and Lowest Share Prices of the Company’s Common Stock for the Last Six Months are as follows:

	October 2006	November 2006	December 2006	January 2007	February 2007	March 2007
	(In yen)
Highest	¥75	¥65	¥68	¥71	¥73	¥71

Lowest	61	48	54	54	61	62

Notes:	These prices are those quoted on the First Section of the Tokyo Stock Exchange.

Annual Financial Report
5.	MEMBERS OF THE BOARD OF DIRECTORS AND STATUTORY AUDITORS

						Number of
Directors		Name				Shares Owned
Position	Title	(Date of Birth)		Business Career	Term	(Thousand shares)

Chairman and Representative Director of the Board	Co-CEO	Kunihiko Sakioka (January 10, 1962)	April 1986 September 1988 March 1989 December 1989 February 1991 December 1992 October 1996 April 1998 June 2000 March 2004 July 2005 June 2006	Joined the Company
Manager of Hiroshima Branch Office
Director of the Board
Director of the Board and General Manager of Finance Department
Executive Director of the Board, Advice to Finance and System Information
Senior Executive Director of the Board and Head of Sales & Marketing Control
Representative Senior Executive Director of the Board and Head of Tokyo Branch, Advice to Sales Department
Representative Senior Executive Director of the Board and Head of Sales & Marketing Control
President and Representative Director of the Board and Head of Sales & Marketing Control
Representative Director of the Board of Shuho, Ltd. (current position)
President and Representative Director of the Board and Executive Officer
				Chairman and Representative Director of the Board and Co-CEO (current position)	(Note 6)	89,626

President and Representative Director of the Board	Co-CEO	Shinsuke Amiya (October 3, 1957)	June 1994 June 2003 March 2005 May 2006 June 2006	Joined Merrill Lynch Securities Inc. (currently Merrill Lynch Japan Securities Co., Ltd.) Director and Head of Investment Banking Group Vice-Chairman and Head of Investment Banking Group Joined the Company Special Advisor President and Representative Director of the Board and Co-CEO (current position)	(Note 6)	2,000

Director of the Board and Advisor		Hideo Sakioka (May 14, 1928)	August 1953 May 1960 January 1980 March 1989 June 2000 May 2001 January 2004 June 2006	Started moneylending business Founded Nissin Shoji Co., Ltd. (currently NIS Group Co., Ltd.) President and Representative Director of the Board Founded Nissin Building Co., Ltd. President and Representative Director of the Board Representative Director of the Board of Shuho, Ltd. Chairman and Representative Director of the Board President and Representative Director of the Board of Nissin Building Co., Ltd. (current position) Director of the Board of Nissin Servicer Co., Ltd. (current position) Director of the Board and Advisor (current position)	(Note 6)	78,696

Annual Financial Report

						Number of
		Name				Shares Owned
Directors Position	Title	(Date of Birth)		Business Career	Term	(Thousand shares)

Senior Executive Director of the Board	Executive Officer; Head of Investment Banking, Sales & Marketing and Investment Banking Group Manager	Toshioki Otani (December 22, 1970)	April 1994 September 1995 July 2000 January 2001 April 2002 June 2002 April 2003 November 2003 July 2004 July 2005 November 2005 June 2006 June 2007	Joined the Company
Manager of Kumamoto Branch Office
General Manager of Finance Department
General Manager of Finance Department and Strategic Business Development Department
General Manager of Eastern Japan Sales & Marketing Control Department
Director of the Board
Director of the Board and General Manager of Strategic Business Development Department
President and Representative Director of the Board of NIS Lease Co., Ltd. (current position)
Director of the Board and Deputy Head of Sales & Marketing Control and General Manager of Strategic Business Development Department
Executive Director of the Board, Executive Officer and Head of Sales & Marketing Control and General Manager of Sales Department
Concurrently Head of Osaka Branch Executive Director of the Board, Executive Officer and Head of Sales & Marketing
				Senior Executive Director of the Board, Executive Officer, Head of Investment Banking, Sales & Marketing and Investment Banking Group Manager (current position)	(Note 6)	3,678

Senior Executive Director of the Board	Executive Officer; Head of Strategy & Operations Control	Akihiro Nojiri (November 15, 1968)	April 1991 August 2003 June 2004 July 2004 July 2005 February 2006 June 2007	Joined Ministry of Finance Joined the Company General Manager, Assistant to President Director of the Board Director of the Board and General Manager of Finance Department Executive Director of the Board, Executive Officer and Head of Operations Control and General Manager of Finance Department Executive Director of the Board, Executive Officer and Head of Operations Control Senior Executive Director of the Board, Executive Officer and Head of Strategy & Operations Control (current position)	(Note 6)	698

Senior Executive Director	Executive Officer; Officer-in- Charge East Asia Region	Yunwei Chen (January 16, 1969)	April 1998 April 2001 September 2002 April 2003 June 2003 July 2004 July 2005 June 2007	Joined the Company
Manager of Corporate Planning Department 2nd Section
Concurrently Assistant General Manager of Corporate Planning Department
General Manager of Investor Relations Department
Director of the Board
Chairman of Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. (currently Nissin Leasing (China) Co., Ltd.) (current position)
Executive Director of the Board, Executive Officer, General Manager of Investor Relations Department and Officer-in-Charge East Asia Region
				Executive Director of the Board, Executive Officer and Officer-in-Charge East Asia Region (current position)	(Note 6)	3,516

Annual Financial Report

					Number of
		Name			Shares Owned
Directors Position	Title	(Date of Birth)	Business Career	Term	(Thousand shares)

Executive Director of the Board	Executive Officer; Deputy Head of Investment Banking, Sales & Marketing and Real Estate Group Manager	Katsutoshi Shimizu (April 9, 1954)	April 1999 October 2002 June 2003 January 2004 March 2004 September 2005 February 2006 June 2006 June 2007	Joined RISA Partners, Inc.
Director of the Board
Joined A-MAX Co., Ltd.
Director of the Board
Joined Nissin Servicer Co., Ltd.
Director of the Board and General Manager of Credit Screening Department
Director of the Board and General Manager of Asset Management Department
Director of the Board, Advice to Asset Management Department (current position)
Joined the Company
General Manager of Real Estate Business Control Department
Concurrently Executive Officer
Director of the Board, Executive Officer, Deputy Head of Sales & Marketing, Real Estate Group Manager and General Manager of Real Estate Business Control Department
			Executive Director of the Board, Executive Officer, Deputy Head of Investment Banking, Sales & Marketing and Real Estate Group Manager (current position)	(Note 6)	192

Director of the Board	Executive Officer; Deputy Head of Investment Banking and Sales & Marketing	Keishi Ishigaki (April 3, 1971)	April 1995 April 1996 April 2001 April 2002 June 2002 July 2004 August 2004 July 2005 June 2006 March 2007 April 2007	Joined the Company
Manager of Koriyama Branch Office
General Manager of Finance Department
Head of Osaka Branch and General
Manager of Western Japan Sales & Marketing Control Department
Director of the Board
Director of the Board and General Manager, Assistant to Head of Sales & Marketing Control
Director of the Board of Venture Link Co., Ltd. (current position)
Concurrently Executive Officer
Director of the Board, Executive Officer, Deputy Head of Sales & Marketing and Sales & Marketing Group Manager
Director of the Board of Araigumi Co., Ltd. (current position)
			Director of the Board, Executive Officer and Deputy Head of Investment Banking, Sales & Marketing (current position)	(Note 6)	3,019

Director of the Board	Executive Officer; Deputy Head of Strategy & Operations Control and General Manager of Strategic Planning Department	Akira Imaki (February 15, 1949)	April 1973 September 2004 November 2005 April 2006 June 2006 March 2007 April 2007	Joined Long-term Credit Bank of Japan Co., Ltd. (currently Shinsei Bank, Ltd.)
Joined Mercer Human Resource Consulting LLC. Director of the Board
Joined the Company
General Manager, Assistant to Head of Sales & Marketing Control
Concurrently Executive Officer
Director of the Board, Executive Officer, Deputy Head of Sales & Marketing and Strategic Business Development Group Manager
Director of the Board of Araigumi Co., Ltd. (current position)
			Director of the Board, Executive Officer, Deputy Head of Strategy & Operations Control and General Manager of Strategic Planning Development (current position)	(Note 6)	80

Annual Financial Report

Number of
Directors		Name				Shares Owned
Position	Title	(Date of Birth)	Business Career		Term	(Thousand shares)

Director of the Board	Executive Officer; Head of Risk Management	Hidetoshi Sawamura (December 25, 1950)	April 1975 September 2004 September 2005 February 2006 February 2006 June 2006 April 2007 June 2007	Joined The Industrial Bank of Japan, Ltd. (currently Mizuho Bank, Ltd.) Joined Koken Boring Machine Co., Ltd. Executive Officer and Deputy Director of Groundwater Usage Department Joined the Company Assistant General Manager, Assistant to Head of Operations Control General Manager, Assistant to Head of Operations Control General Manager of Internal Control Department Concurrently Executive Officer Executive Officer and Head of Risk Management Director of the Board (current position)	(Note 6)	—

Director of the Board (Outside)		Hidenori Nakagawa (November 20, 1967)	April 1992 September 1999 June 2004	Registered Daiichi Tokyo Bar Association Joined the Law Offices of Nagashima & Ohno (currently the Law Offices of Nagashima Ohno & Tsunematsu) Joined Merrill Lynch Securities Inc. (currently Merrill Lynch Japan Securities Co., Ltd.) Joined TMI Associates Partner of TMI Associates(current position)	(Note 6)	—
			June 2005 June 2006	Special Committee Member of Marusan Securities Co., Ltd. (current position) Director of the Board (current position)

November 1983 March 1994 June 1994 May 1995 June 1996	Joined the Company
General Manager of Accounting Department and Finance Department
Director of the Board and General Manager of General Affairs
Director of the Board and General Manager of Corporate Planning Department and Accounting Department
Director of the Board, Advice to Accounting Department and General Manager of Corporate Planning Department

Standing Statutory Auditor		Hitoshi Higaki (December 14, 1959)	June 2000	Executive Director of the Board and General Manager of Corporate Planning Department	(Note 8)	7,859
			April 2003	Executive Director of the Board and Head of Operations Control
			July 2004	Concurrently General Manager of Corporate Planning Department
			August 2004	Statutory Auditor of Venture Link Co., Ltd. (current position)
			July 2005	Senior Executive Director of the Board and Executive Officer
			June 2006	Concurrently Head of Group Strategy
			April 2007	Senior Executive Director of the Board and Executive Officer
			June 2007	Retired from Director of the Board Standing Statutory Auditor (current position)

Standing Statutory Auditor		Akio Sakioka (September 22, 1950)	April 1971 January 1976 April 1984 July 1994 October 1996 October 2000 June 2002 Stan	Joined the Company Manager of Takamatsu Branch Office Director of the Board Executive Director of the Board and General Manager of Tokyo Office Executive Director of the Board and General Manager of Finance Department Executive Director of the Board, Advice to Business Audit Department Retired from Director of the Board ding Statutory Auditor (current position)	(Note 7)	20,036

Annual Financial Report

Number of
Shares Owned
		Name				(Thousand
Directors Position	Title	(Date of Birth)	Business Career		Term	shares)

			April 1968	Joined Ministry of Finance
			July 1996	Deputy Director of National Tax Tribunal
Statutory Auditor		Masaaki Uchino (April 1, 1945)	July 1997	Senior Executive Director of Japan Finance Corporation for Municipal Enterprises	(Note 8)	—
			June 2001	Chairman of Promise Co., Ltd.
			June 2007	Statutory Auditor (current position)

			October 1979	Joined Arthur Andersen Co., Tokyo Office (current KPMG AZSA & Co.)
Statutory Auditor		Katsuhiko Asada (February 10, 1955)	September 1985 December 2001	Opened Katsuhiko Asada Certified Public Accountant Firm Opened Konishi Asada Certified Public Accountant Firm	(Note 9)	144
			June 2004	Statutory Auditor (current position)

Total	—	—	—	—	—	209,549

Notes: 1.  Hidenori Nakagawa is an “Outside Director” pursuant to Article 2-15 of the Corporate Law.
2.	Katsuhiko Asada and Masaaki Uchino are “Outside Statutory Auditors” pursuant to Article 2-16 of the Corporate Law.

3.	Kunihiko Sakioka, Chairman and Representative Director of the Board, is the second son of Hideo Sakioka, Director of the Board and Advisor.

4.	The Annual Shareholders’ Meeting held on June 22, 2004 approved an amendment to the Company’s Articles of Incorporation concerning the establishment of substitute statutory auditors system pursuant to Article 1079 of the Mercantile Law issued by the Civil Affairs Bureau of the Ministry of Justice effective April 9, 2003. However, the substitute statutory auditor has not yet been elected.

5.	The Company has introduced an executive officer system in order to enhance management efficiency by further vitalizing the Board of Directors and to clarify the responsibilities and authorities of management decision making and monitoring functions of the Board of Directors from operational execution functions of each business department.
Executive Officers consist of seven directors listed above and Hirofumi Mihara, the Deputy Head of Risk Management, General Manager of Credit Screening Department and Research Group Manager and Shigeharu Nakashima, the Deputy Head of Strategy & Operations Control, General Manager of the Finance Department, totaling nine persons.

6.	The term is one year from the closing of the Annual Shareholders’ Meeting held on June 23, 2007.

7.	The term is four years from the closing of the Annual Shareholders’ Meeting held on June 22, 2005.

8.	The term is four years from the closing of the Annual Shareholders’ Meeting held on June 23, 2007.

9.	The term is four years from the closing of the Annual Shareholders’ Meeting held on June 22, 2004.

Annual Financial Report
6.	INFORMATION ON CORPORATE GOVERNANCE

(1)	The Basic View of Corporate Governance

In order to respond to the ever changing management environment, pursuant to our medium to long-term growth strategy, the Company is seeking to develop more efficient business operations through swift management decisions. The Company’s core philosophy is “honest business” and “sincere management” based on the “spirit of human dignity,” and further to that, we are strengthening our corporate governance in order to obtain the trust of each of our stakeholders, including our shareholders, customers, directors and employees. Specifically, the Company is focusing on a number of areas, including speeding-up decision making by revamping the Board of Directors as a result of segregating operations and supervision through the introduction of an executive officer system, enhancing the management monitoring system through the establishment of a Board of Statutory Auditors, which includes outside statutory auditors, improving, evaluating, and constructing internal controls, and also by strengthening the functions of the internal audit department. Additionally, since June 24, 2006, the Company has had a Compliance Committee, which consists of primarily of influential individuals from outside of the Company and functions as an advisory panel to the Board of Directors. Under the guidance of this committee, the Company has implemented a variety of measures in relation to compliance and risk management related policies. As part of an ongoing effort, the Company intends to further strengthen and substantiate the effectiveness of its corporate governance.

(2)	Organizational Structure of the Company
1)	The Board of Directors and its members

As of June 23, 2007, the Board of Directors consists of eleven directors (including one outside director). In order that managerial decision-making is carried out in a reasonable and an effective manner, the Board of Directors holds regular meetings, in principle on a monthly basis, and has extraordinary meetings whenever necessary. With respect to the execution of operations, the Company introduced an executive officer system in July 2005. There are currently two Co-CEOs and nine other executive officers (seven of whom are concurrently serving as directors) running the Executive Officer Committee and putting into effect operations based on decisions made by the Board of Directors. The performance of each company in the Group is reported to the Board of Directors at the Group interchange conferences in which the executives from the various companies of the Group participate.

2)	The Board of Statutory Auditors and its members

The Company has adopted a statutory auditor system. As of June 25, 2007, the Board of Statutory Auditors consists of four statutory auditors including two external auditors. The role of this board is to conduct financial auditing in compliance with the Corporate Law and other related laws and regulations, as well as to conduct legal compliance audits of the managerial performance of directors in order to supervise whether they are performing their business responsibilities in accordance with relevant laws and Articles of Incorporation.

The board’s auditing procedures are based on the Auditing Standards of Statutory Auditors and carried out in accordance with the annual auditing schedule. Statutory auditors are obliged to attend the Board of Directors’ meetings (auditors who are unable to attend receive reports at the auditors’ meeting). Statutory auditors are also expected to attend any important meetings and hold a Board of Statutory Auditors’ meeting every two months (six times per year, in principle).

3)	Compliance Committee

The Company established a Risk Management Committee on September 1, 2004, so that it could maintain a sound business operating structure. In order to further strengthen the compliance framework, on June 24, 2006, a Compliance Committee consisting primarily of outside directors and experts from outside the Company was also established. The role of this Committee is not only to deliberate on how to prevent the occurrence of compliance risks and develop after-the-fact procedures for when such risks occur, but also to report and make recommendations to the Board of Directors on measures to be implemented in connection with compliance.

The traditional functions of the Risk Management Committee have been taken over by the Compliance Committee.

Annual Financial Report
The Corporate Governance structure of the Company is as follows:
(3)	Internal Control System and Risk Management System
(a)	Basic Plan for the Internal Control System

It is essential for the Company, through its internal control system, to promptly identify the issues which need to be addressed, including enhanced compliance, and to take appropriate action in response to such issues in order that we may develop along with our various stakeholders including our customers. Fully recognizing the importance of such a control system, the Board of Directors passed a resolution on the “Basic Plan for an Internal Control System Infrastructure” on May 8, 2006, and announced it publicly on the same day.

(b)	Development of the Internal Control System

As the Company is listed on the New York Stock Exchange, from the fiscal year ending March 31, 2007, the Company has become subject to the application of SOX Article 404. Accordingly, the construction, evaluation, and reporting of the internal control system by management has been ranked as one of this year’s top-priority issues. From the year 2004, the Company has, with the assistance of outside consultants, promoted the construction of controls relating to risks and the documentation of internal controls, and the effective evaluation and improvement of these controls. With respect to the status of the development of the internal control system relating to financial statements, we recognize that, at the present time, this appears to be progressing smoothly. On the other hand, in line with our diversified business strategy, the Company is promoting the establishment of group companies and the acquisition of other businesses. The Company is developing and maintaining internal control systems within those companies in order that it can quickly respond in cases where such group companies cause a degree of impact on consolidated financial statements. In relation to the abovementioned “Basic Plan for an Internal Control System Infrastructure,” the following describes the Company’s specific system infrastructure policy with regards to the items listed:

Annual Financial Report
i)	Arrangements for ensuring the performance of the duties of directors and employees is in conformity with laws, regulations and the Articles of Incorporation:
•	The Internal Control Department is the division in charge of compliance, and as such will prepare and review compliance-related regulations and manuals, and ensure that these are fully understood by all directors and employees (including executive officers; hereinafter, the same applies).

•	The Internal Audit Department will identify and prevent improper practices in the Company by auditing the business processes of each department and will carry out improvement of procedures in relation to such matters.

•	The Company has established a Compliance Committee consisting primarily of influential individuals from outside the Company that will deliberate on how to prevent the realization of compliance risks and develop after-the-fact procedures for when such risks occur. This committee will report and make recommendations to the Board of Directors on measures to be implemented in connection with compliance. The Board of Directors shall endeavor to implement any necessary measures, paying utmost respect to the reports and recommendations provided by the committee.

•	Through its whistleblower system, as set forth in the Company’s “Internal Regulations for Whistleblower System,” the Company will minimize the compliance risk that can arise from illegal acts and the like and will promote further effective utilization of this system by routinely reviewing such regulations.

•	The Human Resources Development Department, in cooperation with the Internal Control Department, will conduct periodic training to ensure that compliance matters are fully understood and practiced by all directors and employees.
ii)	Arrangements for the preservation and control of information relating to the execution of duties by directors
•	In accordance with the Document Control Rules, Document Control Manual, and the Confidentiality Control Rules, and similar internal rules, the Company will preserve and control in an appropriate manner all information and documents related to the execution of duties by directors, including any information and documents the preparation and retention of which are required by law, and any information and documents relating to important decisions and the execution of significant company matters.

•	The Company will make such information accessible by its directors and statutory auditors at any time in accordance with the Document Control Manual and Statutory Auditors’ Auditing Standards.

•	The Company will revise these regulations as necessary and adjust them in line with other relevant regulations as appropriate.
iii)	Regulations and other arrangements relating to the management of the risk of loss
•	The Risk Management Division is in charge of risk management control, and as such it will manage the entire Group’s overall risk in a comprehensive manner in cooperation with all relevant departments.

•	Upon being notified of important risk-related information by the Internal Control Department, the Board of Directors and the Executive Officers Committee will implement such measures as are necessary to respond to such risk. The Internal Control Department will also notify the Compliance Committee about important risk-related information, and the committee will provide the Board of Directors observations and recommendations of measures for suitably dealing with such risk from the perspective of an independent organization comprised primarily of influential individuals from outside the Company.

•	The Company will classify the types of risk that require management and, in addition to maintaining regulations and a management framework for each type of risk, it will make arrangements for the swift and appropriate communication of information and handling of risks in the event of their occurrence. The classification of risks shall be periodically reviewed.

•	The Company will improve the arrangements for the disclosure of risk and other important factual information in accordance with the Regulations for Governance of Information Disclosure.

•	The Human Resources Development Department, in cooperation with the Internal Control Department, will promote an awareness of risk management among individuals by conducting training for all directors and employees.

•	The Company will establish internal regulations including basic regulations for risk management to handle serious risk of loss when it arises. In accordance with these regulations, the Representative Director of the Board will form a task force under the direct jurisdiction of his office to deal with such risk.

Annual Financial Report
iv)	Framework for ensuring efficient execution of directors’ duties

The Company will make arrangements to enable the efficient execution of duties based on the management strategy decisions of the Board of Directors and will clearly define responsibility and authority in relation to the management, supervision, and execution of business operations.
•	Through the introduction of an “Executive Officer Committee,” which will be responsible for agile decision-making and execution of business operations, the Company will perform efficient and swift decision-making and business operations, and will also make clear the duties and scope of responsibility of each executive officer, in each case in accordance with the “Executive Officer System.”

•	The Board of Directors will oversee the execution of business operations by making decisions on important matters concerning the execution of management policies, matters required by law, and other important management-related matters.

•	The Board of Directors will formulate business plans based on its management policies which take into consideration trends in the business environment, and each division or department will draw up its own specific action plan for achieving such business plans.

•	The Company will promote the efficient execution of business operations by clarifying the authority and responsibilities of each executive in the execution of their ordinary duties in accordance with the Job Authority Rules and the Work Allocation Rules.
v)	Framework for ensuring optimum performance of operations across the Group

To ensure that operations are performed at optimum levels across the Group, the Company will put in place the following arrangements:
•	The Group will make efforts to ensure the optimum performance of operations within the Group by formulating and revising shared Group management principles and action guidelines as needed, and by ensuring that such shared management principles and action guidelines are fully understood throughout the Group.

•	In cooperation with the Internal Control Department, the Strategic Planning Department will ensure the smooth execution of Group operations and put in place a Group management framework in line with various Company regulations relating to the Group management including the Control Rules for Related Companies.

•	The Internal Audit Department will undertake regular audits of the Group (including business operations, internal controls, etc.) and promote the optimization of business operations.

•	The Company will promote the sharing of information within the Group and unification of Group management policies by holding regular Group Interchange Conferences.

•	The Company will promote thorough compliance in the Group by ensuring that all employees are fully aware of the existence of the Group-wide whistleblower system and by ensuring that it is used effectively.
(4)	Internal Audit, Statutory Auditor and Independent Auditors
(a)	Organization, Personnel and Procedures for Internal Audits

The Internal Audit Department is responsible for the internal auditing function, and is comprised of 12 persons, including a general manager, an assistant general manager and a manager. The purpose of this department is to establish an internal audit structure pursuant to which internal control audits and financial statement audits are carried out so that periodic improvements can be made in operating efficiency. The Internal Audit Department is also responsible not only for the detection of improper business conduct and mistakes, but also the prevention of unexpected corporate losses due to any misconduct. In addition, the Company revised its internal audit-related regulations in April 2005 in order to achieve internal control audits that are compliant with SOX.

The Internal Audit Department plans the yearly audit schedule, which is then approved by the Representative Director of the Board, and implements such audits under the internal audit-related regulations.

Each branch or loan office is audited once a year, and two subsidiaries from the Group are audited per year. The findings from these audits are presented in a review session, improvement is directed for the required area, and the results are to be reported. Internal audit reports are submitted to the Representative Director of the Board and Statutory Auditors, and the activity status of the Internal Audit Department is reported on a monthly basis.

Annual Financial Report
(b)	Cooperation between Internal Audit Department, the Board of Statutory Auditors and Accounting Auditors
i)	Cooperation between the statutory auditors and the Internal Audit Department

Cooperation with the Board of Statutory Auditors has been strengthened by having the general manager of the Internal Audit Department, which takes responsibility for the internal audit function, make a monthly internal audit report and a progress report on internal control audits to the statutory auditors, and also by having him participate as an observer on the Board of Statutory Auditors.

ii)	Cooperation between the statutory auditors and the independent accounting firm

In the year ended March 2008, in addition to the provision of an audit report to the Board of Statutory Auditors by the independent accounting firm as required under the Corporate Law, the independent accounting firm and standing statutory auditor have been holding, as a general rule, a “financial audit review meeting” every quarter with the participation of staff in charge of the accounting department. Furthermore, the independent accounting firm participated in the Board of Statutory Auditors’ meeting held following the announcement of year-end financial results and the Board of Statutory Auditors received a report and explanation concerning the state of audits in the fiscal year from the independent accounting firm, and discussed audit plans for the upcoming fiscal year. Through these procedures, the statutory auditors continue to cooperate with the independent accounting firm and are undertaking the oversight and supervision of audit performances of the independent accounting firm.
(c)	Information regarding Independent Accounting Firm

Information regarding the independent accounting firm is as follows:

Name of Accountant	Independent Accounting Firm
Engagement Partner: Mr. Kazuyuki Togo	Sanyu & Co.
Engagement Partner: Mr. Tomohiro Koto	Sanyu & Co.

Assistants involved in audit services are as follows:

Certified Public Accountants:	9 persons
Junior Accountants and Others:	15 persons
Other:	10 persons

Annual Financial Report
(5)	Compensation to Directors and Statutory Auditors, and Audit Fees of Independent Accounting Firm

The compensation to directors and statutory auditors, and audit fees of the independent accounting firm for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007
Amount
(In millions)
Directors	¥357
Outside directors	7
Statutory auditors	40
Outside statutory auditors	9

Compensation to directors and statutory auditors	¥414

Year Ended March 31, 2007
Amount
(In millions)
Audit opinion under Article 2-1 of the Certified Public Accountants Law	¥91
Other	3

Compensation to independent accounting firm	¥94

Notes:	1.	Compensation to directors and statutory auditors above includes ¥74 million of directors’ bonuses as appropriation of retained earnings through the processing of which was approved by the Annual Shareholders’ Meeting held in June 2006 and ¥53 million of provision for bonuses for directors for the year ended March 31, 2007.
	2.	The Company paid fees for financial due diligence, which is not at a service under Article 2-1 of the Certified Public Accountants Law, to the independent accounting firm.
(6)	Personnel Relationships, Capital or Business Relationships and Other Interests Between the Company and the Company’s Outside Directors and Outside Statutory Auditors
(a)	The Company has one outside director

Mr. Hidenori, Nakagawa has acceded to the post on June 2006. There are no special interests such as personnel and capital relationships between him and the Group.

(b)	The Company has two outside statutory auditors

Mr. Katsuhiko, Asada has acceded to the post on June 2004.
Mr. Masaaki, Uchino has acceded to the post on June 2007.
Mr. Katsuhiko, Asada has also acceded to a part-time statutory auditor of NIS Securities Co., Ltd., a subsidiary, and owned 144 thousand shares of the Company’s common stock. There are no special interests such as personnel and capital relationships between Masaaki, Uchino and the Group.

Annual Financial Report
(7)	Agreement on Limitation of Liability

The Company revised its Articles of Incorporation at the ordinary general meeting of shareholders for the 43rd term held on June 22, 2002, to limit the liability of outside directors, and revised the Articles of Incorporation again at the ordinary general meeting of shareholders for the 47th term held on June 24, 2006 to limit the liability of Outside Statutory Auditors.
(a)	Agreement on limiting the liability of outside directors

In relation to the liability set forth in Article 423-1 of the Corporate Law, the outside directors are to bear responsibility to the extent of ¥20 million, or the minimum amount as defined by Article 425-1 of the Corporate Law, whichever is greater, in the event such director acts in good faith without gross negligence.

(b)	Agreement on limiting the liability of outside statutory auditors

In relation to the liability set forth in Article 423-1 of the Corporate Law, the outside statutory auditors is to bear responsibility to the extent of ¥20 million, or the minimum amount as defined by Article 425-1 of the Corporate Law, whichever is greater, in the event such auditor acts in good faith without gross negligence.

The Company intends to enter into an agreement in conformity with the abovementioned limits with Mr. Masaaki Uchino who was elected as an outside director at the general meeting of shareholders held on June 23, 2007.
(8)	Number of Directors and Requirements for Electing Directors

The current Articles of Incorporation of the Company state that there shall be no more than twelve directors of the Company. As also stated in the Articles of Incorporation, any resolution for the election of a Director requires a majority of the voting rights of shareholders in attendance who hold at least one-third of the shareholder voting rights of shareholders who can exercise their voting rights.

(9)	Summary of Resolutions which can be Resolved at the Board of Directors’ Meeting In Accordance with the Decision Made at the Shareholders’ Meeting

In order to maintain the implementation of agile capital policies as well as the stable returning of profits to shareholders, the Company has enabled its Board of Directors to pass resolutions on certain matters that are set forth in Article 459-1 of the Corporate Law such as distribution of dividends, unless such resolutions are otherwise restricted by law.

(10)	Support System for Outside Director and Statutory Auditors

Although the Company has appointed one outside director at the Shareholders’ Meeting held on June 24, 2006, there are currently no staff dedicated to assist outside directors.

In addition, although the Company has not appointed dedicated staff to assist outside statutory auditors, appropriate and necessary support is undertaken by the Internal Audit Department and related departments when requested by the outside statutory auditors. The Company has also introduced a teleconferencing system for meetings of the Board of Directors and Board of Statutory Auditors to increase attendance of outside statutory auditors at conferences even from a distance.

Annual Financial Report
(11)	Special Circumstances Which May Have an Important Impact on Corporate Governance

The Company has two listed subsidiaries amongst its consolidated subsidiaries. While each of these listed subsidiaries continues to coordinate their basic management policies in line with the fundamental Group strategy, these listed companies are given certain independence with regards to their management decisions, because of the specialization required in their respective industry sectors. On the other hand, as the Company is subject to the application of SOX, the construction of an internal control system by management and evaluation and reports on the effectiveness of the system is required for the entire Group. SOX is based on the COSO framework, which is the de facto global standard for internal control systems, and under this framework, these listed subsidiaries are included as important business units subject to evaluation. Accordingly, under the Company’s leadership, construction of internal control systems on a consolidated basis is being pursued, with the objective of not only increasing operational efficiencies and the credibility of our financial reporting, but also ensuring compliance with laws.

(12)	Other Matters Relating to Corporate Governance

Based on the Board of Directors’ resolution in relation to the “Basic Plan for an Internal Control System Infrastructure,” we believe that our corporate governance system will be further strengthened by swiftly implementing each resolution item, by improving the internal control system through constant revision, and by putting in place an efficient and legally compliant corporate system.

Annual Financial Report
ITEM 5. FINANCIAL STATEMENTS
1.	In respect of the requirements for the preparation of the consolidated and non-consolidated financial statements:
(1)	The preparation of the consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements (the “CFS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 28, 1976).

The consolidated financial statements as of and for the year ended March 31, 2006 were prepared in conformity with the CFS Regulations prior to amendment, and the consolidated financial statements as of and for the year ended March 31, 2007 were prepared in conformity with the CFS Regulations as amended.

(2)	The preparation of the non-consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements (the “FS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 59, 1963).

The non-consolidated financial statements as of and for the year ended March 31, 2006 were prepared in conformity with the FS Regulations prior to amendment, and the non-consolidated financial statements as of and for the year ended March 31, 2007 were prepared in conformity with the FS Regulations as amended.
2.	In respect of the report of independent certified public accountants:

The consolidated financial statements and non-consolidated financial statements as of and for the year ended March 31, 2006, and those as of and for the year ended March 31, 2007, were audited by Sanyu & Co. pursuant to the Japanese Securities and Exchange Law, Regulation 193-2.

Annual Financial Report
1.	CONSOLIDATED FINANCIAL STATEMENTS
(1)	Consolidated Financial Statements

1) Consolidated Balance Sheets

	March 31,
	2006		2007
		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets
	(In millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 1)	¥22,788		¥28,321
Notes and loans receivable (Notes 1, 2, 5, 7, 8, 9 and 11)	224,240		213,512
Purchased loans receivable (Note 1)	24,038		31,565
Real estate for sale in the servicing business (Note 1)	—		19,439
Real estate for sale and real estate under construction for sale in the real estate business (Note 1)	—		26,598
Deferred tax assets	1,973		2,446
Other (Note 1)	31,142		37,178
Allowance for loan losses	(9,572)		(14,729)

Total Current Assets	294,611	84.0%	344,332	85.3%

Fixed Assets:
Tangible fixed assets
Buildings and structures	1,499		1,977
Accumulated depreciation	864		895

	634		1,082

Equipment	539		699
Accumulated depreciation	319		318

	219		381

Assets held for leases	5,149		7,537
Accumulated depreciation	1,151		2,450

	3,997		5,086

Land	825		1,919

Total tangible fixed assets	5,677	1.6	8,469	2.1

Intangible fixed assets	2,458	0.7	2,390	0.6

Investments and other assets:
Investment securities (Notes 3 and 10)	34,501		36,009
Bankrupt and delinquent loans receivable (Note 7)	4,611		8,496
Deferred tax assets	112		3,565
Other (Note 3)	12,755		7,964
Allowance for loan losses	(3,866)		(7,347)

Total investments and other assets	48,114	13.7	48,688	12.0

Total Fixed Assets	56,250	16.0	59,548	14.7

Total Assets	¥350,861	100.0%	¥403,880	100.0%

Annual Financial Report

	March 31,
	2006		2007
		Percentage of		Percentage of
		Total Liabilities,		Total Liabilities,
		Minority Interest		Minority Interest
		and Shareholders’		and Shareholders’
	Amount	Equity	Amount	Equity
	(In millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥345		¥771
Short-term borrowings (Notes 1 and 8)	25,782		55,396
Current portion of long-term borrowings (Notes 1 and 8)	58,384		83,192
Current portion of bonds	1,860		8,460
Current portion of convertible bonds	822		—
Commercial paper	30,000		27,100
Accrued income taxes	6,088		3,714
Accrued bonuses for employees	751		686
Accrued bonuses for directors	—		81
Accrued retirement benefits for employees	265		—
Reserve for guarantee losses	629		1,065
Reserve for losses on excess interest repayments	590		—
Other (Notes 5, 9 and 10)	9,815		10,784

Total Current Liabilities	135,335	38.6%	191,251	47.4%

Long-term Liabilities:
Bonds	26,290		33,280
Long-term borrowings (Notes 1 and 8)	81,873		59,628
Asset-backed securities (Note 1)	21,669		26,957
Deferred tax liabilities	2,855		254
Accrued retirement benefits for directors	381		379
Reserve for losses on excess interest repayments	—		4,952
Other	154		360

Total Long-term Liabilities	133,225	38.0	125,812	31.1

Statutory Reserve:
Reserve for securities transactions	68		68

Total Statutory Reserve	68	0.0	68	0.0

Total Liabilities	268,629	76.6	317,132	78.5

MINORITY INTEREST:
Minority interest	2,407	0.6	—	—

SHAREHOLDERS’ EQUITY:
Common Stock	11,848	3.4	—	—
Additional paid-in Capital	15,519	4.4	—	—
Retained Earnings	49,040	14.0	—	—
Unrealized Gains on Investment Securities	5,097	1.5	—	—
Foreign Currency Translation Adjustments	150	0.0	—	—
Treasury Stock (Note 6)	(1,833)	(0.5)	—	—

Total Shareholders’ Equity	79,824	22.8	—	—

Total Liabilities, Minority Interest and Shareholders’ Equity	¥350,861	100.0%	¥—	—%

(Continued)

Annual Financial Report

	March 31,
	2006		2007
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets
	(In millions except percentages)
(Continued)
NET ASSETS:
Shareholders’ Equity:
Common stock	—	—	16,289	4.0
Additional paid-in capital	—	—	20,081	5.0
Retained earnings	—	—	47,196	11.7
Treasury stock	—	—	(1,565)	(0.4)

Total Shareholders’ Equity	—	—	82,002	20.3

Valuation and Translation Adjustments:
Unrealized gains on investment securities	—	—	302	0.1
Deferred losses on hedging instruments	—	—	(0)	(0.0)
Foreign currency translation adjustments	—	—	360	0.1

Total Valuation and Translation Adjustments	—	—	662	0.2
Issuance of Stock Acquisition Rights	—	—	114	0.0
Minority Interest	—	—	3,968	1.0

Total Net Assets	—	—	86,747	21.5

Total Liabilities and Net Assets	¥—	—%	¥403,880	100.0%

Annual Financial Report
2)	Consolidated Statements of Income

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥28,846		¥—
Revenue from purchased loans	11,921		—
Other financial income	13		—
Other operating income	20,209		—

Total Operating Revenues	60,991	100.0%	—	—%
Operating Expenses:
Financial costs	2,424		—
Costs of purchased loans collected	6,962		—
Other operating expenses (Note 1)	38,820		—

Total Operating Expenses	48,207	79.0	—	—

Operating Income	12,784	21.0	—	—

Operating Revenues	—	—	88,152	100.0
Operating Expenses	—	—	36,861	41.8

Net Operating Revenues	—	—	51,290	58.2
Selling, General and Administrative Expenses (Note 1)	—	—	40,855	46.4

Operating Income	—	—	10,435	11.8

Other Income:
Interest income from securities	1		7
Interest and dividends received	107		123
Guarantee fees received	20		44
Income from investment funds	699		507
Fees received from stock loaned	89		—
Other	85		43

Total Other Income	1,005	1.6	726	0.8

Other Expenses:
Interest expenses	411		901
Stock issuance-related costs	—		166
Stock issuance costs	115		—
Bond issuance costs	92		89
Securitization facility costs	54		471
Equity losses on affiliates accounted for under the equity method, net	60		7
Syndicated loan borrowing costs	62		—
Provision for loan losses	127		22
Other	79		179

Total Other Expenses	1,004	1.6	1,838	2.0

Ordinary Income	12,785	21.0	9,323	10.6

(Continued)

Annual Financial Report

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(In millions except percentages)
(Continued)
Special Gains:
Gains on sales of fixed assets	1		2
Gains on sales of investment securities	4,170		1,246
Gains on sales of equity interest in affiliates	—		457
Gains on change in equity interest, net	—		220
Other	—		68

Total Special Gains	4,171	6.8	1,994	2.2

Special Losses:
Losses on sales of fixed assets	2		—
Losses on disposal of fixed assets (Note 2)	15		54
Losses on impairment (Note 3)	—		143
Losses on sales of investment securities	2		105
Impairment of investment securities	337		1,128
Losses on change in equity interest, net	43		—
Losses on relocation of offices	45		6
Losses on sales of accounts receivable	189		—
Adjustment to estimated excess interest repayment-related costs	—		7,077
Provision for loan losses	—		44
Other	9		4

Total Special Losses	645	1.1	8,563	9.7

Income Before Income Taxes and Minority Interest	16,311	26.7	2,754	3.1

Income Taxes:
Current	7,674		5,776
Deferred	(992)		(3,252)

Total Income Taxes	6,682	10.9	2,523	2.9

Minority Interest	596	1.0	221	0.2

Net Income	¥9,033	14.8%	¥8	0.0%

Annual Financial Report
3)	Consolidated Statement of Retained Earnings

Year Ended March 31, 2006
Amount
(In millions)
ADDITIONAL PAID-IN CAPITAL:
Additional Paid-in Capital at Beginning of Year	¥10,465
Increase in additional Paid-in Capital:
Stock issuance from exercise of stock acquisition rights	4,050
Gains on sales of treasury stock	1,004

Total Increase in Additional Paid-in Capital	5,054

Additional Paid-in Capital at End of Year	15,519

RETAINED EARNINGS:
Retained Earnings at Beginning of Year	42,659
Increase in Retained Earnings:
Net income	9,033

Total Increase in Retained Earnings	9,033
Decrease in Retained Earnings:
Cash dividends	2,571
Directors’ bonuses	80

Total Decrease in Retained Earnings	2,651

Retained Earnings at End of Year	¥49,040

Annual Financial Report
4)	Consolidated Statement of Changes in Net Assets

(April 1, 2006 ~ March 31, 2007)

	Shareholders’ Equity
		Additional			Total
	Common	Paid-in	Retained	Treasury	Shareholders’
	stock	Capital	Earnings	Stock	Equity
	(In millions)
Balance as of March 31, 2006	¥11,848	¥15,519	¥49,040	¥(1,833)	¥74,576

Changes in items for the year ended March 31, 2007:
Stock issuance	4,440	4,333	—	—	8,774
Cash dividends (Note)	—	—	(1,503)	—	(1,503)
Cash dividends	—	—	(455)	—	(455)
Directors’ bonuses (Note)	—	—	(98)	—	(98)
Net income	—	—	8	—	8
Purchases of treasury stock	—	—	—	(0)	(0)
Sales of treasury stock	—	228	—	268	496
Decrease in affiliates accounted for under the equity method	—	—	228	—	228
Increase in consolidated subsidiaries	—	—	(24)	—	(24)
Net changes in items other than shareholders’ equity	—	—	—	—	—

Total changes for the year ended March 31, 2007	4,440	4,561	(1,844)	268	7,426

Balance as of March 31, 2007	¥16,289	¥20,081	¥47,196	¥(1,565)	¥82,002

	Valuation and Translation Adjustments
	Unrealized	Deferred	Foreign	Total	Issuance of
	Gains (Losses)	Losses on	Currency	Valuation and	Stock
	on Investment	Hedging	Translation	Translation	Acquisition	Minority	Total Net
	Securities	Instruments	Adjustments	Adjustments	Rights	Interest	Assets
	(In millions)
Balance as of March 31, 2006	¥5,097	¥—	¥150	¥5,248	¥—	¥2,407	¥82,232

Changes in items for the year ended March 31, 2007:
Stock issuance	—	—	—	—	—	—	8,774
Cash dividends (Note)	—	—	—	—	—	—	(1,503)
Cash dividends	—	—	—	—	—	—	(455)
Directors’ bonuses (Note)	—	—	—	—	—	—	(98)
Net income	—	—	—	—	—	—	8
Purchases of treasury stock	—	—	—	—	—	—	(0)
Sales of treasury stock	—	—	—	—	—	—	496
Decrease in affiliates accounted for under the equity method	—	—	—	—	—	—	228
Increase in consolidated subsidiaries	—	—	—	—	—	—	(24)
Net changes in items other than shareholders’ equity	(4,795)	(0)	210	(4,586)	114	1,561	(2,910)

Total changes for the year ended March 31, 2007	(4,795)	(0)	210	(4,586)	114	1,561	4,515

Balance as of March 31, 2007	¥302	¥(0)	¥360	¥662	¥114	¥3,968	¥86,747

Note:	These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June, 2006.

Annual Financial Report
5)	Consolidated Statements of Cash Flows

	Year Ended March 31,
	2006	2007
	Amount	Amount
	(In millions except percentages)
Operating Activities:
Income before income taxes and minority interest	¥16,311	¥2,754
Depreciation and amortization	1,417	1,954
Losses on impairment	—	143
Amortization of consolidation account adjustments	(26)	—
Increase in allowance for loan losses	1,615	8,638
Increase in reserve for losses on excess interest repayments	590	4,362
Increase (decrease) in accrued retirement benefits for employees	4	(265)
Increase (decrease) in accrued bonuses for employees	57	(64)
Increase in accrued bonuses for directors	—	81
Interest and dividends received	(113)	(881)
Interest expenses	2,836	4,435
Gains on sales of fixed assets	(1)	(2)
Losses on sales of fixed assets	2	—
Losses on disposal of fixed assets	15	54
Gains on sales of investment securities	(4,170)	(1,246)
Losses on sales of investment securities	2	105
Impairment of investment securities	337	1,128
Charge-offs of loans receivable	8,785	11,365
Losses (gains) on change in equity interest	43	(220)
Increase in interest receivable	(166)	(116)
Increase (decrease) in advanced interest received	68	(43)
Directors’ bonuses paid	(83)	(105)
Other	(17,269)	(2,534)

Sub-total	10,254	29,541

Proceeds from interest and dividends received	113	881
Interest paid	(2,750)	(4,184)
Income taxes paid	(2,301)	(8,118)

Sub-total	5,315	18,120

Loan originations	(206,946)	(300,667)
Proceeds from collections of loans receivable	126,054	249,441
Loans purchased	(17,853)	(19,579)
Proceeds from collections of purchased loans	6,955	12,871
Proceeds from sales of purchased loans	711	—
Purchases of assets held for leases	(2,973)	(2,929)
Increase in installment loans, net	(1,146)	(4,102)
Increase in real estate for sale in the servicing business, net	—	(11,845)
Increase in real estate for sale and real estate under construction for sale in the real estate business, net	—	(8,667)

Net cash used in operating activities	(89,882)	(67,357)

(Continued)

Annual Financial Report

	Year Ended March 31,
	2006	2007
	Amount	Amount
	(In millions except percentages)
(Continued)
Investing Activities:
Time deposits	(0)	(470)
Proceeds from withdrawal of time deposits	5	20
Purchases of tangible fixed assets	(183)	(1,997)
Proceeds from sales of tangible fixed assets	5	12
Purchases of intangible fixed assets	(216)	(342)
Purchases of investment securities	(16,253)	(7,798)
Proceeds from sales of investment securities	5,540	1,713
Proceeds from redemption of investment securities	—	3,595
Net decrease in cash from acquisition of new subsidiaries (Note 2)	(554)	—
Purchases of investment in affiliates	—	(2,730)
Proceeds from sales of investment in affiliates	—	740
Purchases of other investment in affiliates	—	(1,000)
Proceeds from redemption of other investment in affiliates	—	20
(Payments for) proceeds from capital contributions	(5,808)	844
Other	321	(1,155)

Net cash used in investing activities	(17,144)	(8,547)

Financing Activities:
Deposits of restricted cash in banks	(1,662)	(3,482)
Proceeds from withdrawal of restricted cash in banks	418	4,784
Proceeds from short-term borrowings	95,088	271,975
Repayments of short-term borrowings	(79,843)	(242,367)
Proceeds from issuance of commercial paper	65,900	123,600
Repayments for redemption of commercial paper	(39,400)	(126,500)
Proceeds from long-term borrowings	95,605	65,169
Repayments of long-term borrowings	(66,362)	(70,631)
Proceeds from issuance of bonds	18,407	15,410
Payments for redemption of bonds	(5,060)	(1,958)
Increase in asset-backed securities	19,912	19,440
Decrease in asset-backed securities	(5,002)	(14,152)
Increase in long-term deposits	(402)	(385)
Decrease in long-term deposits	293	491
Cash collateral from share lending agreement	11,800	5,100
Redemption of cash collateral from share lending agreement	(7,300)	(7,960)
Proceeds from securitization of loans receivable	—	33,402
Proceeds from issuance of new shares	—	7,910
Proceeds from issuance of new shares by subsidiaries	57	1,543
Dividends paid	(2,566)	(1,939)
Dividends paid to minority interest	(99)	(211)
Purchases of treasury stock	(2)	(0)
Proceeds from sales of treasury stock	2,211	496
Other	583	(7)

Net cash provided by financing activities	102,574	79,728

Effect of exchange rate changes on cash and cash equivalents	181	212
Net (decrease) increase in cash and cash equivalents	(4,271)	4,035
Cash and cash equivalents at beginning of year	25,376	21,105
Net increase in cash and cash equivalents from newly-consolidated subsidiaries at beginning of year	—	2,484

Cash and cash equivalents at end of year (Note 1)	¥21,105	¥27,625

Annual Financial Report
SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS
1.  Scope of Consolidation
     All subsidiaries are consolidated as of the balance sheet date.
     (April 1, 2005 ~ March 31, 2006)

Number of consolidated subsidiaries:	20 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., and 10 other companies

Woodnote Corporation and four other companies were newly established and became consolidated subsidiaries during the year ended March 31, 2006. Aprek Co., Ltd. and three other companies also became consolidated subsidiaries through acquisition of shares during the year ended March 31, 2006. On September 14, 2005, Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. changed its business name to Matsuyama Nissin Leasing (Shanghai) Co., Ltd., and on March 13, 2006, changed its business name to Nissin Leasing (China) Co., Ltd.

(April 1, 2006 ~ March 31, 2007)

Number of consolidated subsidiaries:	54 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., NIS Construction Co., Ltd. and 43 other companies
CN Investments Co., Ltd., previously a consolidated subsidiary, became an affiliate accounted for under the equity method since the Group sold a part of its equity interest.

15 companies, including NIS Construction Co., Ltd., were newly established and became consolidated subsidiaries during the year ended March 31, 2007. In addition, according to PITF No. 20 “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, the Group changed its accounting policy regarding the scope of consolidation in order to apply the effective control method more strictly to its investment associations. As a result of adoption of PITF No. 20, 20 investment associations, including Nishi-Shinjuku Investments Co., Ltd., were consolidated into the Group during the year ended March 31, 2007.

(Changes in accounting treatments)

The Group adopted PITF No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, beginning with the year ended March 31, 2007. As a result of this change in accounting treatment, compared with the previous treatment, the amounts of total assets, total liabilities, and minority interest increased by ¥6,386 million, ¥6,639 million, and ¥995 million, respectively, and total shareholders’ equity decreased by ¥1,247 million. In addition, the amounts of operating revenues, operating income, ordinary income, and income before income taxes and minority interest, and minority interest increased by ¥5,733 million, ¥1,396 million, ¥440 million, ¥440 million and ¥447 million, respectively, and net income for the year ended March 31, 2007 decreased by ¥7 million.

2.  Application of the Equity Method
     All affiliates are accounted for under the equity method as of the balance sheet date.
     (April 1, 2005 ~ March 31, 2006)

Number of affiliates accounted for under the equity method:	10 companies

Names of affiliates accounted for under the equity method:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., Nippon Real Estate Rating Services Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., and four other companies

Nippon Real Estate Rating Services Co., Ltd. and two other companies became affiliates accounted for under the equity method through new establishment or acquisition of additional shares during the year ended March 31, 2006.

If the balance sheet date of an affiliate accounted for under the equity method is different from that of the consolidated financial statements, the consolidated financial statements are prepared by using financial statements of such affiliates accounted for under the equity method for the relevant fiscal year, with the exception of Webcashing.com Co., Ltd., CN Two Co., Ltd. and one other company.

In addition, the consolidated financial statements as of and for the year ended March 31, 2006 were prepared by using Webcashing.com Co., Ltd.’s provisional settlement of accounts on the consolidated balance sheet date. Also, the consolidated financial statements were prepared by using CN Two Co., Ltd. and one other company’s provisional settlement of accounts on February 28, 2006.

(April 1, 2006 ~ March 31, 2007)

Number of affiliates accounted for under the equity method:	10 companies

Names of affiliates accounted for under the equity method:	Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K. (former company name: Sanyo Pacific Investment Advisors Co., Ltd.), SN Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., Araigumi Co., Ltd., and four other companies

The equity method is no longer applied to Shinsei Business Finance Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., Nissin Medical Partners Co., Ltd., and Webcashing.com Co., Ltd. since the Group’s equity interests in Shinsei Business Finance and Chuo Mitsui Finance Service decreased to less than 20%, Nissin Medical Partners completed its liquidation, and all ownership interests in Webcashing.com Co., Ltd. owned by the Group was sold to outside investors, respectively.

Araigumi Co., Ltd. and CN Investments Co., Ltd. became affiliates accounted for under the equity method during the year ended March 31, 2007 since the Group acquired shares of Araigumi and the Group’s interests in CN Investments decreased to less than 50%, respectively. In addition, two other companies became affiliates accounted for under the equity method during the year ended March 31, 2007 due to capital contribution by the group to one company and the new establishment by the Group of the other.

If the balance sheet date of an affiliate accounted for under the equity method is different from that of the consolidated financial statements, the consolidated financial statements are prepared by using financial statements of such affiliates accounted for under the equity method for the relevant fiscal year, with the exception of CN Two Co., Ltd.

In addition, the consolidated financial statements as of and for the year ended March 31, 2007 were prepared by using CN Two Co., Ltd.’s provisional settlement of accounts on February 28, 2007.

Annual Financial Report
3.	Balance Sheet Dates of Consolidated Subsidiaries

The balance sheet dates of consolidated subsidiaries which are different from the consolidated balance sheet date are as follows:

(April 1, 2005 ~ March 31, 2006)

Company Name	Balance Sheet Date

Nissin Leasing (China) Co., Ltd.	December 31
4 other companies	December 31

The consolidated financial statements as of and for the year ended March 31, 2006 were prepared by using the five abovementioned companies’ financial statements as of and for the year ended December 31, 2005. However, significant transactions that occurred between the dates described above and the consolidated balance sheet date are adjusted.

(April 1, 2006 ~ March 31, 2007)

Balance Sheet Date	Number of companies	Balance Sheet Date	Number of companies

December 31	23 companies	September 30	1 company
February 28	4 companies	October 31	1 company
June 30	2 companies	November 30	1 company

For the consolidated subsidiaries with fiscal year end of June 30, September 30, October 31 and November 30, the consolidated financial statements are prepared by using their provisional settlement of accounts on December 31, December 31, January 31 and February 28, respectively.

However, significant transactions that occurred between the dates described above and the consolidated balance sheet date are adjusted.

4.	Significant Accounting Policies
(1)	Valuation and Computation of Assets
1)	Investment securities
Trading securities (not applicable as of March 31, 2006)

Market value method (cost of securities sold is computed using the moving average method.)
Other securities:
Marketable securities
Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of “SHAREHOLDERS’ EQUITY” as of March 31, 2006 or “NET ASSETS” as of March 31, 2007. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Group determines the valuation based on the Group’s interests in their asset value.
2)	Derivatives
Market value method
3)	Inventories (not applicable as of March 31, 2006)
Real estate for sale and real estate under construction for sale in the real estate business
Specific identification method

Annual Financial Report
(2)	Depreciation and Amortization of Fixed Assets
1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired on or after April 1, 1998, excluding building improvements, is computed using the straight-line method.

Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.
In addition, additional depreciation expense is charged to provide for disposal losses on assets held for leases that could occur due to uncollectible lease payments.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over five years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
(3)	Allowance for Loan Losses and Accrued Expenses
1)	Allowance for loan losses

Allowance for loan losses is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2)	Accrued bonuses for employees

Accrued bonuses for employees are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

3)	Accrued bonuses for directors (not applicable as of March 31, 2006)

Accrued bonuses for directors are provided for the payment of directors’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

(Change in accounting policy)
The Group previously recognized the amounts provided for the payment of directors’ bonuses as a decrease of unappropriated retained earnings through the processing of which was approved by the Annual Shareholders’ Meeting. However, beginning with the year ended March 31, 2007, directors’ bonuses are recognized as expenses as incurred in accordance with ASBJ Statement No. 4 “Accounting Standard for Directors’ Bonus” issued on November 29, 2005.

As a result of this change in accounting policy, compared with the previous method, the amount of “Provision for bonuses for directors” included in “Selling, General and Administrative Expenses” for the year ended March 31, 2007 was increased by ¥81 million. Consequently, operating income, ordinary income, and income before income taxes and minority interest for the year ended March 31, 2007 was decreased by the same amount, respectively.

The effect on segment information is described in the corresponding section.
4)	Accrued retirement benefits for employees (not applicable as of March 31, 2007)

Accrued retirement benefits for employees of a certain subsidiary are provided at the amount based on the expected retirement obligation. In addition, actuarial difference is amortized, starting from the following year of occurrence, using the straight-line method over certain periods (10 years) which are shorter than the average remaining years of service of the eligible employees.

Annual Financial Report
5)	Reserve for guarantee losses

Reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of the end of the corresponding year.

6)	Reserve for losses on excess interest repayments

Reserve for losses on excess interest repayments are provided, in order to prepare for estimated probable refund claims for excess interest repayments from borrowers, at an amount based on a reasonable estimation taking into account past experience and current conditions.

In addition, ¥5,212 million is included in allowance for loan losses as of March 31, 2007, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law.

(Additional information) (not applicable as of March 31, 2006)
For the year ended March 31, 2007, in connection with the announcement of “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37 issued by the JICPA on October 13, 2006), the Group reviewed the previous method for estimation of reserve for losses on excess interest repayments and allowance for loan losses taking into account the recent status of excess interest repayment-related costs. As a result, the Group recorded an adjustment to estimated excess interest repayment-related costs of ¥7,077 million as a special loss, representing the difference between the amount estimated under the previous method and the amount newly estimated as a result of the Group’s review.

The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,499 million for provision for losses on excess interest repayments and ¥3,577 million for provision for loan losses.

In addition, regarding reserve for losses on excess interest repayments, the entire amount is recorded as long-term liabilities since the Group cannot accurately calculate the amount that will be used within one year.
7)	Accrued retirement benefits for directors

Accrued retirement benefits of the Group’s directors are provided at the amount which would have been required if all directors had terminated their services as of the balance sheet date. These amounts are determined in accordance with the Group’s internal rules.

8)	Reserve for securities transactions

The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies,” Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operations.
(4)	Foreign Currency Translations

Receivables and payables denominated in foreign currencies are translated into yen at the spot exchange rate in effect as of the balance sheet date, and differences arising from the translation are included in the statement of income.
The assets and liabilities of foreign consolidated subsidiaries are translated into yen at the spot exchange rate in effect as of the balance sheet date. Revenue and expense accounts are translated at the average exchange rate in effect during the fiscal year. Translation adjustments are presented as a separate component of “SHAREHOLDERS’ EQUITY” as of March 31, 2006 or “NET ASSETS” as of March 31, 2007.

(5)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

Annual Financial Report
(6)	Hedging Activities
1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items
•	Hedge instruments

Derivative transactions (interest rate swaps)

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates
3)	Hedging policy

The Group utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4)	Evaluation of hedge effectiveness

The Group determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.
(7)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements
1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

In addition, accrued interest income is recognized at the lower of the contractual interest rate or the restricted interest rate stipulated by the Interest Rate Restriction Law in Japan.

2)	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Group can reasonably estimate the expected timing and amount of future cash flows, the principal portion of the collection amount is recognized as cost, and for those purchased loans for which the Group cannot reasonably estimate the expected timing and amount of future cash flows, the whole collection amount is first recognized as cost until the principal is fully recovered.

3)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

In addition, consumption taxes not subject to the exclusion are treated as expense for the corresponding year.
5.	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

6.	Amortization of Consolidation Account Adjustments (not applicable for the year ended March 31, 2007)

Consolidation account adjustments are fully amortized immediately as incurred.

7.	Amortization of Goodwill (not applicable for the year ended March 31, 2006)

There is no goodwill amortized for the year ended March 31, 2007.

Annual Financial Report
8.	Appropriation of Earnings (not applicable for the year ended March 31, 2007)

Appropriation of earnings and loss disposition are recognized for the fiscal year in which they are finalized.

9.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in the consolidated statements of cash flows include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

Annual Financial Report
CHANGES IN SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS
(April 1, 2005 ~ March 31, 2006)
(Revenue from Purchased Loans and Costs of Purchased Loans Collected)
The money collected by other financial institutions from borrowers on behalf of the Group was recorded as “Revenue from purchased loans” in “Operating Revenues” and the related costs were recorded as “Costs of purchased loans collected” in “Operating Expenses.” However, as money collected by other financial institutions on behalf of the Group has tended to increase, the previous method has been changed to the method of offsetting “Revenue from purchased loans” in “Operating Revenues” against “Cost of purchased loans collected” in “Operating Expenses,” beginning with the year ended March 31, 2006.
We have made this change in order to eliminate the instability of the amount of substitute money collection from periodic profits and losses, and reflect the results of the Group’s direct operating activities. Consequently, we believe the change will result in a more accurate picture of the Group’s actual business condition in the consolidated statements of income.
As a result of this change in accounting policy, compared with the previous method, the amount of “Revenue from purchased loans” in “Operating Revenues,” and “Costs of purchased loans collected” in “Operating Expenses,” for the year ended March 31, 2006 each decreased by ¥881 million, respectively.
The effect on segment information is described in the corresponding section.
(April 1, 2006 ~ March 31, 2007)
(Presentation of Net Assets in the Consolidated Balance Sheets)
Beginning with the year ended March 31, 2007, the Group adopted ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.
This adoption had no impact on profit and loss for the year ended March 31, 2007.
The total amount which is equivalent to “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥82,664 million.
According to revisions to the CFS Regulations, the Group prepared its financial statements as of and for the year ended March 31, 2007 based on the revised CFS Regulations.
(Accounting Standard for Share-based Payments)
Beginning with the year ended March 31, 2007, the Group adopted ASBJ Statement No. 8 “Accounting Standard for Share-based Payments” issued on December 27, 2005 and ASBJ Guidance No. 11 “Guidance on Accounting Standard for Share-based Payments” issued on May 31, 2006.
As a result of this adoption, the amounts of operating income and ordinary income each decreased by ¥120 million, and income before income taxes and minority interest decreased by ¥114 million for the year ended March 31, 2007, respectively.
The effect on segment information is described in the corresponding section.
(Accounting Treatment for Deferred Assets)
Beginning with the year ended March 31, 2007, the Group adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.
As a result of this adoption, the Group presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the year ended March 31, 2007, instead of as “Stock issuance costs” in “Other Expenses” for the year ended March 31, 2006.
This adoption had no impact on profit and loss for the year ended March 31, 2007.

Annual Financial Report
CHANGES IN PRESENTATION
(April 1, 2005 ~ March 31, 2006)
(Consolidated Statements of Income)
1.	“Penalty for cancellation of real estate lease contracts,” which had been classified separately for the year ended March 31, 2005, was included in “Other” of “Other Expenses” beginning with the year ended March 31, 2006, as the amount became less than 10% of the total amount of “Other Expenses.” The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2006 was ¥0 million.

2.	“Losses on cancellation of lease contracts,” which had been classified separately for the year ended March 31, 2005, was included in “Other” of “Special Losses” beginning with the year ended March 31, 2006, as the amount became less than 10% of the total amount of “Special Losses.” The amount of “Losses on cancellation of lease contracts” for the year ended March 31, 2006 was ¥9 million.
(April 1, 2006 ~ March 31, 2007)
(Consolidated Balance Sheets)
“Real estate for sale in the servicing business” and “Real estate for sale and real estate under construction for sale in the real estate business,” both of which had been included in “Other” of current assets for the year ended March 31, 2006, were presented separately beginning with the year ended March 31, 2007, as these amounts became significant for financial reporting purposes. The amounts of “Real estate for sale in the servicing business” and “Real estate for sale and real estate under construction for sale in the real estate business” for the year ended March 31, 2006 were ¥6,126 million and ¥9,107 million, respectively.
(Consolidated Statements of Income)
The consolidated statements of income were previously presented in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the Group has determined that such presentation no longer properly reflects the Group’s operating results, as the Group has been diversifying its business and the proportion of interest income from consumer loans to total operating revenues has decreased.
As a result, the Group has changed the presentation of its consolidated statements of income to be conformity with the standard format of consolidated statements of income in order to reflect its current business operations.
The presentation based on the previous standard is as follows:

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
		(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥28,846		¥31,005
Revenue from purchased loans	11,921		18,856
Other financial income	13		761
Other operating income	20,209		37,528

Total operating revenues	60,991	100.0%	88,152	100.0%
Operating Expenses:
Financial costs	2,424		3,534
Costs of purchased loans collected	6,962		12,867
Other operating expenses	38,820		61,315

Total operating expenses	48,207	79.0	77,717	88.2

Operating Income	¥12,784	21.0%	¥10,435	11.8%

Annual Financial Report
Note to consolidated statements of income:

Year Ended March 31,
2006		2007
(In millions)
Other operating expenses:		Other operating expenses:
Costs of leases and installment loans	¥3,722	Costs of leases and installment loans	¥4,909
Cost of real estate sold in the servicing business	2,953	Cost of real estate sold in the servicing business	8,521
Cost of real estate sold in the real estate business	2,504	Cost of real estate sold in the real estate business	5,468
Other costs	689	Other costs	1,520
Advertising expenses	628	Advertising expenses	257
Loan losses	252	Loan losses	377
Excess interest repayments	387	Provision for loan losses	15,349
Provision for loan losses	9,717	Provision for guarantee losses	1,045
Provision for guarantee losses	629	Provision for losses on excess interest repayments	2,636
Provision for losses on excess interest repayments	590	Salaries for directors	549
Depreciation and amortization	586	Depreciation and amortization	670
Salaries for directors	391	Salaries for employees	6,776
Salaries for employees	5,774	Stock compensation costs	120
Bonuses for employees	476	Bonuses for employees	559
Provision for bonuses for employees	712	Provision for bonuses for employees	684
Taxes and duties	624	Provision for bonuses for directors	81
Lease and rental expenses	1,948	Taxes and duties	922
Commission fees	1,044	Lease and rental expenses	2,162
		Commission fees	1,798

(Consolidated Statements of Cash Flows)
With respect to cash flows from operating activities, “Increase in real estate for sale in the servicing business, net” and “Increase in real estate for sale and real estate under construction for sale in the real estate business, net,” both of which had been included in “Other” for the year ended March 31, 2006, were presented separately beginning with the year ended March 31, 2007, as these amounts became significant for financial reporting purposes. The amounts of “Increase in real estate for sale in the servicing business, net” and “Increase in real estate for sale and real estate under construction for sale in the real estate business, net” for the year ended March 31, 2006 were ¥5,093 million and ¥8,638 million, respectively.
ADDITIONAL INFORMATION
(April 1, 2005 ~ March 31, 2006)
(Consolidated Balance Sheets)
As we believe that reserve for losses on excess interest repayments will become a firm accounting practice, and in order to further ensure fair appropriation of periodic profit and loss, and fiscal soundness, the Group has provided reserve for losses on excess interest repayments beginning with the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income,” “Ordinary Income,” and “Income before Income Taxes and Minority Interests” decreased by ¥590 million, respectively.
In addition, the Group changed to record the amount of excess interest repayments from deduction from operating revenues into addition to selling, general and administrative expenses, in accordance with the above change. As a result, compared with the previous method, “Operating Revenues” increased by ¥387 million; however, there was no impact on “Operating Income,” “Ordinary Income,” and “Income before Income Taxes and Minority Interests.”
The effect on segment information is described in the corresponding section.

Annual Financial Report
(Consolidated Statements of Cash Flows)
Deposits, which are restricted in respect with withdrawal under the clauses of a borrowing contract, were previously recorded as “Deposits of restricted cash in banks, net” in “Cash Flows from Investing Activities.” However, as the transaction volume of these restricted deposits increases and the amount becomes significant, in order to precisely match these restricted deposits with corresponding borrowings and present a more accurate cash flow condition, the previous net presentation method has been changed to the gross presentation method, and were presented separately as “Deposits of restricted cash in banks” and “Proceeds from withdrawal of restricted cash in banks” in “Cash Flows from Financing Activities,” instead of in “Cash Flow from Investing Activities,” beginning with the year ended March 31, 2006.
As a result of this change, compared with the previous presentation method, “Cash Flows from Investing Activities” for the year ended March 31, 2006 increased by ¥1,244 million and “Cash Flows from Financing Activities” for the year ended March 31, 2006 decreased by the same amount.
(April 1, 2006 ~ March 31, 2007)
None

Annual Financial Report
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets
Note 1.	Assets pledged for short and long-term borrowings as collateral as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Cash and deposits	¥1,662	¥360
Notes and loans receivable	15,509	50,716
Purchased loans receivable	380	—
Real estate for sale in the servicing business	—	8,778
Real estate for sale in the real estate business	—	2,913
Other current assets	6,541	—

Total	¥24,094	¥62,769

Corresponding borrowings secured by the above collateral as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Short-term borrowings	¥5,276	¥31,691
Current portion of long-term borrowings	10,183	7,815
Long-term borrowings	8,021	11,724

Total	¥23,481	¥51,231

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including and its current portion as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Notes and loans receivable	¥355	¥7,060
Long-term borrowings	405	7,020
Of which current portion	385	7,020

In addition, the Group entrusted certain loans outstanding to a trust bank. In order to raise funds, the Group sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since the Group reserves an option to repurchase the senior beneficiary interest, the Group does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the corresponding funds are recognized as long-term liability. There is no control over the interest by the Group except through the above option. Entrusted loans outstanding included in “Notes and loans receivable” and the related long-term liability recorded as “Asset-backed securities” as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Notes and loans receivable	¥30,907	¥36,778
Asset-backed securities	21,669	26,957

Note 2.	Unsecured consumer loans included in loans receivable as of March 31, 2006 and 2007 were ¥2,994 million and ¥2,211 million, respectively.

Annual Financial Report
Note 3.	Investments in affiliates as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Investment securities (equity securities)	¥394	¥3,810
Investments and other assets (capital contributions)	—	2
Investments and other assets (other)	326	—

Note 4.	Commitments and contingencies as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Guarantees for receivables held by alliance companies	¥12,220	¥17,398
Guarantees for borrowings of non-consolidated company:
Chuo Mitsui Finance Service Co., Ltd.	1,920	—

Note 5.	Rediscounted notes as of March 31, 2006 and 2007 were ¥128 million and ¥121 million, respectively.
Note 6.	The number of issued shares of the Group’s common stock and treasury stock held by the Group as of March 31, 2006 is as follows:

March 31,
2006
(Thousand shares)
Issued shares	1,406,470
Of which treasury stock	40,051

Note 7.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2006 and 2007 are classified as follows:

	March 31,
	2006	2007
	(In millions)
Bankrupt loans receivable	¥1,087	¥2,270
Delinquent loans receivable	3,523	6,225
Delinquent loans receivable (three months or more)	—	—
Restructured loans receivable	14,410	18,785

Total	¥19,021	¥27,282

Notes:	1.	“Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
	2.	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Restructured loans receivable.”
	3.	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Delinquent loans receivable.”
	4.	“Restructured loans receivable” are loans receivable for which the Group reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in “Bankrupt loans receivable,” “Delinquent loans receivable” and “Delinquent loans receivable (three months or more).”

Annual Financial Report

Note 8.	(i	)	In order to raise funds efficiently, the Group entered into syndicated loan agreements, overdraft agreements and loan commitment agreements with several banks. The unused balance of these prescribed limit agreements as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥21,737	¥16,200
Outstanding borrowings within the limits	(15,810)	(15,150)

Unused balance	¥5,927	¥1,050

(ii	)	In providing its core business, the integrated financial services, the Group contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Total amount of credit line agreements	¥85,997	¥82,774
Loans outstanding under credit line agreements	(28,319)	(29,265)

Total unfunded credit lines	¥57,678	¥53,508
Of which unfunded credit lines without loans outstanding	48,036	46,110

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Group.
Under these agreements, the Group also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Group examines the agreements regularly in order to take measures for credit conservation.

Note 9.	Notes maturing on March 31, 2007 were cleared on the date of settlement. Since it was a non-business day for financial institutions on March 31, 2007, “Notes receivable” and “Rediscounted notes” as of March 31, 2007 include notes with the settlement date on March 31, 2007 in the amount of ¥12 million, respectively.

Note 10.	As of March 31, 2006 and 2007, “Investment Securities” includes securities in the amount of ¥5,944 and ¥2,123 million loaned under share lending agreement, and “Other” in “Current Liabilities” includes the amount of ¥4,500 and ¥1,640 million received as collateral, respectively.

Note 11.	Total principal balance of loans receivable transferred under the loan participation agreements, which was accounted for as a sale in accordance with the Accounting Committee Report No. 3, issued by the JICPA on June 1, 1995, was ¥3,000 million as of March 31, 2007.

Annual Financial Report
Consolidated Statements of Income

Note 1.	Significant components of “Other operating expenses” for the year ended March 31, 2006 and “Selling, General and Administrative Expenses” for the year ended March 31, 2007 are as follows:

Year Ended March 31,
2006		2007
(In millions)
Other operating expenses:		Selling, General and Administrative Expenses:
Costs of leases and installment loans	¥3,722	Advertising expenses	¥257
Cost of real estate sold in the servicing business	2,953	Loan losses	377
Cost of real estate sold in the real estate business	2,504	Provision for loan losses	15,349
Other costs	689	Provision for guarantee losses	1,045
Advertising expenses	628	Provision for losses on excess interest repayments	2,636
Loan losses	252	Depreciation and amortization	670
Excess interest repayments	387	Salaries for directors	549
Provision for loan losses	9,717	Salaries for employees	6,656
Provision for guarantee losses	629	Stock compensation costs	120
Provision for losses on excess interest repayments	590	Bonuses for employees	559
Depreciation and amortization	586	Provision for bonuses for employees	684
Salaries for directors	391	Provision for bonuses for directors	81
Salaries for employees	5,774	Taxes and duties	922
Bonuses for employees	476	Lease and rental expenses	2,162
Provision for bonuses for employees	712	Commission fees	1,798
Taxes and duties	624
Lease and rental expenses	1,948
Commission fees	1,044

Note 2.	Details of losses on disposal of fixed assets for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007
	(In millions)
Losses on disposal of fixed assets:
Buildings and structures	¥9	¥49
Equipment	2	3
Vehicles	0	—
Intangible fixed assets	4	1

Total	¥15	¥54

Note 3.	Details of losses on impairment of fixed assets for the year ended March 31, 2007 are as follows:

		Year Ended March 31, 2007
		Amount
		(In millions)
Location:	Aprek Co., Ltd.
Use of fixed assets:	Operational assets
Type of fixed assets:	Buildings and structures	¥0
	Equipment	6
	Land	108
	Software	8
	Telephone rights	8
	Leased assets	11

The Group classifies its operational assets into business units used under management accounting.
Due to continuous operating losses from the abovementioned consolidated subsidiary, the Group reduced the book value of operational assets corresponding to this business unit to the estimated recoverable amount. As a result, impairment losses, which were included in special losses, amounted to ¥143 million for the year ended March 31, 2007.
The recoverable amount of these assets was measured at net realizable value, using appraised value for real estate, market value for telephone rights, and zero value for other fixed assets.

Annual Financial Report
Consolidated Statements of Changes in Net Assets

Note 1.	Changes in the number of outstanding shares for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007
(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	1,406,470
Increase	1,511,416
Decrease	—
As of the end of the fiscal year	2,917,887

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007
(Thousand shares)
Increase due to:
Stock split	1,406,470
Conversion of convertible bonds	18,924
Third-party allotment	86,021

Note 2.	Changes in the number of treasury stock for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007
(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,055
Decrease	11,757
As of the end of the fiscal year	68,348

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007
(Thousand shares)
Increase due to:
Stock split	40,051
Purchase of fractional shares	4
Decrease due to:
Exercise of stock acquisition rights	11,757

Note 3.	The changes in issuance of stock acquisition rights for the year ended March 31, 2007 are as follows:

			Number of Shares Attributable to Stock Acquisition Rights
		Type of	As of			As of	Outstanding as of
Company Name	Description	Share	March 31, 2006	Increase	Decrease	March 31, 2007	March 31, 2007
			(Thousand shares)				(In millions)
NIS Group Co., Ltd.	—	—	—	—	—	—	¥—
Consolidated subsidiaries	—	—	—	—	—	—	114

Total			—	—	—	—	¥114

Annual Financial Report
Note 4. (i) Dividends paid during the fiscal year ended March 31, 2007 are as follows:

Year Ended March 31, 2007
Date of approval:	Annual Shareholders’ Meeting	Board of Directors’ meeting
	on June 24, 2006	on November 6, 2006
Type of share:	Common stock	Common Stock
Total amount of dividends (in millions):	¥1,503	¥455
Dividend per share (in yen):	¥1.10	¥0.16
Dividend record date:	March 31, 2006	September 30, 2006
Date of payment:	From June 27, 2006	From December 11, 2006

Note: On April 1, 2006, the Company completed a 2-for-1 stock split.
Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents as of March 31, 2006 and 2007 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	March 31,
	2006	2007
	(In millions)
Cash and deposits	¥22,788	¥28,321
Time deposits with maturities of over three months	(20)	(335)
Restricted cash in banks pledged as collateral	(1,662)	(360)

Cash and cash equivalents	¥21,105	¥27,625

Note 2.	Significant components of the assets and liabilities of Aprek Co., Ltd. and two other companies, which have been acquired and became consolidated subsidiaries during the year ended March 31, 2006, are as follows:

As of December 31, 2005
(In millions)
Current assets	¥7,899
Fixed assets	883
Current liabilities	(4,213)
Consolidation account adjustments	(47)
Long-term liabilities	(2,400)
Minority Interest	(656)

Acquisition costs	1,466
Cash and cash equivalents	(912)

Cash used for acquisition	¥554

Note 3.	Significant non-cash transactions for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007
	(In millions)
Conversion of convertible bonds:
Increase in common stock	¥4,069	¥397
Increase in additional paid-in capital	4,050	376

Decrease in convertible bonds due to conversion	¥8,120	¥773

Annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization, accumulated losses on impairment and book value as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Equipment:
Acquisition costs equivalent	¥2,229	¥2,288
Accumulated amortization equivalent	(1,257)	(1,702)
Accumulated losses-on-impairment equivalent	—	(4)

Book value equivalent	971	581
Software:
Acquisition costs equivalent	498	521
Accumulated amortization equivalent	(227)	(333)

Book value equivalent	271	187
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(3)	(4)

Book value equivalent	1	0

Total:
Acquisition costs equivalent	2,732	2,814
Accumulated amortization equivalent	(1,487)	(2,040)
Accumulated losses-on-impairment equivalent	—	(4)

Book value equivalent	¥1,244	¥769

2.	The amounts of outstanding future minimum lease payments and reserve for losses on impairment of leased assets as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Due within one year	¥592	¥427
Due after one year	675	363

Total	¥1,267	¥791

	March 31,
	2006	2007
	(In millions)
Reserve for losses on impairment of leased assets	¥—	¥4

3.	Lease payments, decrease in reserve for losses on impairment of leased assets, amortization expense equivalent, interest expense equivalent, and losses on impairment of leased assets for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007
	(In millions)
Lease payments	¥611	¥628
Decrease in reserve for losses on impairment of leased assets	—	—
Amortization expense equivalent	585	602
Interest expense equivalent	27	19
Losses on impairment of leased assets	—	4

Annual Financial Report
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets for the year ended March 31, 2006.

Annual Financial Report
(Lessor)
1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets included in “Assets held for leases” as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Machinery:
Acquisition costs	¥397	¥462
Accumulated depreciation	(91)	(170)

Book value	306	292
Equipment:
Acquisition costs	2,849	3,977
Accumulated depreciation	(636)	(1,291)

Book value	2,213	2,685
Software:
Acquisition costs	461	688
Accumulated amortization	(102)	(211)

Book value	358	477
Other:
Acquisition costs	62	62
Accumulated amortization	(8)	(20)

Book value	53	41

Total:
Acquisition costs	3,770	5,191
Accumulated depreciation and amortization	(838)	(1,694)

Book value	¥2,931	¥3,497

2.	The amounts of outstanding future minimum lease payments to be received as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Due within one year	¥712	¥1,049
Due after one year	2,388	2,706

Total	¥3,101	¥3,755

3.	Lease revenue, depreciation and amortization expense, interest income equivalent for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007
	(In millions)
Lease revenue	¥901	¥1,320
Depreciation and amortization expense	636	951
Interest income equivalent	385	482

4.	The method used to calculate interest income equivalent of leased assets is as follows:
Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets for the years ended March 31, 2006 and 2007.

Annual Financial Report
Investment Securities
1.	Trading securities as of and for the years ended March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Trading securities:
Carrying value	¥—	¥182
Losses on valuation, net	—	(50)

2.	Marketable securities included in other securities as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006			2007
	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference
	(in millions)
Other securities:
Carrying value exceeding cost Equity securities	¥11,816	¥20,555	¥8,739	¥10,283	¥12,505	¥ 2,221

Sub-total	11,816	20,555	8,739	10,283	12,505	2,221

Carrying value not exceeding cost Equity securities	3,003	2,840	(162)	6,147	4,433	(1,714)
Other	4	4	(0)	4	4	(0)

Sub-total	3,007	2,844	(162)	6,152	4,437	(1,714)

Total	¥14,823	¥23,400	¥8,577	¥16,435	¥16,942	¥ 507

3.	Other securities sold during the years ended March 31, 2006 and 2007 are as follows:

	March 31,
	2006			2007
	Sales Proceeds	Gains on Sales	Losses on Sales	Sales Proceeds	Gains on Sales	Losses on Sales
	(In millions)
Other securities	¥5,540	¥4,170	¥2	¥1,713	¥1,246	¥105

4.	Non-marketable securities included in other securities as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	Carrying Value	Carrying Value
	(In millions)
Other securities:
Non-listed equity securities	¥4,591	¥6,563
Bonds	114	1,133
Contributions to investment funds	5,847	8,574
Other	153	83

Total	¥10,706	¥16,355

5.	Investment securities impaired for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007
	Impairment Amount	Impairment Amount
	(In millions)
Other securities	¥337	¥1,128

Note:	Impairment was recognized for investment securities for which the fair value declined by 50% or more compared to acquisition costs, or those for which the average month-end market price for the past two years declined by 30% or more but less than 50% compared to acquisition costs.

Annual Financial Report
6.	The redemption schedule of other securities with maturity is as follows:

	Year Ending March 31,
	2008	2009 ~ 2012	2013 ~ 2017	2018 and thereafter
	(In millions)
Bonds (other securities):
Bonds	¥0	¥1,034	¥ —	¥ —
Commercial paper	99	—	—	—

Total	¥99	¥1,034	¥ —	¥ —

Annual Financial Report
Derivative Transactions
1.	Details of derivatives
I.	Details of transactions

In order to effectively manage and reduce its exposure to fluctuations in interest rates while conducting regular operations, the Group utilizes derivative instruments such as interest rate swap contracts.

II.	Derivative transactions policies

The Group does not enter into derivative contracts for trading or speculative purposes.

III.	The purpose of derivative transactions

In order to avoid adverse influences in the Group’s funding costs (interest payments) caused by fluctuations in market interest rates, the Group utilizes interest rate swap contracts to set up a fixed interest on variable rate borrowings.

IV.	Details of risks on derivative transactions
i.	Market risks

Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.
However, these risks are inconsequential as the Group only utilizes derivative transactions in the range of its debts and credits.

ii.	Credit risks

Credit risks are risks caused by non-performing counterparties that jeopardize the Group’s future benefits from the transactions, had they been closed.

The Group’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Group does not anticipate realization of any credit risk from its derivative transaction. In addition, there is no credit risk concentration as the Group diversifies its counter-parties.
V.	Risk management of derivative transactions

Derivative transactions are executed and managed by the Group’s principal department in accordance with the Group’s internal rules approved by the Board of Directors. In addition, the Group’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions.

Furthermore, the principal departments of the Company and its consolidated subsidiaries report monthly at Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale fluctuation in a market that could cause the Group to suffer significant losses, a management system to execute prompt action is readily available.

Significant transactions made by consolidated subsidiaries are given notice in advance to the Company’s management.
2.	Market value of derivative transactions

The details for market value of derivative transaction are omitted as hedge accounting has been adopted for all derivative transactions.

Annual Financial Report
Retirement Benefits
1.	Overview of retirement benefit plans

(April 1, 2005 ~ March 31, 2006)
A defined benefit plan has been adopted in certain consolidated subsidiaries. In addition, certain employees may be entitled to additional special retirement benefits, which are not included in the normal retirement benefits, based on actuarial calculation in conformity with Accounting for Retirement Benefits.
Moreover, the Group terminated its retirement benefit plan at the end of May 2006 due to the reform of its personnel system. With this termination, the Group plans lump-sum distribution of retirement benefits on termination of plan in June 2006.
(April 1, 2006 ~ March 31, 2007)
Although a defined benefit plan had been adopted in certain consolidated subsidiaries, the Group terminated its retirement benefit plan at the end of May 2006 and executed lump-sum distribution of retirement benefits on termination of plans in June 2006.
2.	The components of funded status of the defined benefit plan as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Accrued retirement benefits	¥(265)	¥—
Unrecognized actuarial difference	(9)	—

Retirement benefits obligation	¥(274)	¥—

3.	The components of retirement benefit expenses for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007
	(In millions)
Service cost	¥6	¥4
Interest cost	1	0
Amortization of unrecognized actuarial difference	0	0

Retirement benefit expenses	¥7	¥5

4.	Assumption used in accounting for the retirement benefit obligation for the years ended March 31, 2006 and 2007 is as follows:

Discount rate:	2.0%
Attribution of retirement benefit obligation:	The straight-line method over the estimated years of service of the eligible employees
Amortization period of actuarial difference:	10 years

Annual Financial Report
Issuance of Stock Acquisition Rights
(April 1, 2006 ~ March 31, 2007)
1.	Balance and items of accounts related to stock acquisition rights for the year ended March 31, 2007 are as follows:

Stock compensation costs (Selling, General and Administrative Expenses):	¥120 million
Reversal of issuance of stock acquisition rights (Special Gains):	¥5 million
2.	Details, size, and changes in stock acquisition rights for the year ended March 31, 2007 are as follows:
(1) Details of stock acquisition rights

Company:	NIS Group Co., Ltd.
Date of approval:	June 22, 2004
Number of grantees:	10 directors, 4 statutory auditors, 1,027 employees and 4 corporate advisors of the Company;
14 directors, 3 statutory auditors and 86 employees of affiliated companies; and
1 director of business counterparty
Date of issuance:	July 15, 2004
Type of shares:	Common stock
Number of shares issuable upon exercise of stock acquisition rights:	63,936,000 shares (Note 1)
Vesting condition:	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period:	From July 15, 2004 to July 31, 2004
Exercise period:	From August 1, 2004 to July 31, 2007

Company:	NIS Group Co., Ltd.
Date of approval:	June 22, 2004
Number of grantees:	9 employees of the Company
Date of issuance:	January 20, 2005
Type of shares:	Common stock
Number of shares issuable upon exercise of stock acquisition rights:	768,000 shares (Note 1)
Vesting condition:	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period:	From January 20, 2005 to January 31, 2005
Exercise period:	From February 1, 2005 to January 31, 2008

Company:	NIS Group Co., Ltd.
Date of approval:	June 22, 2004
Number of grantees:	83 employees and 1 corporate advisor of the Company; and 4 directors and 32 employees of affiliated companies
Date of issuance:	April 21, 2005
Type of shares:	Common stock
Number of shares issuable upon exercise of stock acquisition rights:	7,142,400 shares (Note 1)
Vesting condition:	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period:	From April 21, 2005 to April 30, 2005
Exercise period:	From May 1, 2005 to April 30, 2008

Annual Financial Report

Company:	NIS Group Co., Ltd.
Date of approval:	June 22, 2005
Number of grantees:	9 directors, 4 statutory auditors, 154 employees and 8 corporate advisors of the Company; 19 directors, 5 statutory auditors, 42 employees and 9 corporate advisors of affiliated companies; and
1 director of the business counterparty
Date of issuance:	July 15, 2005
Type of shares:	Common stock
Number of shares issuable upon exercise of stock acquisition rights:	14,400,000 shares (Note 1)
Vesting condition:	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors at the time of the vesting of such stock acquisition rights.
Service period:	From July 15, 2005 to July 31, 2005
Exercise period:	From August 1, 2005 to July 31, 2008

Company:	NIS Group Co., Ltd.
Date of approval:	June 22, 2005
Number of grantees:	8 employees and 2 corporate advisors of the Company; and
Date of issuance:	1 director, 12 employees and 5 corporate advisors of affiliated companies March 23, 2006
Type of shares:	Common stock
Number of shares issuable upon exercise of stock acquisition rights:	1,920,000 shares (Note 1)
Vesting condition:	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors at the time of the vesting of such stock acquisition rights.
Service period:	From March 23, 2006 to March 31, 2006
Exercise period:	From April 1, 2006 to March 31, 2009

Company:	Nissin Servicer Co., Ltd.
Date of approval:	September 9, 2002
Number of grantees:	4 directors, 3 statutory auditors and 12 employees of Nissin Servicer
Date of issuance:	September 26, 2002
Type of shares:	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights:	80,000 shares (Note 2)
Vesting condition:	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, at the time of the vesting of such stock acquisition rights.
Service period:	From September 26, 2002 to September 30, 2004
Exercise period:	From October 1, 2004 to September 30, 2007

Company:	Nissin Servicer Co., Ltd.
Date of approval:	March 30, 2004
Number of grantees:	1 statutory auditor and 20 employees of Nissin Servicer
Date of issuance:	March 30, 2004
Type of shares:	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights:	14,960 shares (Note 2)
Vesting condition:	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, at the time of the vesting of such stock acquisition rights.
Service period:	From March 30, 2004 to March 31, 2006
Exercise period:	From April 1, 2006 to March 31, 2009

Annual Financial Report

Company:	Nissin Servicer Co., Ltd.
Date of approval:	June 21, 2005
Number of grantees:	1 director, 33 employees and 6 corporate advisors of Nissin Servicer; and 1 director and 2 employees of affiliated companies of Nissin Servicer
Date of issuance:	August 9, 2005
Type of shares:	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights:	2,620 shares (Note 2)
Vesting condition:	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, or a director, statutory auditor or employee of affiliated companies of Nissin Servicer, at the time of the vesting of such stock acquisition rights.
Service period:	From August 9, 2005 to June 30, 2007
Exercise period:	From July 1, 2007 to June 30, 2010

Company:	Nissin Servicer Co., Ltd.
Date of approval:	August 7, 2006
Number of grantees:	4 directors and 2 executive officers of Nissin Servicer
Date of issuance:	August 23, 2006
Type of shares:	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights:	1,400 shares (Note 2)
Vesting condition:	Grantee must be a director, executive officer, statutory auditor, corporate advisor or employee of Nissin Servicer or its subsidiaries, at the time of the vesting of such stock acquisition rights.
Service period:	From August 23, 2006 to August 31, 2006
Exercise period:	From September 1, 2006 to August 6, 2011

Company:	Nissin Servicer Co., Ltd.
Date of approval:	August 7, 2006
Number of grantees:	80 employees and 6 corporate advisors of Nissin Servicer; and 1 director and 5 employees of subsidiaries of Nissin Servicer
Date of issuance:	August 23, 2006
Type of shares:	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights:	4,530 shares (Note 2)
Vesting condition:	Grantee must be a director, executive officer, statutory auditor, corporate advisor or employee of Nissin Servicer or its subsidiaries, at the time of the vesting of such stock acquisition rights.
Service period:	From August 23, 2006 to August 31, 2006
Exercise period:	From September 1, 2006 to August 6, 2011

Company:	Aprek Co., Ltd.
Date of approval:	January 26, 2006
Number of grantees:	4 directors, 1 statutory auditor and 102 employees of Aprek
Date of issuance:	April 28, 2006
Type of shares:	Common stock of Aprek
Number of shares issuable upon exercise of stock acquisition rights:	175,000 shares
Vesting condition:	Not applicable
Service period:	Not applicable
Exercise period:	From May 1, 2006 to April 30, 2009

Annual Financial Report

Company:	NIS Securities Co., Ltd.
Date of approval:	August 25, 2005
Number of grantees:	4 directors, 3 statutory auditors and 15 employees of NIS Securities
Date of issuance:	August 31, 2005
Type of shares:	Common stock of NIS Securities
Number of shares issuable upon exercise of stock acquisition rights:	329 shares
Vesting condition:	Grantee must be, in principle, a director, statutory auditor, executive officer or employee of NIS Securities or its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period:	From August 31, 2005 to August 31, 2007
Exercise period:	From September 1, 2007 to August 31, 2010

Company:	NIS Securities Co., Ltd.
Date of approval:	February 27, 2007
Number of grantees:	2 directors and 31 employees of NIS Securities
Date of issuance:	March 1, 2007
Type of shares:	Common stock of NIS Securities
Number of shares issuable upon exercise of stock acquisition rights:	464 shares
Vesting condition:	Grantee must be, in principle, a director, statutory auditor, executive officer or employee of NIS Securities or its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period:	From March 1, 2007 to February 28, 2009
Exercise period:	From March 1, 2009 to February 28, 2014

Company:	NIS Lease Co., Ltd.
Date of approval:	March 7, 2005
Number of grantees:	7 directors, 1 statutory auditor and 41 employees of NIS Lease
Date of issuance:	March 31, 2005
Type of shares:	Common stock of NIS Lease
Number of shares issuable upon exercise of stock acquisition rights:	1,010 shares
Vesting condition:	Grantee must be a director or employee of NIS Lease at the time of the vesting of such stock acquisition rights.
Service period:	From March 31, 2005 to March 31, 2007
Exercise period:	From April 1, 2007 to March 31, 2010

Company:	Woodnote Corporation
Date of approval:	November 18, 2005
Number of grantees:	1 director and 2 statutory auditors of Woodnote; and 2 business counterparties, etc.
Date of issuance:	December 1, 2005
Type of shares:	Common stock of Woodnote
Number of shares issuable upon exercise of stock acquisition rights:	3,100 shares
Vesting condition:	Grantee must be a director, statutory auditor or employee of Woodnote or its subsidiaries, or a business counterparty, etc. which has been approved by the Board of Directors of Woodnote, at the time of the vesting of such stock acquisition rights.
Service period:	From December 1, 2005 to March 31, 2006
Exercise period:	From April 1, 2006 to March 31, 2009

Notes:	1.	These figures have been retroactively adjusted to reflect a 2-for-1 stock split on November 19, 2004, a 1.2-for-1 stock split on May 20, 2005, a 2-for-1 stock split on November 18, 2005 and a 2-for-1 stock split on April 1, 2006, respectively.
	2.	These figures have been adjusted to reflect a 2-for-1 stock split on June 1, 2004, a 5-for-1 stock split on December 20, 2004, a 2-for-1 stock split on May 20, 2005, a 2-for-1 stock split on November 21, 2005 and a 2-for-1 stock split on April 1, 2006, respectively.

Annual Financial Report
     (2) Size and changes in stock acquisition rights
1) Number of stock acquisition rights

Company:	NIS Group	NIS Group	NIS Group	NIS Group	NIS Group
Date of approval:	June 22, 2004	June 22, 2004	June 22, 2004	June 22, 2005	June 22, 2005
			(Shares)
Shares before vested:
Non-vested, as of March 31, 2006	—	—	—	—	—
Granted	—	—	—	—	—
Forfeited, including expiration	—	—	—	—	—
Vested	—	—	—	—	—

Non-vested, as of March 31, 2007	—	—	—	—	—

Shares after vested:
Outstanding, as of March 31, 2006	28,790,400	460,800	3,740,160	9,460,000	1,920,000
Vested	—	—	—	—	—
Exercised	(5,521,920)	—	(103,680)	(844,000)	—
Forfeited, including expiration	(875,520)	—	(172,800)	(360,000)	(340,000)

Exercisable, as of March 31, 2007	22,392,960	460,800	3,463,680	8,256,000	1,580,000

Company:	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer
Date of approval:	September 9, 2002	March 30, 2004	June 21, 2005	August 7, 2006	August 7, 2006
			(Shares)
Shares before vested:
Non-vested, as of March 31, 2006	—	—	2,420	—	—
Granted	—	—	—	1,400	4,530
Forfeited, including expiration	—	—	—	—	—
Vested	—	—	(80)	(1,400)	(4,530)

Non-vested, as of March 31, 2007	—	—	2,340	—	—

Shares after vested:
Outstanding, as of March 31, 2006	1,600	13,600	—	—	—
Vested	—	—	—	1,400	4,530
Exercised	—	(11,520)	—	—	—
Forfeited, including expiration	—	(80)	—	—	(280)

Exercisable, as of March 31, 2007	1,600	2,000	—	1,400	4,250

Company :	Aprek	NIS Securities	NIS Securities	NIS Lease	Woodnote
Date of approval:	January 26, 2006	August 25, 2005	February 27, 2007	March 7, 2005	November 18, 2005
			(Shares)
Shares before vested:
Non-vested, as of March 31, 2006	—	329	—	1,010	—
Granted	175,000	—	464	—	—
Forfeited, including expiration	—	(94)	—	(20)	—
Vested	(175,000)	—	—	(990)	—

Non-vested, as of March 31, 2007	—	235	464	—	—

Shares after vested:
Outstanding, as of March 31, 2006	—	—	—	—	3,100
Vested	175,000	—	—	990	—
Exercised	—	—	—	—	—
Forfeited, including expiration	(9,000)	—	—	—	(600)

Exercisable, as of March 31, 2007	166,000	—	—	990	2,500

Note:	The number of stock acquisition rights above is stated based on the number of shares for each stock acquisition right.

Annual Financial Report
2) Share price information

Company:	NIS Group	NIS Group	NIS Group	NIS Group	NIS Group
Date of approval:	June 22, 2004	June 22, 2004	June 22, 2004	June 22, 2005	June 22, 2005

	(In yen)
Exercise price:	¥53	¥55	¥67	¥58	¥131
Weighted-average exercise price:	83	—	88	83	—
Fair value at date of issuance:	—	—	—	—	—

Company:	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer
Date of approval:	September 9, 2002	March 30, 2004	June 21, 2005	August 7, 2006	August 7, 2006

	(In yen)
Exercise price:	¥625	¥ 6,250	¥51,549	¥67,362	¥58,380
Weighted-average exercise price:	—	66,760	—	—	—
Fair value at date of issuance:	—	—	—	18,737	20,729

Company:	Aprek	NIS Securities	NIS Securities	NIS Lease	Woodnote
Date of approval:	January 26, 2006	August 25, 2005	February 27, 2007	March 7, 2005	November 18, 2005

(In yen)
Exercise price:	¥740	¥424,000	¥445,768	¥50,000	¥50,000
Weighted-average exercise price:	—	—	—	—	—
Fair value at date of issuance:	—	—	—	—	—

3.	Option-pricing model and assumptions to estimate the fair value, and method to estimate the number of vested rights for the year ended March 31, 2007.

(Nissin Servicer Co., Ltd.)
(1)	Option-pricing model

Black-Scholes Model

(2)	Basic variables and estimation
1)	Share price volatility: 74.3% Calculated based on the actual stock price in the period between September 16, 2004 and August 23, 2006.

2)	Expected lives: two years and six months Calculated using 50% of exercise period since there are not enough data for reasonable estimation.

3)	Dividend yield: 1.0% Calculated based on the actual dividends for the year ended March 31, 2006 and the average stock price for the year ended March 31, 2007.

4)	Risk-free interest rate: 0.806%

Yield of government bond, corresponding to the expected lives above.
(3)	Method for estimating the number of vested rights No estimation is made for the stock acquisition rights to be forfeited in future because of the short service period.

Annual Financial Report
(NIS Securities Co., Ltd.)
As for the stock acquisition rights granted on February 27, 2007, since NIS Securities Co., Ltd. is a non-listed company, their fair value on the grant date is estimated using the intrinsic values as follows:

1) Estimation method and price per share
Price per share estimated using net assets:	¥445,768
2) Exercise price of stock acquisition rights per share:	¥445,768
As a result of the calculation, the estimated price is equal to the exercise price and, accordingly, the intrinsic value per share is zero and the fair value of stock acquisition right is also zero.
In addition, the total amount of the intrinsic value of stock acquisition right at year-end is zero.

Annual Financial Report
Deferred Income Taxes
1.	Significant components of deferred tax assets and liabilities as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007
	(In millions)
Deferred tax assets:
Loan losses	¥24	¥37
Allowance for loan losses	792	2,907
Reserve for guarantee losses	240	441
Accrued local taxes	443	471
Accrued retirement benefits for directors	154	153
Accrued bonuses for employees	272	278
Reserve for losses on excess interest repayments	238	2,005
Impairment of fixed assets	239	325
Net operating losses carryforwards of subsidiaries	—	274
Other	309	605
Valuation allowance	—	(1,488)

Total deferred tax assets	2,716	6,011
Deferred tax liabilities:
Unrealized gains on investment securities	(3,486)	(254)

Total deferred tax liabilities	(3,486)	(254)

Net deferred tax (liabilities) assets	¥(769)	¥5,756

2.	The reconciliation of differences between the statutory tax rate and the effective tax rate for the year ended March 31, 2006 is omitted as the total of these differences is less than 5% of statutory tax rate.

Significant components of differences for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007
Statutory tax rate	40.5%
Adjustments:
Non deductible expenses for tax purposes	3.4
Per capita residence tax levy	2.1
Increase in valuation allowance	44.8
Gains on change in equity interests, net	(3.2)
Difference in the statutory tax rate of subsidiaries	2.8
Other	1.2

Effective income tax rate	91.6%

Annual Financial Report
Segment Information
The segment information for the years ended March 31, 2006 and 2007 is as follows:
1.	Business Segment Information

Business segment information for the year ended March 31, 2006 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Servicing	Other
	Services	Business	Businesses	Total	Eliminations	Consolidated
	(In millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥3,219	¥60,991	¥—	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	225	478	(478)	—

Total operating revenues	40,282	17,741	3,445	61,470	(478)	60,991
Operating expenses	33,113	12,746	3,316	49,177	(970)	48,207

Operating income	¥7,169	¥4,994	¥128	¥12,292	¥491	¥12,784

II. Assets, depreciation and amortization, and capital expenditures
Assets	¥312,415	¥40,903	¥15,603	¥368,922	¥(18,060)	¥350,861
Depreciation and amortization	1,405	6	4	1,417	—	1,417
Capital expenditures	3,310	12	51	3,373	—	3,373

Notes:	1.	Classification of business segments
		Business segments are classified by taking into consideration similarities in the type and nature of businesses and the operating transactions.
	2.	Main description of each business segment

(1) Integrated Financial Services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases, etc.
Provider of guarantee services
Securities business
(2) Servicing Business:	Management, collection, acquisition, and investment in specific money claims
(3) Other Businesses:	Real estate-related business
Business owner support services
Agent for life or non-life insurance companies, etc.

3.	As discussed in “Changes in Significant Items Relating to the Preparation of Consolidated Financial Statements,” the Group changed the method of recording the money collected from borrowers on behalf of the Group and its related costs to the method of offsetting “Revenues from purchased loans,” which was included in “Operating revenues,” against “Cost of purchased loans collected,” which was included in “Operating expenses,” beginning with the year ended March 31, 2006.
Consequently, if the previous method was applied, “Operating revenues from third parties” and “Operating expenses” in “Servicing Business” would each decrease by ¥881 million, respectively.
4.	As discussed in “Additional Information,” the Group has provided reserves for losses on excess interest repayments beginning with the year ended March 31, 2006. As a result, compared with the previous method, “Operating expenses” increased by ¥590 million and “Operating income” decreased by the same amount in “Integrated Financial Services.”
In addition, the Group changed to record the amount of excess interest repayments from a deduction from “Operating Revenues” to an addition to selling, general and administrative expenses, in accordance with the above change. As a result, compared with the previous method, “Operating revenues from third parties” and “Operating expenses” each increased by ¥387 million, respectively; however, there is no impact on “Operating income.”
5.	All operating expenses are apportionable.

Annual Financial Report
          Business segment information for the year ended March 31, 2007 is as follows:

	Year Ended March 31, 2007
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated
	(In millions)
I. Operating revenues and
operating income (losses)
Operating revenues:
(1) Operating revenues
from third parties	¥46,144	¥31,754	¥10,008	¥245	¥88,152	¥—	¥88,152
(2) Operating revenues
from inter-segment
sales or transfers	195	72	30	62	360	(360)	—

Total operating revenues	46,340	31,827	10,038	307	88,513	(360)	88,152
Operating expenses	45,590	25,641	6,957	712	78,901	(1,184)	77,717

Operating income (losses)	¥749	¥6,185	¥3,081	¥(404)	¥9,611	¥823	¥10,435

II. Assets, depreciation and
amortization, and capital
expenditures
Assets	¥342,497	¥62,470	¥34,084	¥3,565	¥442,618	¥(38,737)	¥403,880
Depreciation and amortization	1,929	7	6	9	1,954	—	1,954
Losses on impairment of
fixed assets	131	—	—	—	131	—	131
Capital expenditures	3,631	15	1,619	3	5,269	—	5,269

Notes:	1.	Classification of business segments
		Business segments are classified by taking into consideration similarities in the type and nature of businesses and the operating transactions.
	2.	Main descriptions of each business segment

(1) Integrated Financial Services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases, etc.
Provider of guarantee services
Securities business
(2) Servicing Business:	Management, collection, acquisition, and investment in specific money claims
(3) Real Estate Business:	Real estate transaction
Real estate development
Asset management
(4) Other Businesses:	Business owner support services
Agent for life or non-life insurance companies, etc.

3.	As discussed in “Significant Items Relating to the Preparation of Consolidated Financial Statements – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 3) Accrued bonuses for directors,” the Group adopted “Accounting Standard for Director’s Bonus” from the fiscal year ended March 31,2007.
Consequently, compared with the previous method applied for the year ended March 31, 2007, operating expenses increased by ¥53 million, ¥19 million and ¥8 million, and “Operating income” decreased by the same amount, in “Integrated Financial Services,” “Servicing Business” and “Real Estate Business,” respectively.
4.	As discussed in “Changes in Significant Items Relating to the Preparation of Consolidated Financial Statements,” the Group adopted “Guidance on Accounting Standard for Share-based Payments” from the fiscal year ended March 31, 2007.
Consequently, compared with the previous method applied for the year ended March 31, 2006, “Operating expenses” in “Servicing Business” increased by ¥120 million, and “Operating income” in “Servicing Business” decreased by the same amount.

Annual Financial Report
5.	Changes in business segment
“Real Estate Business,” which was previously included in “Other Businesses,” is disclosed as a separate segment for financial reporting purposes, beginning with the year ended March 31, 2007, due to an increase in its significance.
Segment information for the year ended March 31, 2006, when presented in accordance with the classification for the year ended March 31, 2007 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated
	(In millions)
I. Operating revenues and
operating income (losses)
Operating revenues:
(1) Operating
revenues from third parties	¥40,127	¥17,644	¥2,976	¥243	¥60,991	¥—	¥60,991
(2) Operating
revenues from inter-segment sales or transfers	155	97	62	163	478	(478)	—

Total operating
revenues	40,282	17,741	3,038	406	61,470	(478)	60,991
Operating expenses	33,113	12,746	2,848	468	49,177	(970)	48,207

Operating income
(losses)	¥7,169	¥4,994	¥189	¥(61)	¥12,292	¥491	¥12,784

II. Assets, depreciation
and amortization,
and capital
expenditures
Assets	¥312,967	¥40,903	¥15,358	¥243	¥369,471	¥(18,610)	¥350,861
Depreciation and
amortization	1,405	6	2	2	1,417	—	1,417
Capital
expenditures	3,310	12	13	38	3,373	—	3,373

6.	All operating expenses are apportionable.
2.	Geographical Segment Information

Geographical segment information is omitted for the years ended March 31, 2006 and 2007, as domestic operating revenues and assets accounted for more than 90% of the total operating revenues and the total assets, respectively, for all segments during the corresponding years.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the years ended March 31, 2006 and 2007, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding years.

Annual Financial Report
Related Party Transactions
(April 1, 2005 ~ March 31, 2006)
1.	Directors and key individual shareholders

Attribution:	Entities of which majority interests are owned by directors and principal individual shareholders, including subsidiaries of such entities
Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Shinjuku-ku, Tokyo	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥100	¥30
Description of business:	Life and non-life insurance agency	Real estate rental and agency
Entity’s interest in the Group:	12.0% directly owned	12.3% directly owned
Description of relationship
- Shared director:	2 directors	2 directors
- Business relationship:	Office leases, non-life insurance transactions	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥0 (Note 2)	Office and parking space leases: ¥1 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current liabilities: ¥0

Notes:	1.	Consumption taxes are excluded from the amounts presented above.
	2.	Business terms and related decision-making policies:
		Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

Annual Financial Report
2.	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provider of financial services to SMEs
The Group’s interest in entity:	25.0% directly owned
Description of relationship
- Shared director:	2 directors

- Business relationship:	Referral of customers	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥12 (Note 2)	Commission received: ¥3 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current assets: ¥0

- Business relationship:	Guarantees for loans to customers
Transaction and amount (in millions):	Guarantee fees received: ¥466 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥36

- Business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Guarantee fees received: ¥8 (Note 2)
Account and balance at year-end (in millions):	—

Attribution:	An affiliate
Entity name:	Chuo Mitsui Finance Service Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥500
Description of business:	Provider of financial services to SMEs
The Group’s interest in entity:	30.0% directly owned
Description of relationship
- Shared director:	2 directors

- Business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥9 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥1

- Business relationship:	Guarantees for loans to customers
Transaction and amount (in millions):	Guarantee fees received: ¥25 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥4

- Business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Guarantee fees received: ¥11 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥1

Notes:	1.	Consumption taxes are excluded from the amounts presented above.
	2.	Business terms and related decision-making policies:
(i)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.
(ii)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies. As of March 31, 2006, the outstanding balance of the Group’s guarantees for loans to customers and guarantees for borrowings from banks of abovementioned companies are as follows:

	Shinsei Business	Chuo Mitsui Finance
	Finance Co., Ltd.	Service Co., Ltd.
	(In millions)
Guarantees for loans to customers	¥2,941	¥566
Guarantees for borrowings from banks	—	1,920

Annual Financial Report
(April 1, 2006 ~ March 31, 2007)
1.	Directors and key individual shareholders

Attribution:	Entities of which majority interests are owned by directors and principal individual shareholders, including subsidiaries of such entities
Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Shinjuku-ku, Tokyo	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥100	¥30
Description of business:	Life and non-life insurance agency	Real estate rental and agency
Entity’s interest in the Group:	11.5% directly owned	11.8% directly owned
Description of relationship
- Shared director:	2 directors	2 directors
- Business relationship:	Office leases, non-life insurance transactions	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥1 (Note 2)	Office and parking space leases: ¥1 (Note 2)
Account and balance at year-end (in millions):	—	Other current liabilities: ¥0

Notes:	1.	Consumption taxes are excluded from the amounts presented above.
	2.	Business terms and related decision-making policies:
		Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

Annual Financial Report
2.	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥1,484
Description of business:	Provider of financial services to SMEs
The Group’s interest in entity:	12.5% directly owned
Description of relationship
- Shared director:	2 directors

- Business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥0 (Note 2)
Account and balance at year-end (in millions):	—

- Business relationship:	Guarantees for loans to customers
Transaction and amount (in millions):	Guarantee fees received: ¥36 (Note 2)
Account and balance at year-end (in millions):	—

Attribution:	An affiliate
Entity name:	Chuo Mitsui Finance Service Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥750
Description of business:	Provider of financial services to SMEs
The Group’s interest in entity:	15.0% directly owned
Description of relationship
- Shared director:	2 directors

- Business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥11 (Note 2)
Account and balance at year-end (in millions):	—

- Business relationship:	Guarantees for loans to customers
Transaction and amount (in millions):	Guarantee fees received: ¥88 (Note 2)
Account and balance at year-end (in millions):	—

- Business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Guarantee fees received: ¥41 (Note 2)
Account and balance at year-end (in millions):	—

Notes:	1.	Consumption taxes are excluded from the amounts presented above.
	2.	Business terms and related decision-making policies:
(i)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.
(ii)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies. Despite Shinsei Business Finance Co., Ltd. and Chuo Mitsui Finance Service Co., Ltd. becoming unrelated parties during the year ended 31, 2007, because the transactions between the Group and these companies are continuous in nature, the transactions during the period when these companies had been related parties are included above.

Annual Financial Report
Per Share Data

	Year Ended March 31,
	2006	2007
	(In yen)
Consolidated:
Net assets per share	¥58.35	¥29.01
Net income per share:
Basic	6.91	0.00
Diluted	6.50	0.00

         Notes: 1. The basis for the calculation of the amounts presented above:
         (i) Net assets per share

	March 31,
	2006	2007
	(In millions)
Total net assets on the consolidated balance sheet	¥—	¥86,747
Net assets attributable to common stock	—	82,664
Differences between net assets and net assets attributable to common stock:
Stock acquisition rights	—	114
Minority interest	—	3,968

	March 31,
	2006	2007
	(Thousand shares)
Number of issued shares	—	2,917,887
Number of treasury stock	—	68,348
Number of shares for the calculation of net assets per share	—	2,849,538

        (ii) Basic and diluted net income per share

	Year Ended March 31,
	2006	2007
	(In millions)
Net income on the consolidated statement of income	¥9,033	¥8
Net income attributable to common stock	8,935	8
Amounts not attributable to common shareholders:
Directors’ bonuses through appropriation of retained earnings	97	—
Adjustments to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	57	—
Losses on change in equity interest due to exercise of stock acquisition rights of subsidiaries	(28)	(6)

	Year Ended March 31,
	2006	2007
	(Thousand shares)
Weighted-average number of outstanding shares	1,292,467	2,818,487
Shares with dilutive effect:
Convertible bonds	69,012	—
Stock acquisition rights	17,936	11,451

Total number of shares with dilutive effect	86,948	11,451

Annual Financial Report
In addition, shares without dilutive effect which are not reflected in the calculation of diluted net income per share for the years ended March 31, 2006 and 2007 are as follows:

		Year Ended March 31,
		2006	2007
	Type	Stock acquisition rights	Stock acquisition rights
	Special resolution date	June 22, 2005	June 22, 2005
	Number of stock acquisition rights	4,800 units	3,950 units

	The details of abovementioned shares are described in “ITEM 4. OVERVIEW OF THE COMPANY – 1. Information on Capital Stock – (2) Information on Stock Acquisition Rights and Convertible Bonds.”

2.	Stock splits

(April 1, 2005 ~ March 31, 2006)

	On May 20, 2005 and November 18, 2005, the Company completed a 1.2-for-1 stock split and a 2-for-1 stock split, respectively. If these stock splits are deemed to have occurred on April 1, 2004, the retroactively adjusted per share data for the year ended March 31, 2005 is as follows:
			Year Ended March 31, 2005

			(In yen)
	Shareholders’ equity per share		¥52.96
	Net income per share:
	Basic		5.28
	Diluted		4.80

(April 1, 2005 ~ March 31, 2006)

	On April 1, 2006 the Company completed a 2-for-1 stock split. If the stock split is deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the year ended March 31, 2006 is as follows:

			Year Ended March 31, 2006

			(In yen)
	Shareholders’ equity per share		¥29.18
	Net income per share:
	Basic		3.46
	Diluted		3.25

Annual Financial Report
Significant Subsequent Events
(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	1,406,470,644 shares
4) Stock split date:	April 1, 2006
5) Dividend paid for the period from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, the retroactively adjusted per share data for the years ended March 31, 2005 and 2006 is as follows:

	Year Ended March 31,
	2005	2006
	(In yen)
Shareholders’ equity per share	¥26.48	¥29.18
Net income per share:
Basic	2.64	3.46
Diluted	2.40	3.25

2.	On May 25, 2006, the Board of Directors approved an issuance of new shares through a third-party allotment as follows:

1) Number of new shares issued:	86,021,600 shares of common stock
2) Issued price of the new share:	¥93 per share
3) Total paid-in amount:	¥8,000 million
4) Amount to be credited to common stock:	¥47 per share
5) Total amount to be credited to common stock:	¥4,043 million
6) Offering date:	June 12, 2006
7) Payment date:	June 12, 2006
8) Dividend paid for the year from:	April 1, 2006
9) Subscriber and number of shares allotted:	Sumitomo Mitsui Banking Corporation (“SMBC”) 86,021,600 shares
10) Use of proceeds:	Funds for operating activities and business operations
11) Retention period of the new shares:	Long-term retention as a precondition, taking into consideration relationships with SMBC as well as Sumitomo Mitsui Financial Group, Inc.

Annual Financial Report
(April 1, 2006 ~ March 31, 2007)
1.	On May 29, 2007, the Board of Directors approved an issuance of “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds” and, consequently, issued on June 20, 2007 as follows:

1) Total amount of issue:	200 million U.S. dollars
2) Issue price:	100% of par value
3) Stock payment date	June 20, 2007
4) Maturity:	June 20, 2012
5) Interest rate:	8.06% per annum
6) Use of proceeds:	General corporate purposes and refinancing

2.	On June 23, 2007, the Annual Shareholders’ Meeting approved a reverse stock split as follows:

1) Reverse stock split method:	1-for-20 reverse stock split, and the number of outstanding shares of the Company’s common stock is to be reduced from 2,917,887,012 to 145,894,350.
2) Reverse stock split schedule
i) Last date for submission of share certificate:	August 31, 2007
Share certificates submission period:	From July 31, 2007 to August 31, 2007
ii) Effective date:	August 31, 2007

If the reverse stock split is deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the years ended March 31, 2006 and 2007 is as follows:

	Year Ended March 31,
	2006	2007
	(In yen)
Net assets per share	¥583.48	¥580.20
Net income per share:
Basic	69.14	0.06
Diluted	64.99	0.01

3.	On June 23, 2007, the Board of Directors approved repurchases of shares of the Company's common stock pursuant to the Corporate Law as follows:

1) Reason for Repurchases	The Company decided to repurchase shares of its common stock in order to improve its capital efficiency and to expeditiously implement its capital policies in the future.
2) Outline of Repurchases
i) Class of shares to be repurchased:	Common stock
ii) Total number of shares to be repurchased:	Up to 60,000,000 shares
iii) Aggregate amount of repurchases:	Up to 3 billion yen
iv) Period for repurchases:	1 year from June 25, 2007
v) Acquisition Method:	Ordinary market transactions on the Tokyo Stock Exchange

Annual Financial Report
6)	Consolidated Supplementary Statements

1)	Details of Bonds and Convertible Bonds

			March 31,
Company	Descriptions	Issued	2006	2007	Rate	Collateral	Maturity
			(In millions)
NIS Group Co., Ltd.	3rd unsecured	September 13, 2001	¥822	¥—	1.70%	None	September 29, 2006
	convertible bonds
	(Note 2)
NIS Group Co., Ltd.	6th unsecured	February 25, 2005	7,500	7,500	1.18	None	February 25, 2008
	straight bonds			(7,500)
NIS Group Co., Ltd.	7th unsecured	June 20, 2005	7,500	7,500	1.17	None	June 20, 2008
	straight bonds
NIS Group Co., Ltd.	8th unsecured	September 16, 2005	10,000	10,000	1.08	None	September 16, 2008
	straight bonds
NIS Group Co., Ltd.	9th unsecured	February 28, 2007	—	5,000	2.73	None	February 26, 2010
	straight bonds
NIS Group Co., Ltd.	10th unsecured	March 23, 2007	—	10,000	2.29	None	March 23, 2009
	straight bonds
NIS Group Co., Ltd.	1st unsecured private	July 31, 2003	500	—	1.90	None	July 31, 2006
	placement bonds
NIS Group Co., Ltd.	2nd unsecured private	March 26, 2004	500	—	0.64	None	March 26, 2007
	placement bonds
NIS Group Co., Ltd.	3rd unsecured	September 27, 2004	500	—	0.45	None	September 27, 2006
	private placement bonds
NIS Group Co., Ltd.	4th unsecured	September 27, 2004	500	500	0.67	None	September 27, 2007
	private placement bonds			(500)
NIS Group Co., Ltd.	5th unsecured	March 28, 2006	1,000	700	1.45	None	March 27, 2009
	private placement bonds			(300)	(Note 4)		(Note 5)
Nissin Servicer Co., Ltd.	1st unsecured private	September 19, 2003	150	90	1.55	None	September 19, 2008
	placement bonds			(60)
Nissin Servicer Co., Ltd.	2nd unsecured private	September 21, 2006	—	450	1.21	None	September 18, 2009
	placement bonds			(100)

Total	—	—	¥28,972	¥41,740	—%	—	—
				(8,460)

Notes:	1.	The amounts in parentheses represent the amounts scheduled to be redeemed within one year.
	2.	The amount of redemption for the convertible bonds was ¥48 million and the remaining balance decreased due to conversion.
	3.	The redemption schedule of bonds for five-year period subsequent to March 31, 2007 is summarized as follows:

March 31, 2007
Redemption Date	Amount
(In millions)
Year Ending March 31, 2008	¥8,460
Year Ending March 31, 2009	28,030
Year Ending March 31, 2010	5,250
Year Ending March 31, 2011	—
Year Ending March 31, 2012	—

4.	Japanese yen TIBOR (6 months) + 0.75%.
5.	¥150 million is scheduled to be redeemed on each of March 27 and September 27. The initial redemption date was September 27, 2006.

Annual Financial Report
2)  Details of Borrowings

	Year Ended March 31,		Average
	2006	2007	Interest Rate	Maturity
	(In millions)

Short-term borrowings	¥25,782	¥55,396	1.96%	—
Current portion of long-term borrowings	58,384	83,192	1.80	—
Long-term borrowings (excluding current portion)	81,873	59,628	1.83	From April 1, 2008
				to October 31, 2011
Other interest-bearing debt:
Commercial paper (short-term)	30,000	27,100	1.89	—
Asset-backed securities	21,669	26,957	1.23	—

Total	¥217,710	¥252,274	—%	—

Notes:	1.	The average interest rate represents the weighted-average interest rate as of March 31, 2007.
	2.	The amount of repayment schedule of asset backed securities for five-year period subsequent to March 31, 2007 is not presented since the amount of repayment schedule is indefinite.
		In addition, the scheduled final repayment date under the trust agreement is March 15, 2014.
	3.	The repayment schedule of long-term borrowings, excluding current portion, for five-year period subsequent to March 31, 2007 is summarized as follows:

March 31, 2007
Repayment Date	Amount
(In millions)
Year Ending March 31,2009	¥45,770
Year Ending March 31,2010	11,493
Year Ending March 31,2011	644
Year Ending March 31,2012	1,720

(2)	Other

None

Annual Financial Report
2.	NON-CONSOLIDATED FINANCIAL STATEMENTS
(1)	Non-consolidated Financial Statements

1)	Non-consolidated Balance Sheets

	March 31,
	2006		2007
		Percentage		Percentage
	Amount	of Total Assets	Amount	of Total Assets
	(In millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥14,332		¥12,465
Notes receivable (Notes 5 and 12)	166		165
Loans receivable (Notes 1, 2, 9, 10 and 13)	215,056		194,824
Compensation of loans receivable	560		1,040
Operational investment securities	—		1,099
Beneficial interest in trust	—		14,830
Interest receivable	983		1,055
Prepaid expenses	354		349
Deferred tax assets	1,114		1,341
Accrued income	54		582
Loans to affiliates	5,600		17,900
Other	1,744		1,494
Allowance for loan losses	(7,253)		(10,168)

Total Current Assets	232,714	77.4%	236,982	72.3%

(Continued)

Annual Financial Report

	March 31,
	2006		2007
		Percentage		Percentage
	Amount	of Total Assets	Amount	of Total Assets
	(In millions except percentages)
(Continued)
Fixed Assets:
Tangible fixed assets:
Buildings	1,053		1,129
Accumulated depreciation	604		615

	448		514

Structures	37		37
Accumulated depreciation	31		32

	5		5

Equipment	404		516
Accumulated depreciation	241		241

	163		275

Land	355		355

Total tangible fixed assets	973	0.3	1,150	0.4

Intangible fixed assets:
Software	1,882		1,564
Software development in progress	—		78
Telephone rights	130		130

Total intangible fixed assets	2,013	0.7	1,774	0.5

Investments and other assets:
Investment securities (Note 11)	28,309		24,353
Investment in affiliates	7,627		9,734
Other investment in affiliates	—		1,199
Capital contributions	30		2,004
Capital contributions to affiliates	2,210		6,878
Loans to affiliates	24,853		37,833
Loans to employees	177		253
Bankrupt and delinquent loans receivable (Notes 3 and 9)	4,251		7,624
Long-term prepaid expenses	50		60
Deferred tax assets	—		3,499
Long-term deposits	490		492
Other	860		1,000
Allowance for loan losses	(3,847)		(6,949)

Total investments and other assets	65,013	21.6	87,984	26.8

Total Fixed Assets	68,000	22.6	90,909	27.7

Total Assets	¥300,715	100.0%	¥327,891	100.0%

Annual Financial Report

	March 31,
	2006		2007
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
		and Shareholders’		and Shareholders’
	Amount	Equity	Amount	Equity
	(In millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 1 and 10)	¥19,700		¥47,984
Current portion of long-term borrowings (Notes 1 and 10)	47,679		62,984
Current portion of bonds	1,800		8,300
Current portion of convertible bonds	822		—
Commercial paper	30,000		27,100
Other payable	629		922
Accrued expenses	322		430
Accrued income taxes	4,338		715
Deposits received (Note 11)	4,650		1,808
Unearned income	69		39
Accrued bonuses for employees	640		520
Accrued bonuses for directors	—		53
Reserve for guarantee losses	609		970
Reserve for losses on excess interest repayments	540		—
Other (Notes 5 and 12)	220		237

Total Current Liabilities	112,020	37.2%	152,064	46.4%

Long-term Liabilities:
Bonds	26,200		32,900
Long-term borrowings (Notes 1 and 10)	64,142		32,156
Asset-backed securities (Note 1)	21,669		26,957
Deferred tax liabilities	1,535		—
Accrued retirement benefits for directors	330		328
Reserve for losses on excess interest repayments	—		4,600
Other	64		65

Total Long-term Liabilities	113,941	37.9	97,007	29.6

Total Liabilities	225,962	75.1	249,071	76.0

SHAREHOLDERS’ EQUITY:
Common Stock (Note 6)	11,848	3.9	—	—
Additional Paid-in Capital:
General	14,253		—
Other:
Gains on sales of treasury stock	1,266		—

Total Additional Paid-in Capital	15,519	5.2	—	—
Retained earnings:
Legal reserve	400		—
General reserves:
Dividend reserves	1,000		—
Other	37,900		—

Total general reserves	38,900		—
Unappropriated retained earnings	6,742		—

Total Retained Earnings	46,043	15.3	—	—
Unrealized Gains on Investment Securities (Note 7)	3,173	1.1	—	—
Treasury Stock (Note 8)	(1,833)	(0.6)	—	—

Total Shareholders’ Equity	74,752	24.9	—	—

Total Liabilities and Shareholders’ Equity	¥300,715	100.0%	¥—	—%

(Continued)

Annual Financial Report

	March 31,
	2006		2007
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets
	(In millions except percentages)
(Continued)
NET ASSETS:
Shareholders’ Equity:
Common stock	—	—	16,289	5.0
Additional paid-in capital:
General	—		18,586
Other	—		1,494

Total additional paid-in capital	—	—	20,081	6.1
Retained earnings:
Legal reserve	—		400
Other:
Dividend reserves	—		1,000
Special reserve	—		41,300
Unappropriated retained earnings	—		1,375

Total retained earnings	—	—	44,075	13.4
Treasury stock	—	—	(1,565)	(0.5)

Total Shareholders’ Equity	—	—	78,881	24.0

Valuation and Translation Adjustments:
Unrealized losses on investment securities	—		(61)

Total Valuation and Translation Adjustments	—	—	(61)	(0.0)

Total Net Assets	—	—	78,820	24.0

Total Liabilities and Net Assets	¥ —	—%	¥327,891	100.0%

Annual Financial Report
2)	Non-consolidated Statements of Income

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥28,472		¥ —
Other financial income (Note 1)	5		—
Other operating income (Note 2)	5,674		—

Total Operating Revenues	34,152	100.0%	—	—%
Operating Expenses:
Financial costs (Note 3)	2,382		—
Other operating expenses:
Costs of real estate leases and other	485		—
Advertising expenses	612		—
Loan losses	234		—
Provision for loan losses	8,304		—
Provision for guarantee losses	609		—
Provision for losses on excess interest repayments	540		—
Salaries for directors	221		—
Salaries for employees	4,587		—
Bonuses for employees	360		—
Provision for bonuses for employees	640		—
Depreciation and amortization	555		—
Taxes and duties	568		—
Lease and rental expenses	1,649		—
Commission fees	1,010		—
Others	4,333		—

Total Operating Expenses	27,095	79.3	—	—

Operating Income	7,056	20.7	—	—

(Continued)

Annual Financial Report

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(In millions except percentages)
(Continued)
Operating Revenues:
Interest income from notes and loans receivable	—		28,372
Other financial income (Note 1)	—		700
Other operating income (Note 2)	—		7,550

Total Operating Revenues	—	—	36,622	100.0
Operating Expenses:
Financial costs (Note 3)	—		3,360
Other operating expenses	—		635

Total Operating Expenses	—	—	3,996	10.9

Net Operating Revenues	—	—	32,626	89.1
Selling, General and Administrative Expenses:
Advertising expenses	—		215
Loan losses	—		363
Provision for loan losses	—		11,978
Provision for guarantee losses	—		970
Provision for losses on excess interest repayments	—		2,317
Salaries for directors	—		285
Salaries for employees	—		4,716
Bonuses for employees	—		398
Provision for bonuses for directors	—		53
Provision for bonuses for employees	—		520
Depreciation and amortization	—		596
Taxes and duties	—		630
Lease and rental expenses	—		1,668
Commission fees	—		1,208
Others	—		4,806

Total Selling, General and Administrative Expenses	—	—	30,729	83.9

Operating Income	—	—	1,896	5.2

Other Income (Note 4):
Interest income from loans to affiliates	594		1,376
Interest income from securities	1		7
Dividend income	16		64
Dividends received from affiliates	300		2,270
Guarantee fees received from affiliates	20		59
Income from investment funds	306		—
Fees received from stock loaned	74		—
Consignment fees received	—		43
Other	40		32

Total Other Income	1,354	4.0	3,853	10.5

Other Expenses:
Stock issuance-related costs	—		159
Stock issuance costs	107		—
Bond issuance costs	92		76
Securitization facility costs	54		471
Syndicated loan borrowing costs	33		—
Provision for loan losses	—		24
Other	13		69

Total Other Expenses	301	0.9	802	2.2

Ordinary Income	8,109	23.8	4,947	13.5

(Continued)

Annual Financial Report

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(In millions except percentages)
(Continued)
Special Gains:
Gains on sales of investment securities	4,246		1,245
Gains on sales of equity interest in affiliates	—		399
Special dividends received from affiliates	—		220
Other	—		79

Total Special Gains	4,246	12.4	1,943	5.3

Special Losses:
Losses on sales of fixed assets	0		—
Losses on disposal of fixed assets (Note 5)	14		38
Losses on sales of investment securities	2		105
Impairment of investment securities	337		1,081
Losses on sales of equity interest in affiliates	—		3
Impairment of equity interest in affiliates	27		—
Provision for loan losses (Note 6)	289		—
Adjustment to estimated excess interest repayment-related costs	—		6,919
Penalty for cancellation of lease contracts	9		—
Total Special Losses	681	2.0	8,148	22.2

Income (Losses) before Income Taxes	11,675	34.2	(1,257)	(3.4)

Income Taxes:
Current	5,398		1,736
Deferred	(667)		(3,059)

Total Income Taxes	4,730	13.9	(1,322)	(3.6)

Net Income	6,944	20.3%	¥64	0.2%

Unappropriated retained earnings at beginning of year	1,076
Half-year cash dividends paid	1,278

Unappropriated Retained Earnings at End of Year	¥6,742

Annual Financial Report
3)	Non-consolidated Statement of Appropriation of Earnings

Year Ended March 31, 2006 (Approved on June 24, 2006)
Amount
(In millions)
Unappropriated Retained Earnings at End of Year	¥6,742
Appropriations:
Cash dividends	1,503
Directors’ bonuses	74
Of which statutory auditors’ bonuses	—
General reserves:
Other	3,400

Total Appropriations	4,977

Unappropriated Retained Earnings Carried Forward	¥1,765

Notes:	1.	On December 9, 2005, the Company paid half-year cash dividends in the total amount of ¥1,278 million at ¥2.00 per share.

	2.	40,051,037 shares of treasury stock were excluded from the calculation of cash dividends for the year ended March 31, 2006.

Annual Financial Report
4)	Non-consolidated Statement of Changes in Net Assets
  (April 1, 2006 ~ March 31, 2007)

	Shareholders’ Equity
		Additional Paid-in Capital
				Total Additional
	Common Stock	General	Other	Paid-in Capital
	(In millions)
Balance as of March 31, 2006	¥11,848	¥14,253	¥1,266	¥15,519

Changes in items for the year ended March 31, 2007:
Stock issuance	4,440	4,333	—	4,333
Cash dividends (Note)	—	—	—	—
Cash dividends	—	—	—	—
Directors’ bonuses (Note)	—	—	—	—
Funding special reserve (Note)	—	—	—	—
Net income	—	—	—	—
Purchases of treasury stock	—	—	—	—
Sales of treasury stock	—	—	228	228
Net changes in items other than shareholders’ equity	—	—	—	—

Total changes for the year ended March 31, 2007	4,440	4,333	228	4,561

Balance as of March 31, 2007	¥16,289	¥18,586	¥1,494	¥20,081

	Shareholders’ Equity
	Retained Earnings
		Other
				Unappropriated	Total		Total
	Legal	Dividend	Special	Retained	Retained	Treasury	Shareholders’
	Reserve	Reserves	Reserve	Earnings	Earnings	Stock	Equity
	(In millions)
Balance as of March 31, 2006	¥400	¥1,000	¥37,900	¥6,742	¥46,043	¥(1,833)	¥71,579

Changes in items for the year ended March 31, 2007:
Stock issuance	—	—	—	—	—	—	8,774
Cash dividends (Note)	—	—	—	(1,503)	(1,503)	—	(1,503)
Cash dividends	—	—	—	(455)	(455)	—	(455)
Directors’ bonuses (Note)	—	—	—	(74)	(74)	—	(74)
Funding special reserve (Note)	—	—	3,400	(3,400)	—	—	—
Net income	—	—	—	64	64	—	64
Purchases of treasury stock	—	—	—	—	—	(0)	(0)
Sales of treasury stock	—	—	—	—	—	268	496
Net changes in items other than shareholders’ equity	—	—	—	—	—	—	—

Total changes for the year ended March 31, 2007	—	—	3,400	(5,367)	(1,967)	268	7,302

Balance as of March 31, 2007	¥400	¥1,000	¥41,300	¥1,375	¥44,075	¥(1,565)	¥78,881

Note: These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June, 2006.

Annual Financial Report

	Valuation and Translation Adjustments
	Unrealized Gains (Losses)	Total Valuation and
	on Investment Securities	Translation Adjustments	Total Net Assets
	(In millions)
Balance as of March 31, 2006	¥3,173	¥3,173	¥74,752

Changes of items for the year ended March 31, 2007:
Stock issuance	—	—	8,774
Cash dividends (Note)	—	—	(1,503)
Cash dividends	—	—	(455)
Directors’ bonuses (Note)	—	—	(74)
Funding special reserve (Note)	—	—	—
Net income	—	—	64
Purchases of treasury stock	—	—	(0)
Sales of treasury stock	—	—	496
Net changes in items other than shareholders’ equity	(3,235)	(3,235)	(3,235)

Total changes for the year ended March 31, 2007	(3,235)	(3,235)	4,067

Balance as of March 31, 2007	¥(61)	¥(61)	¥78,820

Note: These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June, 2006.

Annual Financial Report
SIGNIFICANT ACCOUNTING POLICIES
1.	Valuation and Computation of Investment Securities
(1)	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method

(2)	Other securities

Marketable securities
Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of “SHAREHOLDERS’ EQUITY” as of March 31, 2006 or “NET ASSETS” as of March 31, 2007. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Company determines the valuation based on the Company’s interest in asset value.
2.	Derivatives
Market value method (not applicable as of March 31, 2007)
3.	Depreciation and Amortization of Fixed Assets
(1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired on or after April 1, 1998, excluding building improvements, is computed using the straight-line method.

(2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over five years, which is the estimated useful life.

(3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
4.	Deferred Assets

The entire amounts of stock issuance costs, stock issuance-related costs and bonds issuance costs are treated as expenses for the fiscal year.

(Accounting Treatment for Deferred Assets) (not applicable as of March 31, 2006)

Beginning with the year ended March 31, 2007, the Group adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.

As a result of this adoption, the Company presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the year ended March 31, 2007, instead of as “Stock issuance costs” in “Other Expenses” for the year ended March 31, 2006.

This adoption had no impact on profit and loss for the year ended March 31, 2007.

Annual Financial Report
5.		Allowance for Loan Losses and Accrued Expenses
	(1)	Allowance for loan losses

Allowance for loan losses is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

	(2)	Accrued bonuses for employees

Accrued bonuses for employees are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

	(3)	Accrued bonuses for directors (not applicable as of March 31, 2006)

Accrued bonuses for directors are provided for the payment of directors’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

(Change in accounting policy)
The Company previously recognized the amounts provided for the payment of directors’ bonuses as a decrease of unappropriated retained earnings through the processing of which was approved by the Annual Shareholders’ Meeting. However, beginning with the year ended March 31, 2007, directors’ bonuses are recognized as expenses as incurred in accordance with ASBJ Statement No. 4 “Accounting Standard for Directors’ Bonus” issued on November 29, 2005.

As a result of this change in accounting policy, compared with the previous method, the amount of “Provision for bonuses for directors” included in “Selling, General and Administrative Expenses” for the year ended March 31, 2007 was increased by ¥53 million. Consequently, operating income and ordinary income for the year ended March 31, 2007 were decreased by the same amount, respectively, and losses before income taxes for the year ended March 31, 2007 increased by the same amount.
(4)	Reserve for guarantee losses

Reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of the end of the corresponding year.

(5)	Reserve for losses on excess interest repayments

Reserve for losses on excess interest repayments are provided, in order to prepare for estimated probable refund claims for excess interest repayments from borrowers, at an amount based on a reasonable estimation taking into account past experience and current conditions.

In addition, ¥4,800 million is included in allowance for loan losses as of March 31, 2007, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law.

Annual Financial Report
(Additional information) (not applicable as of March 31, 2006)
For the year ended March 31, 2007, in connection with the announcement of “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37 issued by the JICPA on October 13, 2006), the Company reviewed the previous method for estimation of reserve for losses on excess interest repayments and allowance for loan losses taking into account the recent status of excess interest repayment-related costs. As a result, the Company recorded an adjustment to estimated excess interest repayment-related costs of ¥6,919 million as a special loss, representing the difference between the amount estimated under the previous method and the amount newly estimated as a result of the Company’s review.

The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,460 million for provision for losses on excess interest repayments and ¥3,459 million for provision for loan losses.

In addition, regarding reserve for losses on excess interest repayments, the entire amount is recorded as long-term liabilities since the Company cannot accurately calculate the amount that will be used within one year.
(6)	Accrued retirement benefits for directors

Accrued retirement benefits of the Company’s directors are provided at the amount which would have been required if all directors had terminated their services as of the balance sheet date. These amounts are determined in accordance with the Company’s internal rules.
6.	Basis for Revenue Recognition
Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

In addition, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.
7.	Accounting for Lease Transactions
Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.
8.	Hedging Activities (not applicable for the year ended March 31, 2007)
(1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

(2)	Hedge instruments and hedge items
•	Hedge instruments
Derivative transactions (interest rate swaps)

•	Hedge items
Cash flow hedge for interest on borrowing with variable rates

Annual Financial Report
(3)	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

(4)	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.
9.	Other Significant Accounting Policies for the Preparation of Non-consolidated Financial Statements

Accounting treatment of consumption taxes
Consumption taxes are excluded from transaction amounts.

In addition, consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

Annual Financial Report
CHANGES IN ACCOUNTING TREATMENTS
(April 1, 2005 ~ March 31, 2006)
None
(April 1, 2006 ~ March 31, 2007)
(Presentation of Net Assets in the Non-consolidated Balance Sheets)
Beginning with the year ended March 31, 2007, the Company adopted ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.
This adoption had no impact on profit and loss for the year ended March 31, 2007.
The total amount which is equivalent to “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥78,820 million.
According to revisions to the FS Regulations, the Company prepared its financial statements as of and for the year ended March 31, 2007 based on the revised FS Regulations.

Annual Financial Report
CHANGES IN PRESENTATION
(April 1, 2005 ~ March 31, 2006)
(Non-consolidated Balance Sheets)
1.	“Factoring loans,” which had been classified separately as of March 31, 2005, was included in “Other” of “Current Assets” beginning with March 31, 2006, as the amount became insignificant. The amount of “Factoring loans” as of March 31, 2006 was ¥0 million.

2.	“Loans to affiliates,” which had been included in “Other” of “Current Assets” as of March 31, 2005, was classified separately beginning with March 31, 2006, as the amount became more than 1% of the total assets. The amount of “Loans to affiliates” as of March 31, 2005 was ¥372 million.
(Non-consolidated Statements of Income)
1.	“Income from investment funds,” which had been included in “Other” of “Other Income” for the year ended March 31, 2005, was classified separately beginning with the year ended March 31, 2006, as the amount became more than 10% of the total of “Other Income.” The amount of “Income from investment funds” as of March 31, 2005 was ¥17 million.

2.	“Penalty for cancellation of real estate lease contracts,” which had been classified separately for the year ended March 31, 2005, was included in “Other” of “Other Expenses” beginning with the year ended March 31, 2006, as the amount became less than 10% of the total amount of “Other Expenses.” The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2006 was ¥0 million.

Annual Financial Report
(April 1, 2006 ~ March 31, 2007)
(Non-consolidated Statements of Income)
The non-consolidated statements of income were previously presented in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, we have determined that such presentation no longer properly reflects the Company’s operating results, as we have been diversifying its business and the proportion of interest income from consumer loans to total operating revenues has decreased.
As a result, we have changed the presentation of the non-consolidated statements of income to be conformity with the standard format of non-consolidated statements of income in order to reflect its current business operations.
The presentation based on the previous standard is as follows:

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues
	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥28,472		¥28,372
Other financial income (Note 1)	5		700
Other operating income (Note 2)	5,674		7,550

Total operating revenues	34,152	100.0%	36,622	100.0%
Operating Expenses:
Financial costs (Note 3)	2,382		3,360
Other operating expenses:
Costs of real estate leases and other	485		635
Advertising expenses	612		215
Loan losses	234		363
Provision for loan losses	8,304		11,978
Provision for guarantee losses	609		970
Provision for losses on excess interest repayments	540		2,317
Salaries for directors	221		285
Salaries for employees	4,587		4,716
Bonuses for employees	360		398
Provision for bonuses for directors	—		53
Provision for bonuses for employees	640		520
Depreciation and amortization	555		596
Taxes and duties	568		630
Lease and rental expenses	1,649		1,668
Commission fees	1,010		1,208
Other	4,333		4,806

Total operating expenses	27,095	79.3	34,726	94.8

Operating Income	¥7,056	20.7%	¥1,896	5.2%

Annual Financial Report
ADDITIONAL INFORMATION
(April 1, 2005 ~ March 31, 2006)
(Non-consolidated Balance Sheets)
As we believe that reserve for losses on excess interest repayments will become a firm accounting practice, and in order to further ensure fair appropriation of periodic profit and loss, and fiscal soundness, the Company has provided reserve for losses on excess interest repayments beginning with the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income,” “Ordinary Income,” and “Income before Income Taxes” decreased by ¥540 million, respectively.
In addition, the Company changed to record the amount of excess interest repayments from deduction from operating revenues into addition to selling, general and administrative expenses, in accordance with the above change. As a result, compared with the previous method, operating revenues increased by ¥378 million; however, there was no impacts on “Operating Income,” “Ordinary Income,” and “Income before Income Taxes.”
(April 1, 2006 ~ March 31, 2007)
None

Annual Financial Report
NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
Non-consolidated Balance Sheets
Note 1.	(i)	Assets pledged for short and long-term borrowings as collateral as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Loans receivable	¥15,421	¥50,716

Total	¥15,421	¥50,716

(ii)	Corresponding borrowings secured by the above collateral as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Short-term borrowings	¥—	¥30,000
Current portion of long-term borrowings	8,624	6,690
Long-term borrowings	4,893	2,421

Total	¥13,517	¥39,111

Other than the above, loans receivable, that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including the current portion as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Loans receivable	¥355	¥7,060
Long-term borrowings	405	7,020
Of which current portion	385	7,020

In addition, the Company entrusted certain loans outstanding to a trust bank. In order to raise funds, the Company sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since the Company reserves an option to repurchase the senior beneficiary interest, the Company does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the corresponding funds are recognized as long-term liability. There is no control over the interest by the Company except through the above option. Entrusted loans outstanding included in “Loans receivable” and the related long-term liability recorded as “Asset-backed securities” as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Loans receivable	¥30,907	¥36,778
Asset- backed securities	21,669	26,957

Note 2.	Unsecured consumer loans included in loans receivable as of March 31, 2006 and 2007 were ¥2,994 million and ¥2,211 million, respectively.

Note 3.	Loans receivable, with respect to which it is doubtful that all or a portion of principal can be collected, are recognized as bankrupt and delinquent loans receivable. Bankrupt loans receivable included in “Bankrupt and delinquent loans receivable” as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Bankrupt loans receivable	¥1,002	¥1,714

Annual Financial Report
Note 4.	Commitments and contingencies as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Guarantees for receivables held by alliance companies	¥11,571	¥16,963
Guarantees for borrowings of affiliates:
Aprek Co., Ltd.	6,381	5,315
Chuo Mitsui Finance Service Co., Ltd.	1,920	—
NIS Property Co., Ltd.	—	1,191

Note 5.	Rediscounted notes as of March 31, 2006 and 2007 are ¥128 million and ¥121 million, respectively.

Note 6.	Total numbers of authorized and issued shares as of March 31, 2006 are as follows:

March 31,
2006
(Shares)
Total number of authorized shares	3,840,000,000
Total number of issued shares	1,406,470,644

However, as stipulated by the Articles of Incorporation, the number of authorized shares will be decreased by the amount of stock retired, if any.

Note 7.	Dividend restriction as of March 31, 2006 is as follows:

Net assets increased by ¥3,173 million due to change of fair value of securities as of March 31, 2006. As stipulated by Article 124-3 of the Enforcement Regulation of the Commercial Code, these amounts are restricted from appropriations of dividends.

Note 8.	The number of shares of common stock held by the Company as treasury stock as of March 31, 2006 was 40,051,037 shares.

Note 9.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2006 and 2007 are classified as follows:

	March 31,
	2006	2007

	(In millions)
Bankrupt loans receivable	¥1,002	¥1,811
Delinquent loans receivable	3,249	5,813
Delinquent loans receivable (three months or more)	—	—
Restructured loans receivable	14,268	18,615

Total	¥18,520	¥26,240

Notes:	1.	“Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3), and Regulation 96-1(4).
	2.	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Restructured loans receivable.”

	3.	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Delinquent loans receivable.”

	4.	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in “Bankrupt loans receivable,” “Delinquent loans receivable” and “Delinquent loans receivable (three months or more).”

Annual Financial Report
Note 10.	(i)	In order to raise funds efficiently, the Company entered into syndicated loan agreements, overdraft agreements and loan commitment agreements with several banks. The limits and unused balance of these prescribed limit agreements as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥15,937	¥14,000
Outstanding borrowings within the limits	(11,200)	(13,000)

Unused balance	¥4,737	¥1,000

(ii)	In providing its core business, the integrated financial services, the Company contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Total amount of credit line agreements	¥85,997	¥82,774
Loans outstanding under credit line agreements	(28,319)	(29,265)

Total unfunded credit lines	¥57,678	¥53,508
Of which unfunded credit lines without loans outstanding	48,036	46,110

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.
Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status or other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.
Note 11.	As of March 31, 2006 and 2007, “Investment securities” includes securities in the amount of ¥5,944 million and ¥2,123 million loaned under share lending agreement, and “Deposits received” in “Current Liabilities” includes the amount of ¥4,500 million and ¥1,640 million received as collateral, respectively.
Note 12.	Notes maturing on March 31, 2007 were cleared on the date of settlement.

Since it was a non-business day for financial institutions on March 31, 2007, “Notes receivable” and “Rediscounted notes” as of March 31, 2007 include notes with the settlement date on March 31, 2007 in the amount of ¥12 million, respectively.
Note 13.	Total principal balance of loans receivable transferred under the loan participation agreements, which was accounted for as a sale in accordance with the Accounting Committee Report No. 3, issued by the JICPA on June 1, 1995, was ¥3,000 million as of March 31, 2007.

Annual Financial Report
Non-consolidated Statements of Income
Note 1.	Details of other financial income for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007

	(In millions)
Other financial income:
Interest from deposits	¥ 0	¥ 2
Dividends on beneficial interest in trust	—	681
Interest income from securities	—	16
Other	5	—

Total	¥ 5	¥ 700

Note 2.	Details of other operating income for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007

	(In millions)
Other operating income:
Fees received	¥ 2,785	¥ 4,009
Recovery from loans previously charged-off	894	842
Guarantee fees received	1,268	1,686
Rent revenue from real estate	105	217
Revenue from leases and installment loans	404	519
Other	215	275

Total	¥ 5,674	¥ 7,550

Note 3.	Details of financial costs for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007

	(In millions)
Financial costs:
Interest expense on borrowings	¥ 2,007	¥ 3,032
Interest expense on bonds	375	328

Total	¥ 2,382	¥ 3,360

Note 4.	“Interest income from securities” and “Dividend income” in “Other Income” for the years ended March 31, 2006 and 2007 comprised interest and dividends received from investment securities.
Note 5.	Details of losses on disposal of fixed assets for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007

	(In millions)
Losses on disposal of fixed assets:
Buildings	¥ 9	¥ 26
Equipment	1	3
Software	4	—
Restoration costs for real estate leases	—	8

Total	¥ 14	¥ 38

Note 6.	“Provision for loan losses” in “Special Losses” for the year ended March 31, 2006 comprised provision for loans to affiliates.

Annual Financial Report
Non-consolidated Statement of Changes in Net Assets
Note 1.	Changes in the number of treasury stock for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,055
Decrease	11,757
As of the end of the fiscal year	68,348

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007

(Thousand shares)
Increase due to:
2-for-1 Stock split	40,051
Purchase of fractional shares	4
Decrease due to:
Exercise of stock acquisition rights	11,757

Annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization, accumulated losses on impairment and book value as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Equipment:
Acquisition costs equivalent	¥2,210	¥2,255
Accumulated amortization equivalent	(1,253)	(1,693)

Book value equivalent	956	561
Software:
Acquisition costs equivalent	267	267
Accumulated amortization equivalent	(157)	(213)

Book value equivalent	109	54
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(3)	(4)

Book value equivalent	1	0

Total:
Acquisition costs equivalent	2,482	2,527
Accumulated amortization equivalent	(1,415)	(1,910)

Book value equivalent	¥1,067	¥616

2.	The amounts of outstanding future minimum lease payments and reserve for losses on impairment of leased assets as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Due within one year	¥540	¥367
Due after one year	548	263

Total	¥1,088	¥630

3.	Lease payments, decrease in reserve for losses on impairment of leased assets, amortization expense equivalent, interest expense equivalent, and losses on impairment of leased assets for the years ended March 31, 2006 and 2007 are as follows:

	Year Ended March 31,
	2006	2007

	(In millions)
Lease payments	¥568	¥569
Amortization expense equivalent	545	546
Interest expense equivalent	24	16

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
     There is no impairment loss allocated to leased assets for the years ended March 31, 2006 and 2007.

Annual Financial Report
Investment Securities
Information regarding investments in subsidiaries and affiliates with market quotation available as of March 31, 2006 and 2007 is as follows:

	March 31,
	2006			2007
	Carrying Value	Market Value	Difference	Carrying Value	Market Value	Difference

	(In millions)
Investment in subsidiaries	¥1,946	¥67,552	¥65,605	¥1,946	¥34,452	¥32,506
Investment in affiliates	—	—	—	2,720	2,201	(519)

Total	¥1,946	¥67,552	¥65,605	¥4,667	¥36,654	¥31,987

Deferred Income Taxes
1.	Significant components of deferred tax assets and liabilities as of March 31, 2006 and 2007 are as follows:

	March 31,
	2006	2007

	(In millions)
Deferred tax assets:
Loan losses	¥17	¥22
Allowance for loan losses	196	1,534
Reserve for guarantee losses	246	392
Accrued local taxes	322	95
Accrued retirement benefits for directors	133	132
Accrued bonuses for employees	259	210
Reserve for losses on excess interest repayments	218	1,863
Impairment of fixed assets	239	239
Unrealized losses on investment securities	—	42
Other	105	308

Total deferred tax assets	1,739	4,841

Deferred tax liabilities:
Unrealized gains on investment securities	(2,160)	—

Total deferred tax liabilities	(2,160)	—

Net deferred tax (liabilities) assets	¥(420)	¥4,841

2.	The reconciliation of differences between the statutory tax rate and the effective income tax rate is omitted as the total of these differences is less than 5% of statutory tax rate for the year ended March 31, 2006 and due to losses before income taxes for the year ended March 31, 2007.

\

Annual Financial Report
Per Share Data

	Year Ended March 31,
	2006	2007

	(In yen)
Non-consolidated:
Net assets per share	¥ 54.65	¥ 27.66
Net income per share:
Basic	5.32	0.02
Diluted	5.02	0.02

Notes: 1. The basis for the calculation of basic and diluted net income per share presented above is as follows:

	Year Ended March 31,
	2006	2007

	(In millions)
Net income on the non-consolidated statements of income	¥ 6,944	¥ 64
Net income attributable to common stock	6,870	64
Amounts not attributable to common shareholders:
Directors’ bonuses through appropriation of retained earnings	74	—
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	57	—

	Year Ended March 31,
	2006	2007

	(Thousand shares)
Average number of outstanding shares	1,292,467	2,818,487
Shares with dilutive effect:
Convertible bonds	69,012	—
Stock acquisition rights	17,936	11,451

Total number of shares with dilutive effect	86,948	11,451

In addition, shares without dilutive effect which are not reflected in the calculation for diluted net income per share for the years ended March 31, 2006 and 2007 are as follows:

Year Ended March 31,
	2006	2007

Type	Stock acquisition rights	Stock acquisition rights
Special resolution date	June 22, 2005	June 22, 2005
Number of stock acquisition rights	4,800 units	3,950 units

The details of abovementioned shares are described in “ITEM 4. OVERVIEW OF THE COMPANY – 1. Information on Capital Stock – (2) Information on Stock Acquisition Rights and Convertible Bonds.”

Annual Financial Report
2. Stock splits
(April 1, 2005 ~ March 31, 2006)
On May 20, 2005 and November 18, 2005, the Company completed a 1.2-for-1 stock split and a 2-for-1 stock split, respectively. If these stock splits are deemed to have occurred on April 1, 2004, the retroactively adjusted per share data for the year ended March 31, 2005 is as follows:

Year Ended March 31, 2005

(In yen)
Shareholders’ equity per share	¥52.22
Net income per share:
Basic	5.09
Diluted	4.67

(April 1, 2006 ~ March 31, 2007)
On April 1, 2006 the Company completed a 2-for-1 stock split. If the stock split is deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the year ended March 31, 2006 is as follows:

Year Ended March 31, 2006

(In yen)
Shareholders’ equity per share	¥27.33
Net income per share:
Basic	2.66
Diluted	2.51

Annual Financial Report
Significant Subsequent Events
(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	1,406,470,644 shares
4) Stock split date:	April 1, 2006
5) Dividend paid for the period from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, the retroactively adjusted per share data for the years ended March 31, 2005 and 2006 is as follows:

	Year Ended March 31,
	2005	2006

	(In yen)
Shareholders’ equity per share	¥ 26.11	¥ 27.33
Net income per share:
Basic	2.54	2.66
Diluted	2.33	2.51

2.	On May 25, 2006, the Board of Directors approved issuance of new shares through a third-party allotment as follows:

1) Number of new shares issued:	86,021,600 shares of common stock
2) Issued price of the new share:	¥93 per share
3) Total paid-in amount:	¥8,000 million
4) Amount to be credited to common stock:	¥47 per share
5) Total amount to be credited to common stock:	¥4,043 million
6) Offering date:	June 12, 2006
7) Payment date:	June 12, 2006
8) Dividend paid for the year from:	April 1, 2006
9) Subscriber and number of shares allotted:	Sumitomo Mitsui Banking Corporation (“SMBC”) 86,021,600 shares
10) Use of proceeds:	Funds for operating activities and business operations
11) Retention period of the new shares:	Long-term retention as a precondition, taking into consideration relationships with SMBC as well as Sumitomo Mitsui Financial Group, Inc.

Annual Financial Report
(April 1, 2006 ~ March 31, 2007)
1.	On May 29, 2007, the Board of Directors approved an issuance of “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds” and, consequently, issued on June 20, 2007 as follows:

1) Total amount of issue:	200 million U.S. dollars
2) Issue price:	100% of par value
3) Stock payment date:	June 20, 2007
4) Maturity:	June 20, 2012
5) Interest rate:	8.06% per annum
6) Use of proceeds:	General corporate purposed and refinancing

2.	On June 23, 2007, the Annual Shareholders’ Meeting approved a reverse stock split as follows:

1) Reverse stock split method:	1-for-20 reverse stock split, and the number of outstanding shares of the Company’s common stocks are to be reduced from 2,917,887,012 to 145,894,350.
2) Reverse stock split schedule
i) Last date for submission of share certificate:	August 31, 2007
Share certificates submission period:	From July 31, 2007 to August 31, 2007
ii) Effective date:	August 31, 2007

If the reverse stock split is deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the years ended March 31, 2006 and 2007 is as follows:

	Year Ended March 31,
	2006	2007

	(In yen)
Net assets per share	¥546.53	¥553.21
Net income per share:
Basic	53.16	0.46
Diluted	50.22	0.46

3.	On June 23, 2007, the Board of Directors approved repurchases of shares of the Company’s common stock pursuant to the Corporate Law as follows:

1) Reason for Repurchases	The Company decided to repurchase shares of its common stock in order to improve its capital efficiency and to expeditiously implement its capital policies in the future.
2) Outline of Repurchases
i) Class of shares to be repurchased:	Common stock
ii) Total number of shares to be repurchased:	Up to 60,000,000 shares
iii) Aggregate amount of repurchases:	Up to 3 billion yen
iv) Period for repurchases:	1 year from June 25, 2007
v) Acquisition Method:	Ordinary market transactions on the Tokyo Stock Exchange

Annual Financial Report
5) Non-consolidated Supplementary Statements
Details of Investment Securities
(Equity Stocks)

	March 31, 2007
	Number of Shares	Book Value

	(Shares)	(In millions)
Investment securities:
Other securities:
Xinhua Finance Limited	114,717	¥ 8,477
Shinyei Kaisha	7,275,000	2,080
Kosaido Co., Ltd.	1,887,000	1,326
IDU Corporation	5,200	863
YUME Corporation	280,000	350
Riskmonster.com	2,500	322
ArtMasters Co., Ltd.	600	270
Capital Partners Securities Co., Ltd.	6,700	201
Tosei Corporation	1,500	193
Sea Capital Co., Ltd.	1,400	168
149 other companies	11,098,242	4,541

Total	20,672,859	¥18,794

(Bonds)

	March 31, 2007
	Face Value	Book Value

	(In millions)
Operational investment securities:
Other securities:
1st General Secured Tokutei Mokuteki Kaisha (“TMK”) Bonds Series B issued by TMK Gold Company	¥ 700	¥ 700
1st TMK Bonds Series B issued by Blue Hole Company	300	300
Commercial paper (1 company)	100	99

Subtotal	1,100	1,099
Investment securities:
Other securities:
Bonds with warrants (7 companies)	208	34

Subtotal	208	34

Total	¥1,308	¥1,133

(Other)

	March 31, 2007
	Number of Units	Book Value

	(In millions except units)
Investment securities:
Other securities:
Warrant securities (4 companies)	992	¥ 83
Investment funds:
Alfex Japan Long Short	190,000	2,217
NH Distributor Partners Investment Fund	20	924
NVCC Chinese New Star 1st Investment Fund	5	482
WP 1st Investment Fund	2	292
UMJ Jousho International Fund	1	231
UMJ Tekuniko International Fund	1	223
Fewtram 1st Investment Fund	2	200
11 other portfolios	559	869

Subtotal	190,590	5,440

Total	191,583	¥5,524

Annual Financial Report
Details of Fixed Assets

					Accumulated
					Depreciation and
	Balance as of			Balance as of	Amortization as of	Depreciation and
	March 31, 2006	Increase	Decrease	March 31, 2007	March 31, 2007	Amortization	Net Balance

	(In millions)
Tangible fixed assets:
Buildings	¥ —	¥ —	¥ —	¥1,129	¥ 615	¥ 50	¥ 514
Structures	—	—	—	37	32	0	5
Equipment	—	—	—	516	241	27	275
Land	—	—	—	355	—	—	355

Total tangible fixed assets	—	—	—	2,039	888	79	1,150

Intangible fixed assets:
Software	—	—	—	2,679	1,115	512	1,564
Software development in progress	—	—	—	78	—	—	78
Telephone rights	—	—	—	130	—	—	130

Total intangible fixed assets	—	—	—	2,889	1,115	512	1,774

Long-term prepaid expenses	64	50	25	89	29	14	60
	(17)	(-)	(16)	(1)			(1)
Deferred assets	—	—	—	—	—	—	—

Total deferred assets	—	—	—	—	—	—	—

Notes:	1.	The amounts of tangible fixed assets and intangible fixed assets are omitted in “Balance as of March 31, 2006,” “Increase” and “Decrease,” as these amounts are less than 1% of total assets.
	2.	The amounts presented in parentheses are the amounts of amortization for insurance expense and deferred interest expense. These amounts are not included in the amounts of “Accumulated Depreciation and Amortization” and “Depreciation and Amortization” because aforementioned expenses are different from depreciation and amortization in substance.
Details of Allowance for Loan Losses and Other Revenues

	Balance as of		Decrease	Decrease	Balance as of
	March 31, 2006	Increase	(Purpose Usage)	(Other)	March 31, 2007

	(In millions)
Allowance for loan losses	¥11,100	¥18,350	¥9,830	¥2,503	¥17,117
Accrued bonuses for employees	640	520	640	—	520
Accrued bonuses for directors	—	53	—	—	53
Reserve for guarantee losses	609	970	609	—	970
Reserve for losses on excess interest repayments	540	5,777	1,717	—	4,600
Accrued retirement benefits for directors	330	—	2	—	328

Note:	The amount of “Decrease (Other)” of “Allowance for loan losses” represents the total of the amount recovered by collection of ¥198 million and total amount of ¥2,304 million due to adjustment to allowance of loan losses based on the actual charged-off ratio of general loans as well as review of status of specific loans.

Annual Financial Report
(2)	Details of Major Assets and Liabilities
1)	Cash and Deposits

March 31, 2007
(In millions)
Cash	¥ 42
Deposits:
Checking account	0
Ordinary deposit	12,020
Time deposit	400
Foreign currency deposit	1
Total deposits	12,422

Total	¥12,465

2)	Notes Receivable

The summary of promissory notes receivable originated from commercial bills discounting is presented below:
(a)	By industry

March 31, 2007
(In millions)
Manufacturing	¥ 25
Construction	50
Transport / Communication	10
Wholesale / Retail / Restaurants	57
Services	19
Other	3

Total	¥165

(b)	By maturity

March 31, 2007
(In millions)
March 2007	¥ 12
April 2007	48
May 2007	32
June 2007	37
July 2007	30
August 2007 and thereafter	5

Total	¥165

3)	Loans Receivable

The amounts of loan originations and collections for the year ended March 31, 2007 are as follows:

								Turnover Ratio
Balance as of			Amount		Balance as of	Collection		(times)
March 31,	Amount of	Amount of	Transferred to		March 31,	Ratio (%)		(B)
2006	Origination	Collection	Other	Loans	2007	(C)	x100	(A)+(D)
(A)	(B)	(C)	Accounts	Charged-off	(D)	(A)+(B)		2

(In millions except percentage and times)
¥215,056	¥278,295	¥285,062	¥5,416	¥8,048	¥194,824	57.83		1.36

Note: “Amount Transferred to Other Accounts” refers to the amount transferred to “Bankrupt and delinquent loans receivable.”

Annual Financial Report
4)	Loans to Affiliates (current assets)

March 31, 2007
(In millions)
Nissin Servicer Co., Ltd.	¥ 9,500
Aprek Co., Ltd.	8,400

Total	¥17,900

5)	Loans to Affiliates (investments and other assets)

March 31, 2007
(In millions)
NIS Lease Co., Ltd.	¥13,007
NIS Property Co., Ltd.	18,354
Nissin Insurance Co., Ltd.	6,087
3 other companies	385

Total	¥37,833

6)	Short-term Borrowings
(a)	Short-term borrowings

March 31, 2007
(In millions)
Regional banks	¥ 2,484
Long-term credit banks	3,000
Foreign banks	8,800
Securities firm	30,000
Business corporations	3,700

Total	¥47,984

(b)	Commercial paper

March 31, 2007
(In millions)
Redemption date:
April 2007	¥ 1,000
May 2007	12,600
June 2007	11,500
July 2007	2,000

Total	¥27,100

7)	Current Portion of Long-term Borrowings

March 31, 2007
(In millions)
Commercial banks	¥ 2,712
Regional banks	25,004
Trust banks	1,407
Long-term credit banks	2,606
Foreign banks	14,146
Cooperative banks / Credit unions	2,598
Non-life insurance companies	1,287
Business corporations	13,223

Total	¥62,984

Annual Financial Report
8)	Long-term Borrowings

March 31, 2007
(In millions)
Commercial banks	¥ 670
Regional banks	16,987
Trust banks	370
Long-term credit banks	1,104
Foreign banks	4,616
Cooperative banks / Credit unions	1,899
Non-life insurance companies	1,212
Business corporations	5,296

Total	¥32,156

9)	Asset-backed Securities

March 31, 2007
(In millions)
Transaction date:
March 2006	¥11,957
May 2006	15,000

Total	¥26,957

10)	Bonds (long-term liabilities)

March 31, 2007
(In millions)
7th unsecured straight bonds	¥ 7,500
8th unsecured straight bonds	10,000
9th unsecured straight bonds	5,000
10th unsecured straight bonds	10,000
5th unsecured private placement bonds	400

Total	¥32,900

Note:	The information of issuance dates and interest rates are described in “ITEM 5. FINANCIAL STATEMENTS – 1. CONSOLIDATED FINANCIAL STATEMENTS – (1) Consolidated Financial Statements – Consolidated Supplementary Statements – Details of Bonds and Convertible Bonds
(3)	Other

None

Annual Financial Report
ITEM 6. ADMINISTRATIVE MATTERS REGARDING THE COMPANY’S STOCK

Fiscal year:	From April 1 to March 31
Annual Shareholders’ Meeting:	During June in each year
Record date:	March 31
The type of shares certificate:	100 shares, 1,000 shares, and 10,000 shares
Record date for dividends:	September 30 and March 31
Number of shares to constitute one unit of share:	100 shares
Stock transfer:
Place of business handling:	Head Office, The Chuo Mitsui Trust Banking Co., Ltd.
33-1, Shiba 3-chome, Minato-ku, Tokyo
Agent:	The Chuo Mitsui Trust and Banking Co., Ltd.
33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices:	Branches of The Chuo Mitsui Trust and Banking Co., Ltd.
Head office and branches of Japan Securities Agents, Ltd.
Fee for stock transferring:	Free of charge
Fee for issuing share certificate:	Free of charge
Purchase of shares below 1 unit
(under the Japanese Unit Share System):
Place of business handling:	Head Office, The Chuo Mitsui Trust Banking Co., Ltd.
33-1, Shiba 3-chome, Minato-ku, Tokyo
Agent:	The Chuo Mitsui Trust and Banking Co., Ltd.
33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices:	Branches of The Chuo Mitsui Trust and Banking Co., Ltd.
Head office and branches of Japan Securities Agents, Ltd.
Purchase commission:	Handling charges as stipulated by the securities companies designated by the Company for the repurchase.
Method of public notice:	Adoption of public notification by electronic means.
However, a public notice will be inserted in the Nihon Keizai Shimbun in case where public notification by electronic means is impossible.
URL for public notification:
http://www.nisgroup.jp/Japanese/ir/hk.cfm
URL for balance sheet and statement of income:
http://www.nisgroup.jp/Japanese/ir/kk.cfm
Special privileges for the shareholders:	None

Note: Shareholders holding shares of less than one unit shall not be able to exercise rights other than the following for shares less than one unit:
Rights set forth in each item of Article 189 – 2 of the Corporate Law.
Rights to make a claim under provisions of Article 166 – 1 of the Corporate Law.
Rights to subscribe allotment of shares and warrant shares in accordance with the number of shares held by each shareholder.

Annual Financial Report
ITEM 7. REFERENCE INFORMATION FOR THE COMPANY
1.	Information on a Parent Company

The Company does not have any parent company.

2.	Other Information

The following documents were submitted to Director of Kanto Local Finance Bureau from April 1, 2006 to the filing date of the current annual financial report.
(1)	Annual Financial Report and Attachment for the year ended March 31, 2006 was submitted on June 26, 2006.
(2)	Semi-annual Financial Report for the six months ended September 30, 2006 was submitted on December 12, 2006.
(3)	Supplemental Security Issuance Registration Statement for Bonds and Attachment was submitted on February 22 and March 16, 2007.
(4)	Amendment Security Issuance Registration Statements for Bonds was submitted on June 27, and December 20, 2006.

Annual Financial Report
SECOND SECTION: GUARANTOR COMPANY OF THE COMPANY
None

\

Annual Financial Report
Report of Independent Certified Public Accountants
June 24, 2006
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of retained earnings, the consolidated statement of cash flows and the consolidated supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2006. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “Changes in Accounting Policies,” the money collected by other financial institutions from borrowers on behalf of the Company was previously recorded in “Operating revenues” as “Revenue from purchased loans,” and the related costs were previously recorded in “Operating expenses” as “Costs of purchased loans collected.” However, the Company changed to the method of offsetting “Revenue from purchased loans” against “Cost of purchased loans collected” beginning with the year ended March 31, 2006.
2.	As discussed in “Significant Subsequent Events,” the Company resolved a third-party allotment at the Board of Directors held on May 25, 2006.
We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report
Report of Independent Certified Public Accountants
June 23, 2007
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner, Engagement Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets, the consolidated statement of cash flows and the consolidated supplementary statements of NIS GROUP CO., LTD. included in “FINANCIAL STATEMENTS” as of and for the year ended March 31, 2007. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2007, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 1. Scope of Consolidation,” the Company has prepared the financial statements under “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations” adopted in the fiscal year ended March 31, 2007.

2.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 3) Accrued bonuses for directors,” the Company has prepared the financial statements under “Accounting Standard for Directors’ Bonus” adopted in the fiscal year ended March 31, 2007.

3.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 6) Reserve for losses on excess interest repayments,” reserve for losses on excess interest repayments are recorded based on the “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” beginning with the fiscal year ended March 31, 2007.

4.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS,” the Company has prepared the financial statements under “Guidance on Accounting Standard for Share-based Payments” adopted in the fiscal year ended March 31, 2007.

5.	As discussed in “Segment Information – 1. Business Segment Information – Note 5. Changes in business segment,” real estate business, which was included in other businesses heretofore, is disclosed as a separate segment for financial reporting purposes, beginning with the year ended March 31, 2007.

6.	As discussed in “Significant Subsequent Events,” the Company issued “NIS GROUP CO., LTD., U.S. Dollar-detnominated Unsecured Straight Bonds” on June 20, 2007, in accordance with the resolution approved at the Board of Directors’ Meeting held on May 29, 2007.
We have no interest in NIS GROUP CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report
Report of Independent Certified Public Accountants
June 24, 2006
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of appropriation of earnings, and the supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2006. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of NISSIN CO., LTD. as of March 31, 2006, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
As discussed in “Significant Subsequent Events,” NISSIN CO., LTD. resolved a third-party allotment at the Board of Directors held on May 25, 2006.
We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report
Report of Independent Certified Public Accountants
June 23, 2007
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner, Engagement Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of changes in net assets, and the supplementary statements of NIS GROUP CO., LTD. included in “FINANCIAL STATEMENTS” as of and for the year ended March 31, 2007. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of NIS GROUP CO., LTD. as of March 31, 2007, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “SIGNIFICANT ACCOUNTING POLICIES – 5. Allowance for Loan Losses and Accrued Expenses – (3) Accrued bonuses for directors,” NIS GROUP CO., LTD. has prepared the financial statements under “Accounting Standard for Directors’ Bonuses” adopted in the fiscal year ended March 31, 2007.
2.	As discussed in “SIGNIFICANT ACCOUNTING POLICIES – 5. Allowance for Loan Losses and Accrued Expenses – (5) Reserves for losses on excess interest repayments,” reserves for losses on excess interest repayments are recorded based on the “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” adopted in the fiscal year ended March 31, 2007.
3.	As discussed in “Significant Subsequent Events,” NIS GROUP CO., LTD. issued “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds” on June 20, 2007, in accordance with the resolution approved at the Board of Directors’ Meeting held on May 24, 2007.
We have no interest in NIS GROUP CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.